UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MIRANT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2010 Annual Meeting

and Proxy Statement

Notice of Annual Meeting of Stockholders — May 6, 2010

The 2010 Annual Meeting of Stockholders of Mirant Corporation will be held at 8:00 a.m., Eastern Daylight Time, on Thursday, May 6, 2010, at Mirant’s corporate headquarters, 1155 Perimeter Center West, Atlanta, Georgia 30338-5416, for the following purposes:

(1)	To elect eight members of the Board of Directors nominated by the Board of Directors;

(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2010;

(3)	To approve the stockholder rights plan (the “Stockholder Rights Plan”) adopted by the Board of Directors on March 26, 2009 and amended on February 25, 2010;

(4)	To approve the material terms of the performance goals included in the Mirant Corporation 2005 Omnibus Incentive Compensation Plan, so that the deductibility of compensation awarded thereunder will not be limited by Section 162(m) of the Internal Revenue Code (“IRC”);

(5)	To consider a stockholder proposal, if presented at the meeting, described in the attached Proxy Statement; and

(6)	To transact such other business as may properly be brought before the meeting and any and all adjournments or postponements thereof.

In accordance with our Bylaws and action by our Board of Directors, stockholders owning Mirant common stock at the close of business on March 8, 2010, are entitled to attend and vote at the meeting.

If you plan to attend the meeting in person, please note that you may be asked to present valid picture identification, such as a driver’s license or passport.

Even if you plan to attend the meeting, please provide us your voting instructions in one of the following ways as soon as possible:

(1)	Internet – use the Internet address noted on the proxy form and on the Notice of Internet Availability of Proxy Materials previously sent to stockholders

(2)	Telephone – use the toll-free number on the proxy form

(3)	Mail – mark, sign, and date the proxy card and return it in the enclosed postage-paid envelope if this proxy statement was mailed to you

By order of the Board of Directors,

Julia A. Houston

Corporate Secretary

March 26, 2010

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 6, 2010 — the Proxy Statement and our 2009 Annual Report are available at http://www.mirant.com under “Investor Relations,” then “Annual Reports and Proxy Statements.”

Directions

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From the airport or downtown Atlanta: Take I-85 North to GA 400 North to Exit 5A Dunwoody. Turn right and follow Abernathy Road which becomes Perimeter Center West. Turn right at the 3rd light into the entrance of 1155 Perimeter Center West. The parking deck entrance is on the left just past the building. Visitor parking is on the 3rd level (entry level) of the parking deck.

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From I-285: Take Exit 29 Ashford Dunwoody Road going north toward Perimeter Mall. Turn left at the 5th traffic light onto Perimeter Center West. Turn left at the 6th traffic light into the entrance of 1155 Perimeter Center West. The parking deck entrance is on the left just past the building. Visitor parking is on the 3rd level (entry-level) of the parking deck.

General Information

Why am I receiving this Proxy Statement?

We are providing you with a Notice of Internet Availability of Proxy Materials and access to these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the 2010 Annual Meeting of Stockholders and any adjournments thereof. Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company” or “Mirant” as used in this Proxy Statement refer to Mirant Corporation. This Proxy Statement describes issues on which we would like you to vote at our 2010 Annual Meeting of Stockholders. It also gives you information on these issues so that you can make an informed decision.

The 2010 Annual Meeting of Stockholders will be held at 8:00 a.m., Eastern Daylight Time, on Thursday, May 6, 2010 at Mirant’s corporate headquarters, 1155 Perimeter Center West, Atlanta, Georgia 30338-5416.

What is a Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials, including our annual report to stockholders, to each stockholder of record, we may now generally furnish proxy materials, including our annual report to stockholders, to our stockholders on the Internet.

On or about March 26, 2010, we will begin mailing Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) to our stockholders, except as noted below. If you receive the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials, including our annual report to stockholders. Instead, the E-Proxy Notice instructs you as to how you may access and review all of the important information contained in the proxy materials, including our annual report to stockholders. The E-Proxy Notice also instructs you as to how you may submit your proxy on the Internet. If you received the E-Proxy Notice by mail and would like to receive a printed copy of our proxy materials, including our annual report to stockholders, you should follow the instructions for requesting such materials included in the E-Proxy Notice.

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Stockholders who have previously signed up to receive proxy materials on the Internet: On or about March 26, 2010, we will send electronically a notice to those stockholders that have previously signed up to receive their proxy materials and other stockholder communications on the Internet instead of by mail.

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Stockholders who have previously signed up to receive all future proxy materials in printed format by mail: On or about March 26, 2010, we will begin mailing printed copies of our proxy materials, including our annual report to stockholders, to all stockholders who previously submitted a valid election to receive all future proxy materials and other stockholder communications in written format.

What is being voted upon at the meeting?

The election of eight directors for a one-year term, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010, the approval of the Stockholder Rights Plan, the approval of the material terms of the performance goals included in the Mirant Corporation 2005 Omnibus Incentive Compensation Plan, and a stockholder proposal are being voted on at the meeting. We are not aware of any other matters to be presented to the meeting; however, the holders of the proxies will vote in their discretion on any other matters properly presented.

How does the Board of Directors recommend I vote?

Our Board of Directors unanimously recommends that you vote:

1.	FOR each of the nominees to the Board of Directors;

2.	FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2010;

3.	FOR approval of the Stockholder Rights Plan;

4.	FOR approval of the material terms of the performance goals included in the Mirant Corporation 2005 Omnibus Incentive Compensation Plan; and

5.	AGAINST the stockholder proposal.

How do I give voting instructions?

You may give your voting instructions by the Internet (see the instructions at www.ProxyVote.com), by telephone, by mail or in person at the meeting. Instructions on how to vote are on the proxy form and on the Notice of Internet Availability of Proxy Materials. If you vote by proxy, the individuals named on the proxy card (your proxies) will vote all properly executed proxies that are delivered pursuant to this solicitation and not subsequently revoked in accordance with your voting instructions. If you hold shares through a bank or broker, please refer to your proxy card or the information forwarded by your bank or broker to see which options are available to you.

Can I change my vote?

Yes, you may revoke your proxy by submitting a subsequent proxy, by voting in person at the meeting, or by a written request received by Mirant’s Corporate Secretary prior to the Annual Meeting.

Who is entitled to vote at the meeting?

All stockholders of record as of the close of business on the record date of March 8, 2010, may vote. On that date, there were 143,947,290 shares of Mirant Corporation common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

How much does each share count?

Each share counts as one vote. No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted FOR all eight director nominees, FOR the ratification of the appointment of our independent registered public accounting firm for 2010, FOR approval of the Stockholder Rights Plan, FOR approval of the material terms of the performance goals included in the Mirant Corporation 2005 Omnibus Incentive Compensation Plan, and AGAINST the stockholder proposal.

Will my shares be voted if I do not vote by using the Internet, by telephone or by signing and returning my proxy card?

If you hold your shares directly and not in street name through a bank or broker, and do not vote your shares using the Internet, by telephone or by signing and returning a proxy card, then your shares will not be voted and will not count in deciding the matters presented for stockholder consideration at the Annual Meeting.

If your shares are held in street name through a bank or broker, your bank or broker may vote your shares under certain circumstances if you do not provide voting instructions before the Annual Meeting, in accordance with New York Stock Exchange rules that govern banks and brokers. These circumstances include “routine matters,” such as the ratification of the appointment of our independent registered public accounting firm and the material terms of the performance goals of the 2005 Omnibus Incentive Compensation Plan described in this Proxy Statement. Thus, with respect to these matters, if you do not vote your shares, your bank or broker may vote your shares on your behalf. On non-routine matters, such as the election of directors, the Stockholder Rights Plan and the stockholder proposal described in this Proxy Statement, a bank or broker may not cast a vote, absent specific voting instructions from you. This is referred to as a “broker non-vote” in this Proxy Statement.

What constitutes a “quorum” for the meeting?

A quorum consists of a majority of the outstanding shares entitled to vote at the meeting, present in person or represented by proxy. A quorum is necessary to conduct business at the Annual Meeting. For the purpose of determining whether or not a quorum exists, abstentions and broker non-votes are counted as shares present or represented by proxy.

What are the voting requirements for electing members of our Board of Directors?

Directors are elected by a plurality of the votes of the shares entitled to vote at the meeting that are present in person or represented by proxy. This means that the director nominee with the most votes “for” a particular slot is elected for that slot. You may vote “for” or “withhold authority” with respect to the election of directors.

What are the voting requirements for ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2010?

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2010. You may vote “for,” “against” or “abstain” with respect to the ratification of the appointment of our independent registered public accounting firm. Abstentions will have the effect of a vote against the ratification of the appointment of our independent registered public accounting firm.

What are the voting requirements for approval of the Stockholder Rights Plan?

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve the Stockholder Rights Plan. You may vote “for,” “against” or “abstain” with respect to the Stockholder Rights Plan. Abstentions will have the effect of a vote against the approval of the Stockholder Rights Plan. Broker non-votes will have no effect on the outcome of the vote.

What are the voting requirements for approval of the material terms of the performance goals included in the 2005 Omnibus Incentive Compensation Plan?

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve the material terms of the performance goals included in the 2005 Omnibus Incentive Compensation Plan. You may vote “for,” “against” or “abstain” with respect to the material terms of the performance goals included in the 2005 Omnibus Incentive Compensation Plan. Abstentions will have the effect of a vote against the approval of the material terms of the performance goals included in the 2005 Omnibus Incentive Compensation Plan.

What are the voting requirements for approval of the stockholder proposal?

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve the stockholder proposal. You may vote “for,” “against” or “abstain” with respect to the stockholder proposal. Abstentions will have the effect of a vote against the approval of the stockholder proposal. Broker non-votes will have no effect on the outcome of the vote.

What does it mean if I get more than one proxy form?

You will receive a proxy form for each account that you have. Please vote proxies for all accounts to ensure that all your shares are voted. You may consolidate multiple accounts through our transfer agent, BNY Mellon Shareowner Services, online at www.melloninvestor.com or by calling (866) 463-1222.

Who pays the expense of soliciting proxies?

Mirant pays the cost of soliciting proxies. The officers or other employees of Mirant or its subsidiaries may solicit proxies in person or by telephone, electronic transmission or facsimile transmission. Such officers or other employees will not receive any additional compensation for these activities. We have retained The Altman Group, Inc. to assist in the solicitation of proxies for a fee of approximately $20,000 plus out-of-pocket expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of our common stock.

Will a list of stockholders entitled to vote at the meeting be available?

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at our corporate headquarters on May 6, 2010, and will be accessible for ten days prior to the meeting between the hours of 9:00 a.m. and 5:00 p.m. at our corporate headquarters.

Item No. 1 — Election of Directors

Board Recommendation: Our Board of Directors recommends that you vote FOR election of each of the nominees.

Director and Nominee Information

All of the nominees for director currently are directors of Mirant. The following table sets forth information regarding the names, ages and business experience of the current directors, other directorships held by them, and the length of their service as directors of Mirant. It also sets forth the specific experience, qualifications, attributes or skills of each director that lead the Board to conclude that the person should serve as a director. For a description of our criteria, see “Corporate Governance – Nominating and Governance Committee – Director Nomination Process.” Additional biographical information regarding our directors is available on our website at http://www.mirant.com.

Unless otherwise instructed, the persons named on the enclosed proxy form will vote each properly executed proxy for the election of the nominees outlined below as directors for a one-year term ending in 2011. If any named nominee becomes unavailable for election, the Board may substitute another nominee. In that event, the proxy would be voted for the substitute nominee.

The affirmative vote of a plurality of shares present and entitled to vote is required for the election of directors. The director nominee with the most votes for a particular slot is elected for that slot.

Name	Age	Position and Experience
Thomas W. Cason	67	Director of Mirant since 2006. Owned and managed five agricultural equipment dealerships until retirement in December 2006 (1991-2006). Former Senior Vice President and Chief Financial Officer (1989-1990) of Baker Hughes Incorporated, a global oilfield services company; various senior management positions (1977-1989) of Baker Hughes Incorporated subsidiaries including those of President, Vice President, Finance and Controller. After retiring from Baker Hughes, he held various executive management positions with Key Tronic Incorporated. He also held a number of auditing positions during his seven-year career with Arthur Young & Company. Mr. Cason is also a director of Transocean Ltd. and was formerly a director of GlobalSantaFe Corporation prior to its merger with Transocean Ltd.

Mr. Cason’s extensive financial oversight experience as the Chair of the Audit Committee of Transocean Ltd., the world’s largest offshore drilling company, as Chief Financial Officer and an executive with Baker Hughes Incorporated, a global oilfield services company, and as an auditor with a public accounting firm, provides the Board a perspective of someone with direct responsibility for financial and accounting issues as well as an understanding of issues involving fossil fuels.

A. D. (Pete) Correll	68	Director of Mirant since 2000; Lead Director and Nominating and Governance Committee Chair of Mirant since 2006. Chairman (2007- Present) of Atlanta Equity Investors, LLC, a private equity firm that specializes in recapitalization, outright purchases and growth capital investments in middle markets; Retired Chairman of the Board (1993-2006), Chief Executive Officer (1993-2005), and President (1991-2002) of Georgia-Pacific Corporation, a manufacturer and distributor of building products, pulp and paper. Mr. Correll is also a director of Norfolk Southern Corporation and SunTrust Banks, Inc.

Mr. Correll’s 12 years of experience as Chairman of the Board and Chief Executive Officer of Georgia-Pacific Corporation, a manufacturer and distributor of building products, pulp and paper, and his tenure on Mirant’s Board since 2000, provide the Board with insight into the historical issues Mirant has faced as well as a perspective on best practices in corporate governance and executive leadership, and balances the Board’s significant financial experience with the perspective of a chief executive. Mr. Correll’s extensive service on the boards of other large public companies, including his service as chair of the compensation committees at Norfolk Southern and SunTrust and service on the nominating and governance committees of those companies, provides the Board with compensation and corporate governance expertise.

Name	Age	Position and Experience
Terry G. Dallas	59	Director of Mirant since 2006. Former Executive Vice President and Chief Financial Officer (2000-2005) of Unocal Corporation, an oil and gas exploration and production company prior to its merger with Chevron Corporation.

Mr. Dallas’ experience as Chief Financial Officer of a petroleum company provides the Board a perspective of someone with direct responsibility for financial and accounting issues as well as an understanding of issues involving fossil fuels.

Thomas H. Johnson	60	Director of Mirant since 2006. Managing Partner (2005-Present) of THJ Investments, LP, a private investment entity, and Chief Executive Officer (2009-Present) of The Taffrail Group, LLC, a private strategic advisory firm. Retired Chairman (2000-2005) and President and Chief Executive Officer (1997-2005) of Chesapeake Corporation, a specialty packaging manufacturer; Former President and Chief Executive Officer (1989-1997) of Riverwood International, an integrated forest products company. He is also a director of Coca-Cola Enterprises Inc, Universal Corporation and ModusLink Global Solutions, Inc. and was formerly a director of Superior Essex Inc.

Mr. Johnson’s more than 15 years of experience as a chief executive of several large corporations and extensive service on the boards of leading multinational corporations provides the Board a valuable perspective on governance best practices and executive leadership, and balances the Board’s significant financial experience with the perspective of a chief executive. Mr. Johnson’s service on the boards of other large public companies, including such companies’ audit, nominating and governance, and compensation committees, provides our Board with financial, operational and strategic expertise.

John T. Miller	63	Director of Mirant since 2006. Former Chief Financial Officer (1998-2001) and Chief Executive Officer and director (2001-2005) of American Ref-Fuel Company, an operator of waste-to-energy generation facilities in the northeastern United States. Mr. Miller is also a director of Highstar Waste Holdings Corp., Future Fuels LLC and Advanced Disposal Services, Inc.

Mr. Miller’s experience as a Chief Financial Officer, Chief Executive Officer and director of various energy companies provides the Board with insight into the unique concerns of a company involved in energy generation. Mr. Miller brings significant operational, financial and corporate governance experience to our Board.

Edward R. Muller	58	Chairman, President and Chief Executive Officer of Mirant since 2005. Former President and Chief Executive Officer (1993-2000) of Edison Mission Energy, a California-based independent power producer. Mr. Muller is also a director of Transocean Ltd. and was previously a director of GlobalSantaFe Corporation prior to its merger with Transocean Ltd.

Mr. Muller’s day-to-day leadership as Chief Executive Officer of Mirant provides him with deep knowledge of our challenges, opportunities and operations. With over 18 years of energy industry experience, Mr. Muller is very qualified to lead our management team and provide essential insight and guidance to our Board.

Name	Age	Position and Experience
Robert C. Murray	64	Director of Mirant since 2006; Audit Committee Chair of Mirant since 2009. Former Chairman (2002-2004) and Interim Chief Executive Officer (2002-2003) of Pantellos Corporation, an e-commerce procurement marketplace for the utility industry, and former Chief Financial Officer (1992-2001) of Public Service Enterprise Group, an energy and energy services company. Mr. Murray also served as a Managing Director of Morgan Stanley & Co., Inc (1987-1991).

Mr. Murray’s extensive leadership and financial experience, as Chief Financial Officer and an investment banker in the energy and energy services industries, provides the Board with insight into the challenges facing energy companies.

William L. Thacker	64	Director of Mirant since 2006; Compensation Committee Chair of Mirant since 2009. Former President, Chief Executive Officer, Chairman and Advisor to the President and Chief Executive Officer (1992-2002) of Texas Eastern Products Pipeline Company, LLC, owner and operator of petroleum product pipelines in the United States. He is also Chairman of the Board and a director of Copano Energy, LLC and a director of Kayne Anderson Energy Development Co. and was formerly a director of Pacific Energy Partners, L.P.

Mr. Thacker’s experience as President and Chief Executive Officer of a petroleum product pipeline company provides our Board with insight into the unique concerns of an energy company, and balances the Board’s significant financial experience with the perspective of a chief executive. His experience serving on the boards of three other energy companies brings operational and corporate governance expertise to the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE EIGHT NOMINEES LISTED ABOVE.

Corporate Governance

Board Structure and Leadership

Our current Board of Directors consists of nine directors who have diverse backgrounds and experience and is chaired by Edward R. Muller, our President and Chief Executive Officer. Mr. Muller was elected as Chairman of the Board, President and Chief Executive Officer on September 30, 2005. Mr. Correll originally joined our Board of Directors on October 3, 2000. The other individuals listed above were originally appointed as directors on January 3, 2006, in conjunction with our emergence from bankruptcy. All members of the current Board were re-elected at our 2009 Annual Meeting of Stockholders on May 7, 2009. Each director serves a one-year term and is subject to annual election. On February 25, 2010, Mr. Quain, a director and member of the Compensation Committee, notified our Board of Directors of his intent to retire at the conclusion of his term as director at our 2010 Annual Meeting of Stockholders on May 6, 2010.

Mr. Correll serves as our lead independent director. In this role, he coordinates the activities of the other non-management directors, serves as Chair of the Nominating and Governance Committee, develops the agendas for and serves as Chair of the executive sessions of the meetings of the non-management directors and serves as the liaison between the non-management directors and the Chairman of the Board.

Our Board of Directors combined the role of Chairman of the Board with the role of Chief Executive Officer because the Board thinks that this structure, coupled with a lead independent director, provides an efficient and effective leadership model for the Company. Combining the Chairman and Chief Executive Officer roles eliminates the potential for confusion or duplication of efforts, facilitates information flow between management and the Board, and fosters clear accountability, effective decision-making, and alignment on corporate strategy. To assure effective independent oversight, the Board has adopted a number of governance practices, including:

•	a strong, independent, clearly-defined lead independent director role;

•	independent, experienced chairs of the Board’s Audit, Compensation and Nominating and Governance committees;

•	executive sessions of the non-management directors at least quarterly, presided over by the lead independent director; and

•	annual performance evaluations of the Chairman and Chief Executive Officer by the non-management directors.

The Board periodically reviews its leadership structure and recognizes that the Company’s leadership requirements and Board composition may change over time. However, the Board thinks that the current structure is best for our Company at this time.

The Board of Directors met eight times in 2009 and the non-management Directors met in executive session four times in 2009. No director attended fewer than 75% of the total of the Board meetings and the meetings of the committees upon which he served. All directors were present at our 2009 Annual Meeting of Stockholders held at our corporate headquarters on May 7, 2009.

Risk Oversight

The Board is responsible for overseeing our risk management. The Board has delegated certain of those responsibilities to the Audit Committee. The Audit Committee is charged by the Board of Directors with oversight of the risk management of our commercial activities and enterprise risk management. We have an enterprise risk management program overseen by our Chief Risk Officer, who reports directly to the Chief Financial Officer and chairs our Risk Oversight Committee. The Risk Oversight Committee was established by the Audit Committee to assist in the execution of its risk oversight responsibilities. The Audit Committee reviews and discusses with management, our independent auditor, the Vice President of Internal Audit and the Chief Risk Officer our policies for assessing and managing significant risks and exposures and assesses the actions management has taken to manage such risks and exposures. Periodically, the Audit Committee receives reports from the Risk Oversight Committee, including an annual review of our business risk profile, which highlights and prioritizes for the Audit Committee the areas of risk requiring additional focus.

The Audit Committee’s oversight of our internal audit function provides it with ongoing reporting related to the design adequacy and operating effectiveness of risk management activities. The Audit Committee reviews and approves the annual internal audit plan, which is linked to our business risk profile. The Audit Committee also receives all internal audit reports, which provide an opinion regarding whether the underlying risks in the area under review are being managed to an acceptable level. Any concerns submitted through the Company’s compliance and ethics help line regarding the Company’s business conduct, including accounting or financial concerns, are reviewed by the Audit Committee. While the Audit Committee is charged by the Board with oversight of our enterprise risk management, the full Board and its other committees provide risk oversight as well. For example, strategic risks are overseen by the full Board; compensation risks are overseen by the Audit and Compensation Committees; financial and related risks are overseen by the Audit Committee; and risks associated with the independence of the Board of Directors and potential conflicts of interest are managed by the Nominating and Governance Committee. Additionally, the Nominating and Governance Committee has assumed the oversight of the compliance program and environmental, health and safety risks. Management regularly reports on each such risk to the relevant Board committee or the full Board.

The Chief Executive Officer’s involvement in our day-to-day operations and management of our risks, coupled with his role as Chairman of the Board, provide the Board with a direct line of sight on risk management.

Corporate Governance Guidelines and Committee Charters

The Board of Directors has adopted Corporate Governance Guidelines and charters for the Audit, Compensation, and Nominating and Governance Committees that comply with applicable laws and regulations and the listing standards of the New York Stock Exchange. The Corporate Governance Guidelines describe the qualifications and role of the Board and outline the responsibilities of the directors. They provide that the Board will conduct an annual evaluation to assess and enhance its effectiveness, and the Guidelines direct non-management directors to meet in executive session at least quarterly, with our lead independent director presiding at these sessions. Under the Guidelines, directors are expected to attend our Annual Meeting of Stockholders. The Corporate Governance Guidelines and all three committee charters are posted on our website at http://www.mirant.com.

Evaluation of Chief Executive Officer

The Compensation Committee formally evaluates the Chief Executive Officer’s performance annually and reviews the evaluation with the non-management directors. After receiving feedback from the non-management directors, the Chair of the Compensation Committee reviews the evaluation with the Chief Executive Officer. The evaluation is based upon objective criteria including Company performance and the Chief Executive Officer’s achievement of goals previously approved by the Compensation Committee. The evaluation is used by the Compensation Committee in determining the compensation of the Chief Executive Officer.

Succession Management and Election of Officers

The Chief Executive Officer reports annually, first to the Compensation Committee, and then to an executive session of the Board, on succession planning. The Chief Executive Officer also makes available, on a continuing basis, the Chief Executive Officer’s recommendation concerning who should assume the Chief Executive Officer’s role in the event the Chief Executive Officer becomes unable to perform his duties.

Director Independence

The Board has determined that each of the following non-management directors is independent under applicable New York Stock Exchange listing standards and our Corporate Governance Guidelines: Thomas W. Cason, A.D. (Pete) Correll, Terry G. Dallas, Thomas H. Johnson, John T. Miller, Robert C. Murray, John M. Quain, and William L. Thacker. Each director designated as independent has no material relationship with the Company that would impair his independence. This determination was based upon the recommendation of the Nominating and Governance Committee and all relevant facts and circumstances appropriate for consideration in the judgment of the Board. As described in the Corporate Governance Guidelines, the Board applies the following standards in assessing independence:

(1)	No director can qualify as independent if he or she has a material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

(2)	A director is not independent if:

(i)	The director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company.

(ii)	The director, or an immediate family member of the director, has received during any 12-month period during the last three years more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by an immediate family member for service as an employee (other than an executive officer) is not considered for purposes of this standard.

(iii)	(A) The director is a current partner or employee of a firm that is the company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the listed company’s audit within that time.

(iv)	The director, or an immediate family member of the director, is, or within the last three years has been, employed as an executive officer of another company where any of the Company’s present executive officers serves or served at the same time on that company’s compensation committee.

(v)	The director is a current employee, or has an immediate family member who is a current executive officer, of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross annual revenues.

(vi)	The director is, or in the past three years has been, an executive officer of a charitable organization to which the Company made contributions in an amount which in any single fiscal year exceeds the greater of $1 million or 2% of such charitable organization’s consolidated gross annual revenues.

Related Person Transactions

Review and Approval of Related Person Transactions

Our Nominating and Governance Committee is responsible for reviewing and approving any related person transactions by the Company. Mirant’s legal department has adopted written policies and procedures to track and assess relationships and transactions to which the Company and our directors and executive officers or their immediate family members are parties to determine if they have a direct or indirect material interest in the transaction. At the first scheduled Nominating and Governance Committee meeting each calendar year, management identifies for the Committee any related person transactions to be entered into for that calendar year, including the proposed aggregate value of such transactions. All related person transactions must be approved by the Nominating and Governance Committee and must be on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party.

Related Person Transactions

There were no reportable transactions between the Company and related persons in 2009.

Stockholder Communications Policy

Stockholders and other interested parties who wish to send communications to our Board of Directors or non-management directors may do so by writing to the Board in care of our Corporate Secretary, Mirant Corporation, 1155 Perimeter Center West, Atlanta, Georgia 30338-5416. We have also established the following email addresses to which communications intended for directors may be sent and have provided links to these addresses on our website: directors@mirant.com (to the directors as a group) and independent.directors@mirant.com (to the non-management directors as a group). The Board has instructed the Corporate Secretary to assist the Board in reviewing all communications received as follows:

•	Customer, vendor or employee complaints will be investigated by management and a log of such complaints will be provided to the Chair of the Nominating and Governance Committee.

•	Communications containing complaints regarding accounting, internal control or auditing matters will be investigated in accordance with the procedures established by the Audit Committee.

•	Solicitations for periodicals or other subscriptions, surveys and business solicitations, and other similar communications generally will not be forwarded to the directors.

Except as described above, the Corporate Secretary will forward (i) written communications addressed to the full Board to the Chairman of the Board; (ii) written communications addressed to the non-management directors to the lead independent director; and (iii) written communications addressed to any individual director or directors to the individual(s) to whom the communication is directed. However, materials that are unduly hostile, threatening, illegal or similarly unsuitable generally will not be forwarded.

Committee Membership

The Board of Directors has standing Executive, Compensation, Nominating and Governance, and Audit Committees. Provided below is information about the membership, responsibilities, and actions of these committees during 2009.

Executive Committee

The Executive Committee is composed of four members – Edward R. Muller, A.D. (Pete) Correll, Robert C. Murray and William L. Thacker. It was established for the sole purpose of authorizing and approving transactions and commitments for power, fuel, emissions and related fuel storage and transportation agreements that exceed the authority delegated by the Board of Directors to the Chief Executive Officer. The Executive Committee did not meet during 2009.

Compensation Committee

The Compensation Committee is composed of three members – William L. Thacker, A.D. (Pete) Correll, and John M. Quain. Mr. Thacker serves as the Chair of the committee. The current members were appointed by the

Board of Directors on May 7, 2009. From January 1, 2009 to May 7, 2009, Thomas H. Johnson, A.D. (Pete) Correll and William L. Thacker served on the committee with Mr. Johnson serving as Chair of the committee. Upon recommendation of the Nominating and Governance Committee, the Board of Directors determined that each member of the Compensation Committee meets the independence requirements of the New York Stock Exchange and our Corporate Governance Guidelines.

The Compensation Committee met six times in 2009 and met five times in executive session at those meetings. The Chief Executive Officer, the General Counsel, the Vice President, Administration, the Assistant Corporate Secretary and the Director of Compensation and Benefits attend Compensation Committee meetings as representatives of the Company.

The Compensation Committee is responsible for establishing and administering the compensation and benefits programs for our named executive officers. The key responsibilities of the Compensation Committee are:

•	Oversight of compensation philosophy, amounts, plans, and policies;

•	Evaluation of the performance of officers at the level of Senior Vice President and above and approval of their compensation;

•	Administration of executive compensation plans;

•	Review of management succession plans; and

•	Recommendation of compensation for non-management directors.

A copy of the Compensation Committee Charter is available on our website at http://www.mirant.com. In addition to outlining the Committee’s governance and responsibilities, the Charter grants the Compensation Committee the authority to engage independent counsel and other outside advisors.

Compensation Committee Interlocks and Insider Participation

All members of our Compensation Committee during 2009 were independent directors, and none was an employee or former employee of the Company. During 2009, none of our executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

Nominating and Governance Committee

The Nominating and Governance Committee is composed of three members – A.D. (Pete) Correll, Thomas W. Cason, and Thomas H. Johnson. Mr. Correll serves as the Chair of the committee. The current members were appointed by the Board of Directors on May 7, 2009. From January 1, 2009 to May 7, 2009, A.D. (Pete) Correll, Terry G. Dallas and John M. Quain served on the committee, with Mr. Correll serving as Chair of the committee. The Board of Directors determined that each of the members of the Nominating and Governance Committee meets the independence requirements of the New York Stock Exchange and our Corporate Governance Guidelines. The Nominating and Governance Committee met four times during 2009 and met in executive session in each of those meetings. The key responsibilities of the Nominating and Governance Committee are:

•	Recommendation and implementation of the Corporate Governance Guidelines;

•	Recommendation to the Board of Directors regarding the composition of the Board and the composition of Board committees;

•

Oversight of Mirant’s compliance with its Code of Ethics and Business Conduct and review and discussion with management and the General Counsel of legal and regulatory requirements, compliance matters and material litigation; and

•

Assistance of the Board in identifying qualified individuals to become Board members and recommendation to the Board regarding the selection of director nominees for election at the annual meeting of stockholders, assessment of director independence and evaluation of Board effectiveness.

The Nominating and Governance Committee Charter grants the Committee the authority to engage independent counsel and other outside advisors. Management, under the oversight of the Nominating and Governance Committee, is responsible for establishing and maintaining a system to ensure compliance with the Corporate Governance Guidelines and the Code of Ethics and Business conduct. A copy of the Nominating and Governance Committee Charter is available on our website at http://www.mirant.com.

Director Nomination Process

The Nominating and Governance Committee is responsible for identifying qualified individuals to become Board members. The Nominating and Governance Committee will consider written nominations from stockholders for director candidates if submitted in accordance with the below procedures. However, acceptance of a recommendation for consideration does not imply that the Nominating and Governance Committee will nominate the recommended candidate. Stockholders making a director nominee recommendation must submit a written notice to the Corporate Secretary, Mirant Corporation, 1155 Perimeter Center West, Atlanta, Georgia 30338-5416. Recommendations submitted for consideration by the Nominating and Governance Committee in preparation for the 2011 Annual Meeting of Stockholders must be received by November 26, 2010, and must contain the following information: (a) the name and address of the recommending stockholder; (b) the name and address of the person to be nominated; (c) a representation that the stockholder is a holder of Mirant’s common stock entitled to vote at the meeting; (d) a statement in support of the stockholder’s recommendation, including a description of the candidate’s qualifications; (e) information regarding the candidate that would be required to be included in a Proxy Statement filed in accordance with the rules of the Securities and Exchange Commission (the “SEC”); and (f) the candidate’s written, signed consent to serve if elected. The Nominating and Governance Committee will evaluate candidates recommended by stockholders based on the same criteria it uses to evaluate candidates from other sources.

The Corporate Governance Guidelines, as approved by the Board of Directors and posted on our website, set forth qualifications and criteria for our directors and require that the assessment of potential candidates include independence, business and professional experience (including current public company boards on which a nominee serves), ability to devote sufficient time to the affairs of Mirant, and characteristics of the current Board of Directors, including diversity. While the Nominating and Governance Committee does not have a formal policy regarding diversity and our Corporate Governance Guidelines do not define “diversity,” the Nominating and Governance Committee generally seeks a diversity of geographic location, education, viewpoints, age, gender, race and skills (such as financial expertise and experience in the energy industry). The Nominating and Governance Committee’s process includes identification of director candidates and evaluation of the candidates based on the Corporate Governance Guidelines and the following minimum qualifications:

•	the highest ethics, integrity and values;

•	an outstanding personal and professional reputation;

•	professional experience that adds to the mix of the Board as a whole;

•	the ability to exercise independent business judgment;

•	freedom from conflicts of interest;

•	demonstrated leadership skills; and

•	the willingness and ability to devote the time necessary to perform the duties and responsibilities of a director.

The Committee’s selection process also provides for engagement of third party search firms, interviews with various members of the Committee, the Board and management, and an evaluation of each individual in the context of the Board as a whole, applying the criteria that it deems appropriate. The final selection of nominees is made by the Board of Directors.

Alternatively, stockholders intending to appear at our Annual Meeting of Stockholders in order to nominate a candidate for election at the meeting (in cases where the Board of Directors does not intend to nominate the candidate or where the Nominating and Governance Committee was not required to consider his or her candidacy) must comply with the requirements described below as set forth in Article II, Section 11A of the Company’s Bylaws, which may be found on our website at http://www.mirant.com. For nominations of candidates for election to the Board of Directors to be properly brought for our Annual Meeting of Stockholders, notice of such nomination must be received by our Corporate Secretary no earlier than the close of business on the 120th day, and no later than the close of business in the 90th day, prior to the first anniversary of the prior year’s annual meeting. Accordingly, for the 2011 Annual Meeting of Stockholders, the Corporate Secretary must receive the proposal no earlier than January 6, 2011, and no later than February 5, 2011; provided however, if and only if the 2010 Annual Meeting is not scheduled to be held between April 6, 2011 and July 15, 2011, such stockholder’s notice must be delivered to our Corporate Secretary by the tenth day following the day on which the date of the 2011 Annual Meeting is publicly announced. The advance notice of the nomination must contain certain information specified in the Company’s Bylaws, including information concerning the nominee and the stockholder proponent. The foregoing description is only a summary of the requirements of the Company’s Bylaws. Stockholders intending to submit a nomination for the 2011 Annual Meeting of Stockholders must comply with the provisions specified in the Company’s Bylaws.

Audit Committee

The Audit Committee is composed of three members – Robert C. Murray, Terry G. Dallas and John T. Miller. Mr. Murray serves as the Chair of the committee. The current members were appointed by the Board of Directors on May 7, 2009. From January 1, 2009 to May 7, 2009, Thomas G. Cason, John T. Miller and Robert C. Murray served on the committee, with Mr. Cason serving as Chair of the committee. Upon recommendation of the Nominating and Governance Committee, the Board of Directors determined that each member of the Audit Committee (i) meets the independence requirements of the New York Stock Exchange, SEC regulations and our Corporate Governance Guidelines and (ii) is financially literate and qualifies as an “audit committee financial expert” as defined in the SEC regulations. The Board has adopted a written charter for the Audit Committee, which is available on our website at http://www.mirant.com.

The Audit Committee met five times during 2009. The Audit Committee met in executive session and had separate private discussions with the independent registered public accounting firm and the Vice President of Internal Audit at each regularly scheduled meeting. The key responsibilities of the Audit Committee are:

•	Oversight of Mirant’s financial reporting process and oversight of the quality and integrity of Mirant’s financial statements;

•

Oversight of Mirant’s relationship with its independent registered public accounting firm and sole authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm, which reports directly to the Audit Committee;

•	Pre-approval of all audit and permitted non-audit services to be provided by the independent registered public accounting firm as well as the compensation, fees and terms for such services;

•

Review of the annual internal audit program, major findings and recommendations resulting from internal audits and oversight of the Vice President of Internal Audit, who reports to the Audit Committee;

•

Review with management and the General Counsel of legal, regulatory and compliance matters that may have a material impact on the financial statements or involve concerns regarding accounting or auditing matters and establishment of procedures related to such concerns; and

•	Review with management and the independent registered public accounting firm of the policies for assessing and managing significant risks to the Company.

The Audit Committee Charter grants the Audit Committee the authority to engage independent counsel and other outside advisors. Following the consideration of the qualifications of the members of the engagement team and formal responses from the independent registered public accounting firm as to its independence, staffing plans and quality controls, the Audit Committee selected KPMG LLP as independent registered public accounting firm for 2010, subject to ratification by the stockholders at the Annual Meeting.

Audit Committee Report

The Audit Committee is responsible for overseeing the Company’s financial reporting process, including supervising Mirant’s relationship with its independent registered public accounting firm, KPMG LLP, which reports directly to the Committee. The Audit Committee (i) assists the Board in its oversight of the quality and integrity of Mirant’s financial statements, including the financial reporting process and systems of internal control over financial reporting; (ii) is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm; and (iii) reviews the appointment, replacement and compensation of the Vice President of Internal Audit, who reports to the Committee.

In discharging its duties and responsibilities, the Audit Committee has:

•	reviewed and discussed with management and the independent registered public accounting firm Mirant’s audited financial statements for the year ended December 31, 2009;

•

discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

reviewed and discussed with management and the independent registered public accounting firm management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s internal control over financial reporting;

•

received from the independent registered public accounting firm a formal written statement describing all relationships with Mirant that might affect its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence;

•	considered whether the provision of non-audit services is compatible with maintaining the independent registered public accounting firm’s independence; and

•	concluded that the independent registered public accounting firm is independent from the Company and its management.

Management, under the oversight of the Audit Committee, is responsible for establishing and maintaining a system of internal control over financial reporting and for preparing the Company’s financial statements and reports in accordance with U.S. generally accepted accounting principles. Management represented to the Committee that the Company’s annual financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The independent registered public accounting firm is responsible for auditing the financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of the Company’s annual financial statements to U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm expresses an opinion on the effectiveness of the Company’s internal control over financial reporting.

In reliance on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Mirant’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

Submitted on March 26, 2010 by the members of the Audit Committee of the Company’s Board of Directors:

Robert C. Murray, Chair

Terry G. Dallas

John T. Miller

Audit and Non-Audit Fees

Principal Accountant Fees and Services

The following table presents fees for professional audit services and other services rendered by KPMG LLP (in thousands):

	2009	2008
Audit Fees (1)	$5,504	$5,854
Audit-Related Fees (2)	—	573
Tax Fees	—	—
All Other Fees (3)	251	—

Total	$5,755	$6,427

(1)	Audit fees and expenses represent fees billed and expected to be billed for professional services rendered in connection with (a) audits and reviews of the 2009 and 2008 Mirant Corporation consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board; (b) audits of various Mirant subsidiary financial statements required by statute or regulation; and (c) consultations on accounting matters reflected in the financial statements.

(2)	Audit-related fees represent fees billed for professional services rendered in connection with (a) audits of Mirant’s employee benefit plans; (b) document production in connection with legal subpoenas related to various Mirant litigation matters; and (c) for 2008, our response to an SEC comment letter related to our 2007 Annual Report on Form 10-K.

(3)	All other fees include services related to an International Financial Reporting Standards (IFRS) readiness assessment project.

Audit Committee Pre-Approval

The Audit Committee has pre-approved all audit services and permitted non-audit services provided by the independent registered public accounting firm, and the compensation, fees and terms for such services. The Committee also has approved an Independent Auditor Policy that requires Audit Committee pre-approval of audit services provided by the independent registered public accounting firm and any changes in terms and compensation resulting from changes in audit scope, company structure or other matters. The Policy also requires annual approval by the Audit Committee or its Chair, the independent registered public accounting firm’s lead partner, and Mirant’s Chief Financial Officer or Controller of the compensation and terms of service for any permitted non-audit services provided by the independent registered public accounting firm. Any proposed non-audit services exceeding the pre-approved fee levels previously approved by the Audit Committee or its Chair require pre-approval by the Audit Committee or its Chair. The Controller reports quarterly to the Audit Committee on the services performed and fees incurred by the independent registered public accounting firm for audit and permitted non-audit services during the prior quarter.

Item No. 2 — Ratification of Independent Registered Public Accounting Firm

Board Recommendation: Our Board of Directors recommends that you vote FOR ratification of the appointment of KPMG LLP as independent registered public accounting firm for 2010.

The Audit Committee of the Board appointed KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Although not required by our Bylaws, the Board is submitting the appointment of KPMG LLP to our stockholders for ratification.

If this proposal is not ratified at the Annual Meeting, the Audit Committee will reconsider its appointment of KPMG LLP as Mirant’s independent registered public accounting firm for 2010.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION

OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2010.

Item No. 3 — Approval of the Stockholder Rights Plan

Board Recommendation: Our Board of Directors recommends that you vote FOR approval of the Stockholder Rights Plan.

Our Board of Directors is asking stockholders to approve the Stockholder Rights Plan, originally adopted by the Board on March 26, 2009, and amended on February 25, 2010. The amendment extends the stated expiration date of the Stockholders Right Plan to February 25, 2020, provided that the Stockholder Rights Plan, as amended, is now subject to a binding stockholder vote. Under the amended Stockholder Rights Plan, unless such approval is obtained by February 25, 2011, which is one year from the date of effectiveness of the Rights Plan, the Rights Plan will automatically expire on that date.

Background and Reasons For Proposal

The amended Stockholder Rights Plan is designed to deter certain acquisitions of our common stock which, due to the impact of IRC Section 382, could otherwise adversely affect our ability to use our net operating losses (“NOLs”) for income tax purposes. Section 382 restricts the use of NOLs if we experience an “ownership change” even if the “ownership change” results from normal market trading and market volatility that are outside our control, as well as from mergers and acquisitions.

At December 31, 2009, we had approximately $2.7 billion of federal NOL carry forwards. These NOL carry forwards, which originated in 2002, 2003, 2004 and 2006, if not utilized to reduce taxable income in future periods, will expire in 2023, 2024, 2025 and 2027, respectively. We have utilized NOLs to offset income tax obligations in each of the years ended December 31, 2009, 2008, 2007 and 2005. Because the amount and timing of our future taxable income, if any, cannot be accurately predicted, we cannot estimate the exact amount of NOLs that can ultimately be used to reduce our income tax liability. Although we are unable to quantify an exact value, we believe the NOLs are a very valuable asset and our Board of Directors believes it is in our best interests to attempt to deter the imposition of limitations on their use by adopting the amended Stockholder Rights Plan. By comparison, our equity market capitalization as of March 8, 2010 was approximately $1.8 billion.

The benefit of the NOLs to us could be significantly delayed, reduced or eliminated if we were to experience an “ownership change” as defined in Section 382 of the IRC. An “ownership change” can occur through one or more acquisitions or dispositions (including normal market trading) of our common stock, whether occurring contemporaneously or pursuant to a single plan, if the result of such acquisitions is that the percentage of our outstanding common stock held by stockholders or groups of stockholders owning at least 5% of our common stock, as determined under Section 382, is more than 50 percentage points higher than the lowest percentage of our outstanding common stock held by such stockholders or groups within the prior three-year period. If that were to happen, we would be limited in the amount of NOLs we could use to offset our taxable income subsequent to this “ownership change.” The annual limit calculation under Section 382 on the use of NOLs is impacted by the aggregate value of our outstanding equity immediately prior to the “ownership change” and the federal long-term tax-exempt interest rate in effect for the month of the “ownership change.” This means that if an “ownership change” occurs, the lower the market price of our common stock at the time, the lower the NOL limit and the greater the risk of our being subject to a material annual NOL limitation.

If, following a Section 382 “ownership change” we were to have taxable income in excess of the NOL limitations, we would not be able to offset the excess income with NOLs, thereby resulting in current cash taxes. Although any loss carry forwards not used as a result of any Section 382 limitation would remain available to offset income in future years (again, subject to the Section 382 limitation) until the NOLs expire, any “ownership change” could significantly defer the utilization of the loss carry forwards and accelerate payment of federal income tax and cause some of the NOLs to expire unused. Because the aggregate value of our outstanding common stock and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict with any accuracy the annual limitation upon the amount of our taxable income that could be offset by such loss carry forwards were an “ownership change” to occur in the future, but such limitation could be material. To the extent that we are unable to offset taxable income with NOLs, we would have less cash available for other corporate purposes including investing in growth.

We experienced an “ownership change” in the third quarter of 2008. Currently, we do not believe that we have experienced an “ownership change” since the third quarter of 2008, but calculating whether an “ownership change” has occurred is subject to inherent uncertainty. This uncertainty results from the complexity and ambiguity of the Section 382 provisions, as well as the limited knowledge and timeliness of the information that a publicly traded company can have about the ownership of and transactions in its securities. We and our advisors have analyzed the information available, along with various scenarios of possible future changes of ownership. In light of this analysis, our current stock price and daily trading volume, we concluded that if we were to take no action, we would run a serious risk of undergoing a Section 382 “ownership change.” We believe the amended Stockholder Rights Plan substantially reduces this risk.

Section 382 Ownership Calculations

As set forth above, an “ownership change” can occur through one or more acquisitions or dispositions (including normal market trading) if the result of such acquisitions is that the percentage of our outstanding common stock held by stockholders or groups of stockholders owning at least 5% our common stock, as determined under Section 382, is more than 50 percentage points higher than the lowest percentage of our outstanding common stock owned by such stockholders or groups within the prior three-year period. The amount of the change in the percentage of stock ownership (measured as a percentage of the value of our outstanding shares rather than voting power) of each 5-percent stockholder is computed separately, and each such increase is then added together with any other such increases to determine whether an “ownership change” has occurred.

For example, if a single investor acquired 50.1% of our common stock in a three-year period, an “ownership change” would be deemed to occur. Similarly, if ten unrelated persons, none of whom owned our common stock, each acquired slightly over 5% of our common stock within a three-year period (so that such persons owned, in the aggregate, more than 50%), an “ownership change” would be deemed to occur.

In determining whether an “ownership change” has occurred, the rules of Section 382 are very complex, and are beyond the scope of this summary discussion. Some of the factors that must be considered in making a Section 382 “ownership change” calculation include the following:

•

All holders who each own less than 5% of a company’s common stock are generally treated as a single public “5-percent stockholder.” Transactions in the public markets among stockholders who are not “5-percent stockholders” are generally excluded from the calculation.

•

There are several rules regarding the aggregation and segregation of stockholders who otherwise do not qualify as “5-percent stockholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

•

The redemption or buyback of shares by an issuer will increase the ownership of any “5-percent stockholders” (including groups of stockholders who are not themselves “5-percent stockholders”) and can contribute to an “ownership change.” In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a “5-percent stockholder,” resulting in a five percentage point (or more) change in ownership.

•

The determination of a particular stockholder’s ownership level may be affected by certain constructive ownership rules, which generally attribute ownership of stock by estates, trusts, corporation, partnerships or other entities to the ultimate indirect individual owner of the shares, or to related individuals.

•	A stockholder’s acquisition of a very small number of shares can cause such holder to become a “5-percent stockholder” and result in a 5 percentage point (or more) ownership shift.

The amended Stockholder Rights Plan is meant to protect stockholder value by reducing the risk of a Section 382 ownership change, thereby preserving our ability to use the NOLs. Although the amended Stockholder Rights Plan is intended to reduce the likelihood of an “ownership change” that could adversely affect us, we cannot assure that it would prevent all transfers that could result in such an “ownership change.” In particular, it would not protect against (1) an “ownership change” that may have occurred prior to the implementation of the Stockholder Rights Plan about which we are not aware due to delays in beneficial ownership reporting by stockholders, or (2) an “ownership change” resulting from sales by certain greater than 5% stockholders that may trigger limitations on our use of NOLs under Section 382.

If the stockholders approve the amended Stockholder Rights Plan, it would expire on February 25, 2020, unless the Rights expire earlier as provided in the amended Stockholder Rights Plan (see “Description of Stockholder Rights Plan – Expiration”). As we describe below, if our Board determines that the amended Stockholder Rights Plan is no longer necessary for the protection of our NOLs, it would expire. We are committed to evaluating a variety of factors that may cause our Board to reach that conclusion, including:

•	The ongoing assessment of the estimated ownership shift;

•	The potential impact of selling stockholders;

•	The potential for legislative relief;

•	Market volatility;

•	Our stock price;

•	Our use of the NOLs and the remaining amount; and

•	An acquisition or merger offer.

The following description of the amended Stockholder Rights Plan is qualified in its entirety by reference to the text of the original Stockholder Rights Plan and the amendment, which are attached to this proxy statement as Annex A-1 and Annex A-2, respectively. We urge you to read carefully each of the Stockholder Rights Plan and the amendment in its entirety as the discussion below is only a summary of the material terms of the Stockholder Rights Plan.

Description of Stockholder Rights Plan

On February 25, 2010, we entered into an amendment to the original Stockholder Rights Plan with Mellon Investor Services LLC, as Rights Agent, dated as of March 26, 2009. The amended Stockholder Rights Plan is intended to deter acquisitions of our common stock (the “Common Stock”) that would potentially limit our ability to use our net operating loss carry forwards and any built in losses to reduce potential future federal income tax obligations.

Under the amended Stockholder Rights Plan, from and after the record date of April 6, 2009, each share of Common Stock has carried with it one preferred share purchase right (a “Right”), and will continue to carry with it one Right until the Distribution Date or earlier expiration of the Rights, as described below. In general terms, the Rights will work to impose a significant penalty upon any person or group which acquires 4.9% or more of the outstanding Common Stock without the approval of our Board. Stockholders that owned 4.9% or more of the outstanding Common Stock as of the close of business on March 26, 2009, will not trigger the Rights so long as they do not (i) acquire additional shares of Common Stock (a) representing two-tenths of one percent (0.2%) or more of the shares of Common Stock then outstanding (if they have continuously owned 5.0% or more of the Common Stock since March 26, 2009) or (b) that are in an amount that would result in such stockholders owning 5% or more of the Common Stock (if they have continuously owned 4.9% or more of the Common Stock, but have not continuously owned 5.0% or more of the Common Stock, since March 26, 2009) or (ii) fall under 4.9% ownership of Common Stock and then re-acquire shares that in the aggregate equal 4.9% or more of the Common

Stock. The Board may, in its sole discretion, exempt any person or group for purposes of the amended Stockholder Rights Plan if it determines the acquisition by such person or group will not jeopardize tax benefits or is otherwise in our best interests. The amended Stockholder Rights Plan is not expected to interfere with any merger or other business combination approved by the Board.

The Rights. From the record date of April 6, 2009, the Rights have traded with, and until the Distribution Date (as defined below) or earlier expiration of the Rights, will trade with and be inseparable from, the Common Stock. New Rights will also accompany any new shares of Common Stock that we issue until the Distribution Date or earlier expiration of the Rights.

Exercise Price. Each Right will allow its holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock (a “Preferred Share”) for $50, subject to adjustment (the “Exercise Price”), once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend and liquidation rights as would one share of Common Stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership, after March 26, 2009, of 4.9% or more of the outstanding Common Stock (or if already the beneficial owner of at least 4.9% of the outstanding Common Stock, by acquiring additional shares of Common Stock (a) representing two-tenths of one percent (0.2%) or more of the outstanding Common Stock (if such person or group has continuously owned 5.0% or more of the outstanding Common Stock since March 26, 2009) or (b) that are in an amount that would result in such person or group owning 5.0% or more of the Common Stock (if such person or group has continuously owned 4.9% or more of the outstanding Common Stock, but has not continuously owned 5.0% or more of the outstanding Common Stock, since March 26, 2009)), unless exempted by the Board.

The date when the Rights become exercisable is the “Distribution Date.” Until that date or earlier expiration of the Rights, the Common Stock certificates will also evidence the Rights, and any transfer of shares of Common Stock will constitute a transfer of Rights. After that date, the Rights will separate from the Common Stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of Common Stock. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for payment of the Exercise Price, purchase shares of Common Stock with a market value of twice the Exercise Price, based on the market price of the Common Stock as of the acquisition that resulted in such person or group becoming an Acquiring Person.

Exchange. After a person or group becomes an Acquiring Person, the Board may extinguish the Rights by exchanging one share of Common Stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Preferred Share Provisions. Each one one-hundredth of a Preferred Share, if issued:

•	will not be redeemable.

•	will entitle its holder to dividends equal to the dividends, if any, paid on one share of Common Stock.

•	will entitle its holder upon liquidation either to receive $1.00 or an amount equal to the payment made on one share of Common Stock, whichever is greater.

•	will have the same voting power as one share of Common Stock.

•	will entitle holders to a per share payment equal to the payment made on one share of Common Stock, if shares of Common Stock are exchanged via merger, consolidation, or a similar transaction.

The value of one one-hundredth interest in a Preferred Share is expected to approximate the value of one share of Common Stock.

Expiration. The Rights will expire on the earliest of (i) February 25, 2020, (ii) the time at which the Rights are redeemed, (iii) the time at which the Rights are exchanged, (iv) the repeal of Section 382 or any successor statute, or any other change, if the Board determines that the amended Stockholder Rights Plan is no longer necessary for the preservation of tax benefits, (v) the beginning of a taxable year of the Company to which the Board determines that no tax benefits may be carried forward and no built-in losses may be recognized, (vi) February 25, 2011 if approval of the amended Stockholder Rights Plan by the Company’s stockholders has not been obtained prior to such date, or (vii) a determination by the Board, prior to the time any person or group becomes an Acquiring Person, that the amended Stockholder Rights Plan and the Rights are no longer in our best interests or the best interests of our stockholders.

Exempt Person. Our Board recognizes that there may be instances when an acquisition of shares by a stockholder would cause it to become an Acquiring Person under the amended Stockholder Rights Plan even if that acquisition would not jeopardize the availability to us of our NOLs. Under the amended Stockholder Rights Plan, the Board has the authority to determine whether a person or group who requests an exemption from the operation of the amended Stockholder Rights Plan is an “Exempt Person” with respect to such acquisitions of beneficial ownership of shares of our common stock, and grant such exemptions in its sole discretion. However, that person or group will cease to be an “Exempt Person” if the Board makes a contrary determination with respect to the effect of such person’s or group’s beneficial ownership of common stock, regardless of the reason.

Redemption. The Board may redeem the Rights for $.001 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our Common Stock.

Anti-Dilution Provisions. The Board may adjust the Exercise Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares or Common Stock.

Amendments. The terms of the amended Stockholder Rights Plan may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board may not amend the agreement in a way that adversely affects holders of the Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person).

Other Considerations. Our Board believes that attempting to safeguard our tax benefits as described above is in our best interests. Nonetheless, the amended Stockholder Rights Plan could have certain potentially negative consequences:

Potential Effects on Liquidity. The amended Stockholder Rights Plan is expected to deter stockholders from acquiring, directly or indirectly, additional shares of our common stock in excess of the specified limitations (subject to the grant of exemptions as described above). Furthermore, a stockholder’s ability to dispose of our stock may be limited by reducing the class of potential acquirers for such stock.

Potential Impact on Value. Because the amended Stockholder Rights Plan may restrict a stockholder’s ability to acquire our common stock, the market value of our common stock might be affected. The amended Stockholder Rights Plan could discourage or prevent accumulations of substantial blocks of shares in which our stockholders might receive a substantial premium above market value. However, these disadvantages are outweighed, in our opinion, by the importance of maintaining the availability of our tax benefits. Our Board of Directors did not adopt the Stockholder Rights Plan, or the amendment thereto, to discourage stockholders from accumulating our common stock. The purpose is to reduce the risk that we may be unable to fully utilize the tax benefits described above as a result of future transfers of our common stock. Our Board recognizes that there may be instances when an acquisition of shares by a stockholder would cause it to become an Acquiring Person under the amended Stockholder Rights Plan even if that acquisition would not jeopardize the availability to us of our NOLs, For this reason we have retained the Board’s full discretion to determine whether a person or group who requests an exemption from the operation of the amended Stockholder Rights Plan is an “Exempt Person” with respect to such acquisitions of beneficial ownership of shares of our common stock. We have already granted exemptions to eligible stockholders pursuant to this discretion. We have also retained the ability under the amended Stockholder Rights Plan for the Board to redeem the Rights or cause the Stockholder Rights Plan to expire if the Board determines that the Rights are no longer in our best interests or the best interests of our stockholders.

Future Use and Amount of the NOLs is Uncertain. Our use of the NOLs depends on our ability to generate taxable income in the future. We cannot assure you whether we will have taxable income in any applicable period or, if we do, whether such income or the NOLs at such time will exceed any potential IRC Section 382 limitation.

Potential Challenge to the NOLs. The amount of the NOLs has not been audited or otherwise validated by the Internal Revenue Service (the “IRS”). The IRS could challenge the amount of the NOLs, which could result in an increase in our liability in the future for income taxes. In addition, determining whether an “ownership change” has occurred is subject to uncertainty, both because of the complexity and ambiguity of the Section 382 provisions and because of limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities on a timely basis. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an “ownership change” and attempt to reduce the benefit of the NOLs even if the amended Stockholders Rights Plan is in place.

Continued Risk of Ownership Change. Although the amended Stockholder Rights Plan is intended to diminish the likelihood of an “ownership change,” we cannot assure you that it will be effective. The amount by which our ownership may change in the future could, for example, be affected by purchases and sales of stock by 5-percent stockholders and new issuances of stock by us, should we choose to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE STOCKHOLDER RIGHTS PLAN.

Item No. 4 —Approval of the Material Terms of the Performance Goals Included in the Mirant Corporation 2005 Omnibus Incentive Compensation Plan

Board Recommendation: Our Board of Directors recommends that you vote FOR approval of the material terms of the performance goals of the Mirant Corporation 2005 Omnibus Incentive Compensation Plan (the “Omnibus Incentive Plan”) for purposes of Section 162(m) of the Internal Revenue Code.

Approval of the performance goals is needed under Section 162(m) of the Internal Revenue Code to ensure that our federal tax deductions for certain awards under the Omnibus Incentive Plan are not limited by Section 162(m) of the Internal Revenue Code. Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to “covered employees” (i.e. our chief executive officer and our three other most highly compensated executive officers (other than the chief financial officer)). The deduction limit does not apply to “performance-based compensation.” In order to qualify as performance-based compensation, awards must be subject to performance goals, the material terms of which have been approved by stockholders every five years, in situations (as is the case with us) where the Compensation Committee has the ability to change the targets applicable to the performance goals. The material terms of the performance goals that must be re-approved include who is eligible to participate in the Omnibus Incentive Plan, the business criteria on which the performance goals will be based and the maximum award payable to any participant.

Because five years have passed since approval of the Omnibus Incentive Plan pursuant to the Plan of Reorganization (which is treated for purposes of Section 162(m) of the Internal Revenue Code as shareholder approval), the Board is submitting the material terms of the performance goals set forth in the Omnibus Incentive Plan to our stockholders for re-approval. We are not proposing any amendment to the terms of the Omnibus Incentive Plan at this time. If our stockholders approve the proposal, performance-based awards pursuant to the Omnibus Incentive Plan will not be subject to the $1 million compensation limit under Section 162(m) of the Internal Revenue Code. If stockholders fail to approve the proposal, we may continue to make awards under the Omnibus Incentive Plan but some awards paid to our senior executives may not be deductible, resulting in an additional cost to us.

Section 162(m) and Performance Goals

Under the Omnibus Incentive Plan, any performance goals applicable to awards intended to qualify as performance-based compensation under Section 162(m) will be based on one or more of the following business criteria, which we refer to as performance measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales or revenue;

(d)	Net operating profit;

(e)	Return measures (including return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expenses;

(l)	Margins;

(m)	Operating efficiency;

(n)	Market share;

(o)	Customer satisfaction;

(p)	Working capital; and

(q)	Economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Such performance goals shall be established by the Compensation Committee of the Board (the “Compensation Committee”) within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Internal Revenue Code for performance-based compensation, and may be set forth in the applicable award agreement. Any performance measure(s) may be used to measure the performance of Mirant, its affiliates and/or its subsidiaries as a whole or any business unit of Mirant, its affiliates and/or its subsidiaries or any combination thereof, as the Compensation Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or published or special index that the Compensation Committee, in its sole discretion, deems appropriate, or we may select performance measure (j) above as compared to various stock market indices. The Compensation Committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance measures specified above. The Compensation Committee may provide that any evaluation of performance may include or exclude any of the following events that occurs during the period of time in which a performance goal must be met: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in FASB ASC Topic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in Mirant’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards to “covered employees,” they shall be prescribed in a form that meets the requirements of Section 162(m) of the Internal Revenue Code for deductibility.

The Compensation Committee has discretion to adjust the performance-based awards downward, either on a formula or discretionary basis or any combination thereof, but performance-based awards may not be adjusted upward. In the event that applicable tax and/or securities laws change to permit the Compensation Committee discretion to alter the performance measures without obtaining stockholder approval of such changes, the Compensation Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Compensation Committee determines that it is advisable to grant awards that do not qualify as performance-based Compensation, the Compensation Committee may make such grants without satisfying the requirements of Section 162(m) of the Internal Revenue Code and base vesting of such awards on performance measures other than those set forth above.

The following description of the Omnibus Incentive Plan is a summary of its principal provisions and is qualified in its entirety by reference to the Omnibus Incentive Plan, which is attached to this proxy statement as Annex B. The Omnibus Incentive Plan is incorporated by reference from our Current Report on Form 8-K filed on January 3, 2006. In addition, the eligibility and participation provisions and the award limits are described as part of the description of the Omnibus Incentive Plan.

Eligibility and Participation

All of our employees and directors are eligible to participate in the Omnibus Incentive Plan. From time to time, the Compensation Committee may select from all eligible individuals, those individuals to whom awards will be granted and determine, in its sole discretion, the amount and terms of each award.

Administration

The Compensation Committee is responsible for administering the Omnibus Incentive Plan and has full and exclusive discretionary power to interpret the terms and the intent of the Omnibus Incentive Plan and any award agreement thereunder. Such authority includes selecting award recipients, establishing all award terms and conditions and, subject to certain limitations set forth below, adopting modifications and amendments to the Omnibus Incentive Plan or any award agreement.

Shares Available for Issuance

The number of shares of Mirant common stock, par value $0.01, that are available for issuance to participants under the Omnibus Incentive plan is limited to 18,575,851 shares. As of December 31, 2009, 10,413,831 shares of common stock of Mirant remained available for grant under the Omnibus Incentive Plan, taking into account grants thereunder, as well as unused shares (as described below).

In addition, the maximum number of shares that may be issued as incentive stock options shall be 5,000,000, and the maximum number of shares that may be issued to nonemployee directors shall be 2,500,000 shares. A nonemployee director may not be granted an award covering more than 2,500,000 shares in any plan year, except that this annual limit on nonemployee director awards will be increased to 5,000,000 shares for any nonemployee director serving as Chairman of the Board; provided, however, that in the plan year in which an individual is first appointed or elected to the Board as a nonemployee director, such individual may be granted an award covering up to an additional 2,500,000 shares.

Shares covered by an award will only be counted as used to the extent that they are actually issued. Any shares related to awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of shares or are exchanged with the Compensation Committee’s permission, prior to the issuance of shares, for awards not involving shares, will be available again for grant under the Omnibus Incentive Plan. In addition, shares withheld from an option for satisfaction of the exercise price or shares withheld from an option or other award to satisfy minimum tax withholding requirements will again be available for issuance for awards under the Omnibus Incentive Plan. However, shares delivered to satisfy tax withholding requirements will not be added back to the number of shares available for issuance. If a stock appreciation right is exercised, only the number of shares issued, net of the shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Omnibus Incentive Plan.

Award Limits

Unless and until the Compensation Committee determines that an award to a “covered employee” (as described above) will not be designed to qualify as performance-based compensation, the maximum grant of options, stock appreciation rights, restricted stock or restricted stock units, performance shares, performance units or other stock-based awards in any one plan year to any one participant is limited to 5,000,000 shares for each. The maximum amount of cash-based awards in any one plan year to any one plan participant cannot exceed $20,000,000, and the maximum aggregate amount of any covered employee annual incentive awards made to a “covered employee” in any one plan year cannot exceed $6,000,000.

Duration

The Omnibus Incentive Plan continues in full force and effect, subject to the right of the Compensation Committee to terminate the plan as described below, until all shares have been delivered under the Omnibus Incentive Plan and all restrictions on such shares have lapsed, provided that no award may be granted under the Omnibus Incentive Plan more than ten years after the effective date of the Omnibus Incentive Plan. Further, no incentive stock option may be granted more than ten years after the earlier of (1) the adoption of the Omnibus Incentive Plan by the Board, or (2) the effective date.

Types of Awards

Stock Options

The exercise price for each option may be determined by the Compensation Committee in its discretion, but on the date of grant, it must be equal to at least 100% of the fair market value of the shares on the date of grant. Each option will expire at such time as the Compensation Committee determines at the time of grant, provided that, no option will be exercisable later than the 10th anniversary date of its grant (other than nonqualified stock options granted to participants outside the United States). Options will be exercisable at such times and be subject to such restrictions and conditions as the Compensation Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each recipient. Each participant’s award agreement will set forth the extent to which the participant will have the right to exercise the option following termination of employment with or provision of services to Mirant and will specify whether the option is intended to be an incentive stock option or a nonqualified stock option.

Stock Appreciation Rights

The Compensation Committee may grant freestanding stock appreciation rights, tandem stock appreciation rights or any combination of these forms of stock appreciation rights. The grant price for a freestanding stock appreciation right will be determined by the Compensation Committee in its discretion but must be at least equal to 100% of the fair market value of the shares on the date of grant. The grant price of tandem stock appreciation rights shall be equal to the exercise price of the related option. The term of a stock appreciation right shall be determined by the Compensation Committee and, except as determined otherwise for participants outside the United States, no stock appreciation right shall be exercisable later than the 10th anniversary of its grant date. Freestanding stock appreciation rights may be exercised upon whatever terms and conditions the Compensation Committee imposes. Tandem stock appreciation rights may be exercised for all or part of the shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option. Each participant’s award agreement shall set forth the extent to which the participant shall have the right to exercise the stock appreciation right following termination of employment with or provision of services to Mirant.

Restricted Stock and Restricted Stock Units

The Compensation Committee may grant restricted stock or restricted stock units with such restrictions as it may determine in its discretion. Unless otherwise determined by the Compensation Committee, participants holding shares of restricted stock may be granted the right to exercise full voting power with respect to those shares during the period of restriction. A participant will have no voting rights with respect to any restricted stock units. Each participant’s award agreement shall set forth the extent to which the participant shall have the right to retain restricted stock or restricted stock units following termination of the participant’s employment with or provision of services to Mirant.

Performance Units, Performance Shares and Cash-Based Awards

Each performance unit shall have an initial value that is established by the Compensation Committee at the time of grant. Each performance share shall have an initial value equal to the fair market value of a share on the date of grant. Each cash-based award shall have a value as determined by the Compensation Committee. The Compensation Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value or number of performance units, performance shares or cash-based awards that will be paid out to the participant. Payment of performance units, performance shares or cash-based awards shall be as determined by the Compensation Committee and as evidenced in the award agreement. Each award agreement will set forth the extent to which the participant shall have the right to retain performance units, performance shares or cash-based awards following termination of the participant’s employment with or provision of services to Mirant.

Other Stock-Based Awards

The Compensation Committee may grant other types of equity-based or equity-related awards not otherwise described by the terms of the Omnibus Incentive Plan (including the grant or offer for sale of unrestricted shares) in such amounts and subject to such terms and conditions as the Compensation Committee shall determine.

Adjustments in Authorized Shares

In the event of any corporate event or transaction (including, but not limited to, a change in the shares of Mirant or the capitalization of Mirant) such as a merger, consolidation, reorganization, recapitalization, separation, stock split, reverse stock split, split up, spin-off, other distribution of stock or property or other change in capital structure, the Compensation Committee, in its sole discretion, in order to prevent dilution or enlargement of a participant’s rights under the Omnibus Incentive Plan, will substitute or adjust, as applicable, the number and kind of shares that may be issued under the Omnibus Incentive Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the exercise price or grant price applicable to outstanding awards, the annual award limits and other value determinations applicable to outstanding awards.

The Compensation Committee in its sole discretion may also make appropriate adjustments in the terms of any awards to reflect or related to such changes or distributions and to modify any other terms of outstanding awards, including modification of performance goals and changes in the length of performance periods, subject to the requirements to qualify compensation as performance-based compensation, if applicable. The Compensation Committee will also not make adjustments that would cause an award to fail to satisfy the requirements of Section 409A of the Internal Revenue Code. The Compensation Committee may under certain circumstances authorize the issuance or assumption of benefits under the Omnibus Incentive Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization.

Change of Control

In the event of a change of control, as defined in the Omnibus Incentive Plan, except to the extent that a replacement award is provided to the participant to replace such award, or except to the extent limited under Section 409A of the Internal Revenue Code, or otherwise provided in the applicable award agreement, all then-outstanding options and stock appreciation rights shall become fully vested and exercisable and all other then-outstanding awards that are service vesting awards shall vest in full and be free of restrictions. The treatment of any other awards shall be as determined by the Compensation Committee in connection with the grant thereof, as reflected in the applicable award agreement.

Amendment, Modification, Suspension and Termination

The Compensation Committee may, at any time and from time to time, alter, amend, modify, suspend or terminate the Omnibus Incentive Plan and any award agreement in whole or in part; provided that without the prior approval of our stockholders, options or stock appreciation rights may not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted option or the grant price of a previously granted stock appreciation right. No material amendment of the Omnibus Incentive Plan shall be made without stockholder approval if stockholder approval is required by law, regulation or stock exchange rule.

Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to awards made pursuant to the Omnibus Incentive Plan are technical, and reasonable persons may differ on the proper interpretation of the rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. The following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with the awards, based on a good faith interpretation of the current federal income tax laws, regulations (including applicable proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth any federal tax consequences other than income tax consequences or any state, local or foreign tax consequences that may apply.

Incentive Stock Options

An optionee does not recognize taxable income upon the grant or upon the exercise of an incentive stock option (although the exercise of an incentive stock option may in some cases trigger liability for the alternative minimum tax). Upon the sale of incentive stock option shares, the optionee recognizes income in an amount equal to the excess, if any, of the fair market value of those shares on the date of sale over the exercise price of the incentive stock option shares. The income is taxed at the long-term capital gains rate if the optionee has not disposed of the stock within two years after the date of the grant of the incentive stock option and has held the shares for at least one year after the date of exercise, and we are not entitled to a federal income tax deduction. Incentive stock option holding period requirements are waived when an optionee dies.

If an optionee sells incentive stock option shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (a) the gain realized upon the sale; or (b) the excess of the fair market value of the shares on the date of exercise over the exercise price. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the incentive stock option shares prior to disposition. In the year of any such disposition, we will receive a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes, if any, as a result of the disposition.

Nonqualified Stock Options

An optionee does not recognize taxable income upon the grant of a nonqualified stock option. Upon the exercise of such a stock option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the nonqualified stock option on the date of exercise exceeds the exercise price. We will receive an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the stock option.

Restricted Stock

A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (a) freely transferable; or (b) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A participant may elect to recognize income at the time of grant of restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award.

We will receive a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Stock Appreciation Rights

A participant who exercises a stock appreciation right will recognize ordinary income upon the exercise equal to the amount of cash and the fair market value of any shares received as a result of the exercise. We will receive an income tax deduction in an amount equal to the ordinary income that the participant recognizes upon the exercise of the stock appreciation right.

Other Awards

In the case of an award of restricted stock units, performance units, performance shares or cash, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment. In that taxable year, we would receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Section 409A

Section 409A of the Internal Revenue Code provides special tax rules applicable to programs that provide for a deferral of compensation. Failure to comply with those requirements will result in accelerated recognition of income for tax purposes along with an additional tax equal to 20% of the amount included in income, and interest on deemed underpayments in certain circumstances. While certain awards under the Omnibus Incentive Plan could be subject to Section 409A, the plan has been drafted to comply with the requirements of Section 409A, where applicable.

Omnibus Incentive Plan Benefits

Because benefits under the Omnibus Incentive Plan will depend on the Compensation Committee’s actions and the fair market value of the shares at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER

THE MIRANT CORPORATION 2005 OMNIBUS INCENTIVE COMPENSATION PLAN.

Item No. 5 — Stockholder Proposal

We expect the following item to be presented by one or more stockholders at the annual meeting. Following SEC rules, we are reprinting the proposal and supporting statement as they were submitted to us. We take no responsibility for them. On written request to the Corporate Secretary at the address listed under the Stockholder Proposals section of this Proxy Statement or oral request to the Corporate Secretary, we will provide the name, address and stockholdings of the sponsor.

Board Recommendation: Our Board of Directors recommends that you vote AGAINST the stockholder proposal for the reasons stated below under the Board’s Statement in Opposition of the Proposal.

WHEREAS:

In October 2007, a group representing the world’s 150 scientific and engineering academies including the U.S. National Academy of Sciences, issued a report urging governments to lower greenhouse gas emissions (GHG) by establishing a firm and rising price for such emissions and by doubling energy research budgets to accelerate deployment of cleaner and more efficient technologies.

In June 2009, the House of Representatives passed a climate change bill to reduce greenhouse gas emissions to 17% below 2005 levels by 2020 and 83% by 2050. In September 2009, a similar legislative proposal was introduced to the Senate. Twenty-four states have already entered into regional initiatives to reduce emissions in advance of the federal mandate.

In December 2009, government and scientific leaders from around the world will gather in Copenhagen for formal talks on implementing the 1992 United Nations Framework Convention on Climate Change. The collective goal is the formulation of a climate treaty that sets emissions targets for industrialized and developing nations.

In October 2006, a report authored by former chief economist of The World Bank, Sir Nicolas Stern, estimated that climate change will cost between 5% and 20% of global domestic product if emissions are not reduced, and that greenhouse gases can be reduced at a cost of approximately 1% of global economic growth.

The electric industry accounts for more carbon dioxide emissions than any other sector, including the transportation and industrial sectors. U.S. power plants are responsible for nearly 40% of domestic and 10% of global carbon dioxide emissions.

In the Carbon Disclosure Project’s most recent annual survey, 60% of utility respondents disclosed absolute GHG emission reduction targets, and 60% disclosed emissions forecasts.

Some of Mirant’s electric industry peers who have set absolute reduction targets include American Electric Power, Entergy, Duke Energy, Exelon, National Grid and Consolidated Edison. Those with intensity targets include CMS Energy, PSEG, NiSource and Pinnacle West.

Duke, Exelon, FPL, NRG, and many other companies have also publicly stated that the U.S. should reduce its GHG emissions by 60% to 80% from current levels by 2050. They have also endorsed adoption of mandatory federal policy to limit emissions as a way to provide economic and regulatory certainty needed for major investments in our energy future.

RESOLVED: Shareholders request that the Board of Directors adopt quantitative goals, based on current technologies, for reducing total greenhouse gas emissions from the Company’s products and operations; and that the Company report to shareholders by September 30, 2010, on its plans to achieve these goals. Such a report will omit proprietary information and be prepared at reasonable cost.

SUPPORTING STATEMENT:

We believe that management best serves shareholders by carefully assessing and disclosing all pertinent information on the societal impacts of the company’s operations, including its greenhouse gas emissions. We believe taking early action to reduce emissions and prepare for anticipated standards could provide competitive advantages, while inaction and opposition to climate change mitigation efforts could leave companies unprepared to compete in a carbon constrained economy.

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION OF THE PROPOSAL

The Board of Directors recommends a vote AGAINST this proposal under Item No. 5.

One of our principal responsibilities is to provide reliable and competitive electricity. In doing so, we recognize the importance of minimizing the environmental impact of our operations. For example, we:

•

will invest, including amounts already invested to date, $1.674 billion on emissions reduction controls to comply with the Maryland Healthy Air Act. We completed the installation of flue gas desulphurization emissions controls at our Chalk Point, Dickerson and Morgantown coal-fired units in the fourth quarter of 2009. We previously installed selective catalytic reduction systems at the Morgantown coal-fired units and one of the Chalk Point coal-fired units and a selective auto catalytic reduction system at the other Chalk Point coal-fired unit. In addition, we installed selective non-catalytic reduction systems at the three Dickerson coal-fired units. These controls are capable of reducing emissions of SO2, NOx and mercury by approximately 98%, 90% and 80%, respectively, for three of our largest coal-fired units.

•

participate in the Regional Greenhouse Gas Initiative, a multi-state effort in the Northeast and the Mid-Atlantic, which calls for the stabilization of carbon dioxide emissions at current levels from 2009 through 2014, followed by a 2.5% reduction each year from 2015 through 2018;

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participate in the Edison Electric Institute, the Electric Power Supply Association, and the Generators for Affordable Power, all of which advocate a national “cap and trade” legislative program to reduce greenhouse gas emissions;

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joined the Chicago Climate Exchange, a voluntary greenhouse gas registry, reduction and trading system, and have committed to meet annual emissions reduction targets and, by the end of 2010, to reduce our greenhouse gas emissions by 6% below the average of our 1998 to 2001 levels; and

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received the highest score (A+) in the 2009 Energy Industry Report of the Roberts Environmental Center of Claremont McKenna College that provides an analysis of the social responsibility reporting efforts on company websites of the top 48 U.S. energy and utilities companies on the 2008 Fortune 1000 list. The study noted, “Mirant continued to be by far the best U.S. sustainability reporter in the sector, and it improved within the three years we scored.” We received the highest subscore (A+) in the study for our “Environmental Reporting” and our “Environmental Performance.” The study noted that Environmental Reporting scores are based on the degree to which a company discusses its emissions, energy sources and consumption, environmental incidents and violations, materials use, mitigations and remediation, waste produced, and water used.

Although there is no existing, cost-effective technology to reduce emissions of carbon dioxide from power plants fueled by coal, oil or gas, we are exploring ways to mitigate emissions by, among other things, maintaining the efficiency of our plants, recycling operational byproducts like gypsum and ash and seeking offsets. We think that we have taken a reasonable and practical approach to manage carbon dioxide and other emissions and have estimated and disclosed our existing and future emissions and described our emissions reduction efforts in our Securities and Exchange Commission filings, including our recently filed Annual Report on Form 10-K. We think our approach adequately prepares us to react to any legislative or regulatory reduction targets and we think that the request that we adopt quantitative goals for reducing greenhouse gas emissions in advance of such mandates would unnecessarily limit our current and future operations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL.

Executive Officers

Our executive officers are elected by the Board of Directors annually to hold office until their successors are elected and qualified. The following table sets forth information regarding the names, ages, titles and business experience of the current executive officers of Mirant. Additional biographical information regarding our executive officers is available on our website at http://www.mirant.com.

Name	Age	Position and Experience
Edward R. Muller	58	Chairman, President and Chief Executive Officer of Mirant since 2005. President and Chief Executive Officer (1993-2000) of Edison Mission Energy, a California-based independent power producer. Mr. Muller is also a director of Transocean Ltd. and was formerly a director of GlobalSantaFe Corporation.

J. William Holden III	49	Senior Vice President and Chief Financial Officer (since 2009), Senior Vice President and Treasurer (2002-2009), Chief Financial Officer, Mirant Europe (2001-2002), Vice President and Treasurer (1999-2001), Vice President of Operations and Business Development for South America (1996-1999) and Vice President of Business Development for Asia-Pacific region (1994-1995) of Mirant. Mr. Holden held various positions at Southern Company from 1985 to 1994 including Director of Corporate Finance.

Julia A. Houston	39	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary (since 2009), Senior Vice President, Deputy General Counsel and Corporate Secretary (2008-2009), Vice President, Assistant General Counsel and Corporate Secretary (2006-2008), Associate General Counsel (2005-2006), and Senior Attorney (2004-2005) of Mirant. Ms. Houston previously practiced as a securities and finance attorney at Delta Air Lines, Inc. and as an associate at King & Spalding LLP, an international law firm, in the corporate practice group.

John L. O’Neal	42	Senior Vice President and Chief Commercial Officer (since 2006), Vice President and Chief Commercial Officer for U.S. business (2003-2006), Vice President and Chief Commercial Officer for the Western U.S. (2002-2003), President of Mid-Atlantic business unit (2000-2002), Director of Asset Management and Cash Trading for Mirant Americas Energy Marketing’s Western region (1999-2000), Western region power trader (1997-1999) Assistant to President, Chief Executive Officer and Chief Financial Officer (1995-1997) of Mirant. Mr. O’Neal served as legislative aide to Senator Robert C. Smith (1991-1993) and Sales Engineer (1990-1991) for Westinghouse Electric Corporation.

James P. Garlick	49	Senior Vice President, Operations (since 2006), Vice President, Operations (2005-2006) of Mirant. Mr. Garlick held various positions with Allegheny Energy Supply from 1998 to 2005 including Vice President, Supply Operations, Vice President, Production Services and Projects Division, and Director of Human Resources. Mr. Garlick held various positions with Allegheny Power from 1982 to 1998 including Regional Plant Manager and Manager, Power and Facilities Construction.

Anne M. Cleary	49	Senior Vice President, Asset Management (since 2009), Senior Vice President of Administration (2008-2009), Vice President and Chief Risk Officer (2005-2008), President of West/Mid-Continent/South business unit (2000-2005), Vice President of North American business development (1999-2000) of Mirant. Ms. Cleary held various positions at Southern Company and its subsidiary Georgia Power from 1983 to 1999.

Executive Compensation

Compensation Discussion and Analysis

The following discussion and analysis describes the philosophy and objectives of our executive compensation program, explains the compensation decision-making process, and details the individual components of total compensation for our named executive officers in 2009. Our 2009 named executive officers are as follows:

•	Edward R. Muller – President and Chief Executive Officer;

•	J. William Holden, III – Senior Vice President and Chief Financial Officer;

•	Julia A. Houston – Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary;

•	John L. O’Neal – Senior Vice President and Chief Commercial Officer;

•	James P. Garlick – Senior Vice President, Operations;

•	Anne M. Cleary – Senior Vice President, Asset Management;

•	James V. Iaco, Jr. – Former Executive Vice President and Chief Financial Officer;

•	Robert M. Edgell – Former Executive Vice President and Chief Operating Officer; and

•	S. Linn Williams – Former Executive Vice President, General Counsel and Chief Compliance Officer.

Executive Summary

Summarized below is an overview of the more detailed disclosure included in our Compensation Discussion and Analysis.

•	In spite of recent difficult economic times, 2009 was a good year for us, both from a financial and an operational perspective.

•	There were no material changes to our compensation philosophy, objectives, or components from 2008 to 2009.

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The main objectives of our compensation program are paying for performance, aligning our named executive officers’ interests with those of our stockholders, and attracting and retaining qualified executives.

•	Our Compensation Committee makes all final compensation decisions regarding our named executive officers.

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In May 2009, our Executive Vice Presidents left the Company and were succeeded by existing Senior Vice Presidents. By replacing our Executive Vice Presidents with existing Senior Vice Presidents, we eliminated a layer of management and reduced our future executive compensation expense.

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We provide the following elements of compensation for our named executive officers: base salary, short-term cash incentives, long-term equity-based incentives, post-termination benefits and certain other benefits, including perquisite allowances.

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We target the median level of the market for all elements of compensation with the possibility of above market short-term incentive and long-term incentive payments for superior performance. In some instances, we also may set base salaries above the market median to attract and retain valuable employees.

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The Compensation Committee engages a compensation consultant to provide expertise on program design and implementation. Our Chief Executive Officer also provides input on compensation programs and policies and makes recommendations to the Compensation Committee with regard to compensation for our named executive officers other than himself.

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We entered into an employment agreement with Mr. Muller in 2006 that governs key compensation terms, including minimum base salary, target short-term incentive level and eligibility to receive annual equity awards. We had similar employment agreements with Messrs. Iaco, Edgell and Williams but do not have employment agreements with the executive officers who replaced them.

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We encourage pay for performance with a short-term incentive program that provides for cash payments based on achievement of financial, operational and strategic goals by the Company. The 2009 Company performance goals consisted of Adjusted EBITDA from Continuing Operations (as defined below), which is 2/3 of the calculation, and nine operational and strategic goals, which is the remaining 1/3 of the calculation. Based on actual performance in 2009, the corporate payout factor for our short-term incentive program was 141% of target.

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We encourage alignment of our named executive officers’ interests with those of our stockholders through the award of equity-based long-term incentive grants. In 2009 the value of each award was granted as one-third stock options and two-thirds restricted stock units. Our Chief Executive Officer’s restricted stock unit award must be held until termination of employment. Our Compensation Committee has determined that it will include another performance-based element, other than stock options, in 2011 long-term incentive awards to named executive officers.

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Each of our named executive officers is entitled to severance and change in control payments upon termination pursuant to either the terms of his individual employment agreement, in the case of Mr. Muller, or our severance and change in control severance plans. The payments generally are based on a multiple of the executive officer’s base salary and annual short-term incentive. For termination without cause, the amounts range from a multiple of one time to two times base salary and short-term incentive. For termination resulting from a change in control, each of our named executive officers would receive a multiple of three times his or her base salary and annual short-term incentive.

•	All equity grants are made pursuant to our equity grant policy, which requires that they be made during an open trading window following a quarterly release of financial results.

Business Environment and Company Performance

In spite of recent difficult economic times, 2009 was a good year for us, both from a financial and an operational perspective. For the year ending December 31, 2009, we generated $890 million in Adjusted EBITDA from Continuing Operations (as defined below), which was above our target of $875 million. We also had outstanding operational performance.

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Commercial availability of our plants, (percentage of potential gross margin that our assets captured within a reported period) was 89% in 2009, which surpassed the level achieved in each of the previous two years and exceeded the 2009 goal of 88%.

•	The safety of our employees is paramount, and we did not record a single lost workday as a result of an injury.

•	We completed the installation of environmental controls at our Maryland facilities.

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We were awarded a ten-year power purchase agreement in California from Pacific Gas & Electric, which we expect will allow us to grow significantly our California business by constructing a new, 760 MW electric generating facility.

Alongside the exceptional work of our operations organization in keeping our assets up-to-date and available, our commercial organization performed very well in 2009. Our commercial organization is responsible for our purchases and sales of commodities, principally fuel and electricity, which is a critical role, especially because the prices of commodities are volatile. Our strategy has been, and will continue to be, to hedge against volatile commodity prices. The benefit of this strategy was apparent in 2009 when our hedges contributed $629 million of our total $1.552 billion in realized gross margin. In addition to hedging fuel and electricity prices for our power plants, we engage in the buying and selling of related commodities to take advantage of our knowledge of, and gain additional insights into, the markets in which we operate. The former is asset management; the latter is proprietary trading and includes our fuel oil management. While proprietary trading and fuel oil management typically comprise a relatively small percentage of our realized gross margin, in 2009 those activities generated outstanding realized gross margin of $167 million. These results were accomplished with no changes to the comprehensive risk management policy or limits that govern these activities.

2009 Management Changes

On May 31, 2009, Messrs. Iaco, Edgell and Williams left the Company as part of a reorganization of executive management. Mr. Iaco was succeeded as Chief Financial Officer by Mr. Holden, who was our Senior Vice President and Treasurer. Mr. Williams was succeeded as General Counsel by Ms. Houston, who was our Senior Vice President, Deputy General Counsel and Corporate Secretary. Mr. Edgell’s responsibilities were divided among Ms. Cleary, who was our Senior Vice President of Administration and who became our Senior Vice President, Asset Management, Mr. Garlick, our Senior Vice President, Operations, and Mr. O’Neal, our Senior Vice President and Chief Commercial Officer. By replacing our Executive Vice Presidents with existing Senior Vice Presidents, we eliminated a layer of management and reduced our future executive compensation expense.

Messrs. Iaco, Edgell and Williams each received payments and benefits in accordance with their respective employment agreements (considered a termination without cause) in connection with their separations from service; provided, that all three of the executives agreed to forfeit 2/3 of the restricted stock units and stock options granted to them on March 3, 2009, which otherwise would have vested automatically. Accordingly, 1/3 of the March 3, 2009 restricted stock units and stock options granted to the three executives vested in full pursuant to the terms of each executive’s employment agreement, and the remainder was forfeited. Each executive’s remaining unvested restricted stock units and stock options vested in full in accordance with the terms of their respective employment agreements in connection with their separation from service. The payments and benefits that we paid to Messrs. Iaco, Edgell, and Williams pursuant to their employment agreements are described below under Potential Payments Upon Termination.

Compensation Program Philosophy and Objectives

The Compensation Committee determines the philosophy and objectives for our executive compensation program. In determining total compensation, the Compensation Committee focuses on creating a “pay for performance” culture and strives to ensure that our compensation programs achieve the following objectives through a combination of fixed and variable cash and equity-based elements:

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Performance – Motivating performance by creating a direct link between a significant portion of the compensation that can be earned by each named executive officer and Company performance, as measured against our financial, operational and strategic goals, as well as the performance of our common stock;

•	Alignment – Aligning our named executive officers’ interests with those of our stockholders by fostering stock ownership by our named executive officers; and

•	Retention – Providing a competitive total compensation package, thereby enabling us to attract and retain qualified executives.

Both our short-term cash incentive program and equity-based grants under our long-term incentive program provide performance-based incentives for our named executive officers. Our short-term cash incentive payments are made based on the achievement of quantitative and qualitative goals by the Company and may be adjusted up or down by the Compensation Committee based on the Compensation Committee’s subjective evaluation of individual performance. Long-term equity-based incentive grants are made under our 2005 Omnibus Incentive Compensation Plan. The purpose of the 2005 Omnibus Incentive Compensation Plan is to provide a means whereby employees and directors develop a sense of proprietorship and personal involvement in our development and financial success and to encourage them to devote their best efforts to our business, thereby advancing our interests and those of our stockholders. The Compensation Committee also has adopted stock ownership guidelines for our named executive officers and certain other employees to further align their interests with those of stockholders.

Our compensation program recognizes the need to retain our key executive officers by offering a total compensation package that is competitive with the market. The Compensation Committee benchmarks components of executive compensation against a group of peer companies and by reviewing a variety of general survey data on executive compensation, as described below under Compensation Assessment Using Survey and Peer Group Data. In structuring our base salary and short-term and long-term incentive programs, we generally target the median level of the market with the possibility of above market short-term incentive payments and long-term incentive payouts for superior performance. In years when the Company meets or exceeds its goals and objectives, high performers may receive total cash compensation, consisting of base salary and short-term incentive, ranging from the 60 – 75th percentile of market. We may also pay above the market median for any element of compensation in order to attract and retain executive talent.

Compensation Consultant

For 2009, the Compensation Committee engaged Frederic W. Cook & Co. (“Cook”) to advise the Committee on compensation strategy and program design. Cook provides advice on the design of our compensation programs, supplies competitive data, reviews technical provisions of program designs and advises the Committee and management on the impact of regulatory and legislative changes on our compensation programs.

Cook’s 2009 services included preparing tally sheets outlining total compensation of our named executive officers, analysis regarding targets for 2009 under our short term incentive plan, the allocation and economic value of 2009 long-term incentive grants, consultation on 2009 executive base salaries, review of this Compensation Discussion and Analysis, and reviewing our long-term incentive plan design for 2010. A representative of Cook attended all Compensation Committee meetings in 2009. Cook provides no other services to the Company beyond executive and board compensation assistance as requested or approved by the Compensation Committee.

In July 2009, the Company retained the services of Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”) to assist with a comprehensive review of our compensation programs applicable to all salaried employees. This review included analysis of compensation levels, practices and design features of base pay, short-term incentive, long-term incentive, retirement, and severance programs. It also included an analysis of survey benchmarks and peer companies used to determine the competitive positioning of our compensation programs. To the degree that the Towers Perrin study and subsequent recommendations for changes affected compensation programs in which our named executive officers participate, Cook, the Compensation Committee’s independent compensation consultant, also participated in the review process. Any changes affecting our named executive officers were approved by the Compensation Committee.

Compensation Committee Process

In determining compensation for our named executive officers, the Compensation Committee evaluates compensation survey and peer group data, and Company and individual performance, and considers internal pay equity. The Committee approves the compensation arrangements of all officers at the level of Senior Vice President and above. In conducting its 2009 annual review of our named executive officers’ compensation, the Committee examined tally sheets prepared by Cook, the Committee’s independent compensation consultant. The tally sheets outlined the comprehensive compensation for each named executive officer in 2009, including the value of long-term incentive grants and the potential payouts under various termination scenarios, including a change of control. The Compensation Committee approves any proposed changes to our broad-based compensation policies and programs and reviews those policies and programs annually in light of our compensation philosophy and competitive practices. Although the Committee does not formally evaluate the individual performance of each named executive officer, other than the Chief Executive Officer, the Committee considers the individual performance of each in consultation with the Chief Executive Officer. To the extent that any individual’s performance is deemed extremely exemplary or significantly below par, the Committee reserves the right to adjust that individual’s compensation accordingly. No such adjustments were made in 2009.

Our Chief Executive Officer has an employment agreement, described under Elements of Compensation below, that specifies a minimum compensation level that may not be reduced by the Compensation Committee without triggering certain severance provisions contained within the employment agreement, which has been a consideration in the compensation decisions with respect to his compensation.

Compensation Assessment Using Survey and Peer Group Data

February 2009 Compensation Decisions

One of the tools used by the Compensation Committee in February 2009 to assess the compensation of our named executive officers was a review of general survey data on executive compensation and an analysis of executive compensation information disclosed in the proxy statements of six industry-specific peer companies selected by the Compensation Committee. The Compensation Committee’s compensation consultant, Cook, reviewed this compensation market data. The Compensation Committee has no input into the selection of companies that make up the general survey data. The general surveys and peer group considered by the Committee are as follows:

•	General Surveys on Executive Compensation:

Hewitt Associates Executive Compensation Database (2008)	Watson Wyatt Executive Compensation Database (2008)
Hay Group Executive Compensation Report (2008)	Towers Perrin General Industry Regression Database (2008)

•	Industry-Specific Peer Group (the same peer group was used for 2008 compensation decisions):

AES Corporation	Dynegy Inc.
Calpine Corporation	NRG Energy, Inc
Constellation Energy Group	RRI Energy, Inc.

To ensure that market data from the surveys were appropriate for our size, we regressed the market data to $2 billion in revenue. Because of the lack of market data for equivalent positions in the surveys, Mr. O’Neal’s base salary was determined by referencing Chief Commercial Officer compensation data contained within the Hewitt IEHRA Survey (2008), the Hewitt Energy Trading and Marketing Survey (2008), Towers Perrin Energy Trading and Marketing Survey (2008), and the McLagan Partners Trading Survey (2008). The Hay Group and Watson Wyatt general surveys do not include long-term incentive compensation; therefore these surveys were not used in evaluating 2009 long-term incentive award decisions for our named executive officers. The companies included in the industry-specific peer group were selected primarily based on their status as merchant generators of electricity with which we compete.

We target the median market level in determining compensation. In the section Elements of Compensation below, we describe where components of named executive officer pay vary from the targeted median market level.

August 2009 Compensation Decisions

In August 2009, following the promotions of Messrs. Holden, O’Neal and Garlick and Mses. Houston and Cleary, the Compensation Committee commenced a review of named executive officer compensation and the approach to develop competitive market data. Beginning in the fall of 2009 the Compensation Committee utilized two sources for competitive market data:

•	Energy Industry Executive Compensation Database: the Towers Perrin Energy Industry Database (2009), referencing only those companies with revenues ranging from $1 to $8 billion;

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Industry-Specific Peer Group: the same six industry-specific peer companies utilized in 2008 and 2009, with the following five energy companies listed below added to provide a more robust comparison group:

Allegheny Energy Inc.	El Paso Electric Co.
CMS Energy Corp	PPL Corp.
DPL Inc.

The Compensation Committee concluded that our named executive officers’ executive compensation no longer would be benchmarked against general surveys on executive compensation and would instead be benchmarked on an energy industry executive compensation database because the job responsibilities are more closely correlated and the talent pool for our named executive officers generally is confined to the energy industry. The additional five energy companies were selected for our peer group because of their status as power producers with characteristics similar to us in terms of line of business (either companywide or a significant division), and/or revenue (including revenue per employee), and/or employee size, and/or market capitalization and/or enterprise value. The Compensation Committee utilized the Towers Perrin Energy Marketing and Trading Database in lieu of the Towers Perrin Energy Industry Database for benchmarking the Chief Commercial Officer’s executive compensation because comparable survey data was unavailable in the latter database. The Compensation Committee’s compensation consultant, Cook, reviewed this compensation market data.

Elements of Compensation

In 2009, as in 2008, our named executive officers’ compensation consisted of base salary, short-term cash incentives, long-term equity incentives, benefits and perquisites.

Base Salary

The Committee establishes base salary levels and considers annual salary adjustments for our executive group by comparison to competitive market levels for their job functions, and considers individual and Company performance, as well as internal pay equity. Our base salaries are set at competitive rates to attract and retain executive talent. As described above under Compensation Assessment Using Survey and Peer Group Data, for compensation decisions made in 2009, we assessed the competitiveness of the compensation of our named executive officers by reviewing both compensation survey data and peer group data, consistent with our objective to pay at the median of market for target performance.

February 2009 Compensation Decisions

On February 25, 2009, after reviewing the compensation survey and peer group data and considering the negative economic conditions present at the time, the Compensation Committee froze salaries at 2008 levels for our Chief Executive Officer and Executive Vice Presidents, as provided below.

Named Executive Officer	2008 Salary	2009 Salary	Percentage Increase
Edward R. Muller	$1,135,000	$1,135,000	0%
James V. Iaco, Jr.	$486,000	$486,000	0%
Robert M. Edgell	$556,000	$556,000	0%
S. Linn Williams	$486,000	$486,000	0%

Messrs. Muller and Iaco’s base salaries were near the 75th percentile of the market, Mr. Edgell’s base salary was between the 50th and 75th percentile of the market, and Mr. Williams’ base salary was above the 75th percentile of the market as a result of the base salary required to attract each to Mirant post bankruptcy and the impact on the competitive market reference from the sale of assets in 2006. Generally, the companywide compensation guidelines provide that base salary increases be limited to 3% where the employee’s base salary is already at or above market. The base salaries of Messrs. Muller, Iaco, Edgell and Williams were determined to already be at or above market and therefore not in need of adjustment. Messrs. Holden, O’Neal, and Garlick and Mses. Houston and Cleary were not executive officers at the time of the February 2009 compensation decisions.

August 2009 Compensation Decisions

On August 6, 2009, in consideration of the promotion of Messrs. Holden, O’Neal, and Garlick and Mses. Houston and Cleary on May 31, 2009, the following named executive officers received salary increases to recognize their increased responsibilities and competitive market compensation levels for their new positions. These base salaries were retroactive to June 1, 2009, and remain in effect through February 2011.

Named Executive Officer	Feb. 2009 Salary	June 2009 Salary	Percentage Increase
J. William Holden III	$343,375	$450,000	31%
Julia A. Houston	$328,010	$390,000	19%
John L. O’Neal	$345,050	$380,000	10%
James P. Garlick	$340,000	$370,000	9%
Anne M. Cleary	$320,000	$350,000	9%

Following the promotions referenced above, and based on market data for the new positions assumed, the base salaries for Messrs. Holden, Garlick and O’Neal and Mses. Houston and Ms. Cleary were at the 50th percentile of the market.

February 2010 Compensation Decisions

On February 25, 2010, based on the competitiveness of his current base salary compared to the same compensation market sources used in the August 2009 compensation decisions, the Compensation Committee decided to maintain the annual salary of our Chief Executive Officer at the same level as his 2008 and 2009 annual salaries as provided below:

Named Executive Officer	2009 Salary	2010 Salary	Percentage Increase
Edward R. Muller	$1,135,000	$1,135,000	0%

Mr. Muller’s compensation opportunity has remained relatively flat for the last several years. The percentage changes in his base salary, short-term incentive (“STI”) target and long-term incentive (“LTI”) target are summarized below:

Year	Base	STI	LTI
2007	10.0%	0.0%	0.0%
2008	3.2%	0.0%	0.0%
2009	0.0%	0.0%	0.0%
2010	0.0%	0.0%	0.0%

Base salary increases provided to Mr. Muller in 2007 and 2008 were based on competitive benchmark market data together with outstanding company performance. In 2006 and 2007, the Company emerged from bankruptcy, exceeded its Adjusted EBIDTA targets and completed significant asset divestitures, resulting in significant stock price appreciation.

The Compensation Committee evaluates Mr. Muller’s base salary, short-term incentive award and long-term incentive award annually to confirm his alignment with long-term shareholder value. All of Mr. Muller’s restricted stock units are deferred until his retirement from the Company, which reflects 40% of his annual target compensation. Mr. Muller has not exercised any stock options since his employment with the Company began in 2005.

Mr. Muller’s compensation, in general, is greater than our other named executive officers, reflecting the level of his position, his experience and competitive market practice. He participates in the same incentive programs as other executives, with the only difference being the mandatory hold on his restricted stock units. The Compensation Committee determined that the difference in compensation between our Chief Executive Officer and our other executives is appropriate, based upon the difference in duties and responsibilities and Mr. Muller’s experience in his position compared to our other names executive officers, who were all promoted in 2009.

Short-Term Incentives

As discussed under Compensation Philosophy and Objectives, “pay for performance” is a key feature of our compensation program. We have established a broad-based short-term cash incentive program in which all of our named executive officers participate. This program is designed to award participants based upon our achievement of key operational and strategic goals that are established annually by the Compensation Committee. The Compensation Committee also has the discretion to adjust upward or downward the amounts payable under the program to our named executive officers based on the Compensation Committee’s subjective evaluation of their individual performance.

2009 Target Incentive Amounts

Under our short-term incentive plan, annual cash bonuses are awarded taking into account an individual’s “target bonus percentage” (a percentage of such participant’s base salary), our performance against financial, operational and strategic goals (referred to as the “corporate payout factor”) established by the Compensation Committee, and may be adjusted by the Compensation Committee based on individual performance. The target bonus percentages for Messrs. Muller, Iaco, Edgell and Williams are set forth in their employment agreements. The Compensation Committee set the target bonus percentages for our named executive officers utilizing the surveys and peer groups described above under Compensation Assessment Using Survey and Peer Group Data. The Compensation Committee targeted the 50th percentile of the market for each named executive officer’s position in setting the target bonus percentage of each.

February 2009 Compensation Decisions

The target bonus percentage and equivalent dollar amounts set in February 2009 for our Chief Executive Officer and then executive officers are shown below and remained unchanged from 2008.

Named Executive Officer	Target Bonus Percentage	Equivalent Dollar Amount
Edward R. Muller	100%	$1,135,000
James V. Iaco, Jr.	65%	$315,900
Robert M. Edgell	65%	$361,400
S. Linn Williams	65%	$315,900

Messrs. Holden, O’Neal, and Garlick and Mses. Houston and Cleary were not executive officers at the time of the February 2009 compensation decisions.

August 2009 Compensation Decisions

In August 2009, in conjunction with the promotion of Messrs. Holden, O’Neal, and Garlick and Mses. Houston and Cleary, the Compensation Committee approved the following changes to short-term target percentages and equivalent dollar amounts, effective June 1, 2009. These named executive officers’ actual 2009 short-term incentive award payout is based on each executive’s relevant target bonus percentages set in both February and August 2009, and is prorated.

Named Executive Officer	February 2009		August 2009
	Target Bonus Percentage	Equivalent Dollar Amount	Target Bonus Percentage	Equivalent Dollar Amount
J. William Holden III	55%	$188,856	55%	$247,500
Julia A. Houston	50%	$164,005	55%	$214,500
John L. O’Neal	55%	$189,778	55%	$209,000
James P. Garlick	50%	$170,000	55%	$203,500
Anne M. Cleary	50%	$160,000	55%	$192,500

Although Messrs. Holden and O’Neal’s target bonus percentages remained unchanged, the equivalent dollar amount changed because of the base salary increase in connection with their promotion. Following this action, all named executive officers, other than the Chief Executive Officer, have a target bonus percentage of 55%. The target bonus percentages for these named executive officers were all set at the 50th percentile of the market, with the exception of Mr. Holden, whose target bonus percentage is below the 50th percentile of the market. The Committee concluded that all named executive officers, other than the Chief Executive Officer, should have the same target bonus percentage to preserve internal equity.

2009 Performance Goals

The Compensation Committee approves the short-term incentive plan goals at the beginning of each calendar year after considering management’s recommendations. In 2009, two-thirds of the corporate payout factor was dependent on achieving an Adjusted EBITDA from Continuing Operations target. The level of Adjusted EBITDA from Continuing Operations necessary to earn 50%, 100% and 200% of the target payout under the short-term incentive plan was set at the beginning of 2009, taking into consideration our projected Adjusted EBITDA from Continuing Operations under our 2009 operating plan. The Adjusted EBITDA from Continuing Operations target amounts were as follows:

•	50% of target = $740 million (threshold);

•	100% of target = $875 million; and

•	200% of target = $1.0 billion (maximum).

For the Adjusted EBITDA from Continuing Operations portion of the corporate payout, amounts between the threshold and target and between the target and maximum are based on interpolated performance between the specified levels.

The remaining one-third of the corporate payout factor was based on achieving the following nine operational and strategic goals and metrics:

1.	top quartile safety performance based on recordable injury rates;

2.	top quartile safety performance based on lost time rates;

3.	top quartile environmental performance based on number of incidents;

4.	88% commercial availability;

5.	a level of contract availability at our California plants that results in a revenue contribution of at least $116 million;

6.	on-budget and on-schedule performance at year end of our program to add environmental controls at our Maryland plants;

7.	implementation of a solution for ash management at our Maryland plants;

8.	progress toward enhancing our business in California; and

9.	progress toward enhancing our Kendall cogeneration station.

If pre-established levels of exceptional performance are met with respect to the first four goals above regarding safety, environmental or commercial availability targets, that goal may be counted twice toward the achievement of the operational and strategic portion of the corporate payout factor. The target amounts for the strategic and operational goals are as follows: 50% of target = achievement of five goals (threshold); 100% of target = achievement of six goals; and 200% of target = achievement of seven goals (maximum).

The short-term incentive plan goals are set at levels deemed by the Compensation Committee, with input from management, to be achievable with strong performance by all employees. Generally, the Committee sets the minimum, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year.

In selecting the annual goals for the short-term incentive plan, management and the Compensation Committee focus on aligning payment for performance with the creation of shareholder value. We think that Adjusted EBITDA from Continuing Operations (as defined below) is an appropriate measure for the financial portion of the goals because it provides insight into the overall health of our earnings. An explanation of the importance of each of our operational and strategic goals for 2009 to driving superior performance and creating shareholder value is set forth below:

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Safety Performance – Mirant sets two safety goals: one based on recordable injury rates and one based on lost time rates. We think that providing a safe workplace is critically important to our business, and we have focused a great deal of effort over the past few years on improving our safety performance. While protecting our employees is our top priority, better safety performance also means that Mirant has a more productive workforce and avoids increased workers’ compensation expense and potentially significant fines. We also think that better safety performance is correlated with improved commercial availability, which is discussed further below. We compare our performance to our industry peers and we think that these goals are so significant that we provide for a goal to count twice if our performance is in the top decile as reported in the Edison Electric Institute Human Resources Information Center Safety Survey (the “EEI Survey”). Our recordable injury rate was in the top quartile of the EEI Survey during 2009 and we had no lost time incidents, which put our performance in the top decile of the EEI Survey.

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Environmental Performance – We diligently seek to comply with all environmental laws and regulations both because it is the right thing to do and because noncompliance can be extremely costly in terms of both money and reputation. We can be fined by the day for missed permit requirements, unpermitted spills or discharges and regulatory citations and can also be subject to significant remediation costs in the unfortunate event that any environmental incidents occur. We include an environmental goal to focus our employees on the importance of environmental compliance to our business. As with our safety goals, we set our environmental performance goal to be in the top quartile against our industry peers as reported in the Navigant/GKS Fossil Environmental Survey (the “Navigant Survey”) and count the goal twice if our performance is in the top decile of the Navigant Survey. Our environmental performance in 2009 was in the top quartile of the Navigant Survey.

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Commercial Availability – Commercial availability measures the percentage of the maximum achievable gross margin that a generating unit captures. A higher commercial availability factor means that our business is more profitable, and therefore we think it is appropriate to incentivize our employees to make sure that our units are available to run when they are commercially desirable. We set our commercial availability goal at a level that constitutes an improvement against our historical fleet availability. Because of the criticality of commercial operation of our units to our financial performance, we set a stretch target that would cause the goal to be counted twice. Our commercial availability for 2009 was 89%, which was better than our goal of 88%.

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California Contract Availability – Mirant’s Contra Costa and Pittsburg plants operate under tolling agreements with Pacific Gas & Electric (“PG&E”) pursuant to which they receive monthly capacity payments with bonuses and penalties based on guaranteed heat rate and availability tolerances. Our Potrero plant has a reliability must run contract with the California Independent System Operator. If our California plants do not run reliably then we cannot earn the contract bonuses and are subject to penalties. We set an availability goal for our California plants at a level that maximizes the revenue that is available to us under these contracts and earned the revenue necessary to satisfy this goal for 2009.

•

Maryland Environmental Construction Program – The Maryland Healthy Air Act, which was enacted in April 2006, requires significant reductions in sulfur dioxide, nitrogen oxide and mercury emissions from large coal-fired electric generating facilities beginning in 2010. In order to comply with the Maryland Healthy Air Act, we installed scrubbers at our Chalk Point, Dickerson and Morgantown coal-fired units. In addition, we installed selective catalytic reduction systems at the Morgantown coal-fired units and one of the Chalk Point coal-fired units and a selective auto catalytic reduction system at the other Chalk Point coal-fired unit. We also installed selective non-catalytic reduction systems at the three Dickerson coal-fired units. We expect that our total capital expenditures to comply with the requirements of the Maryland Healthy Air Act will be approximately $1.674 billion. Because of the magnitude of the capital expenditures and the complexity of the project, we included as one of our operational goals that this construction program be on schedule and on budget at year end.

•

Implementation of a Solution for Maryland Ash Management – As a result of the coal combustion process, we produce significant quantities of ash at our coal-fired generating units that must be disposed of at sites permitted to handle ash. For most of our ash, we use our own ash management facilities, which are all dry landfills in the Mid-Atlantic region, to dispose of the ash; however we expect that certain of these sites may reach full capacity in the next few years. Costs associated with third-party ash handling and disposal are material, and therefore we are working to find alternative means to dispose of our ash. We included this effort as one of our operational goals this year. In 2009, we purchased land suitable for the development of a new ash management facility and are making progress toward constructing an ash beneficiation facility to make the ash more suitable for sale to third parties for the production of concrete.

•

Enhancement of California Business – Our existing generating facilities in California depend almost entirely on payments they receive to operate in support of system reliability. The energy, capacity and ancillary services markets, as currently constituted, will not support the capital expenditures necessary to repower or reconstruct our facilities to make them commercially viable in a merchant market. In light of the challenges that we face in California, we included as a strategic goal the enhancement of our California business. In 2009, we were able to extend PG&E’s offtake of the output from our Contra Costa generating facility through April 2013 and we entered into a ten-year power purchase agreement with PG&E for 760 MW of natural gas-fired peaking generation to be constructed adjacent to our Contra Costa generating facility. Construction of this new generating facility is scheduled to begin in late 2010, subject to certain conditions.

•

Enhancement of Kendall Cogeneration Station – Our Kendall generating facility, located on the Charles River in Cambridge, Massachusetts, is a co-generation facility that produces both electricity and steam. In 2006, the Environmental Protection Agency issued to Mirant Kendall a National Pollution Discharge Elimination System (“NPDES”) renewal permit for the Kendall generating facility that imposes limits on the facility’s thermal discharge into the Charles River that could cause substantial curtailments of the operations of the Kendall generating facility. Mirant Kendall is operating under its current NPDES permit pending the resolution of its appeals of the renewal permit’s provisions. We included as a strategic goal this year the enhancement of the Kendall station and were able to make substantial progress toward resolving our NPDES permit issues in a manner that would not result in curtailment of operations. We also made progress in our efforts to modify the Kendall facility in order to allow us to increase our steam sales.

2009 Actual Performance and Incentive Award Payouts

Following completion of the annual financial audit process, the Compensation Committee assesses our achievement of the operational and strategic goals and metrics under the short-term incentive plan and makes award decisions. Our 2009 Adjusted EBITDA from Continuing Operations used for purposes of the short-term incentive payment calculation was $890 million, which exceeded the target of $875 million. Adjusted EBITDA from Continuing Operations (earnings before interest, taxes, depreciation and amortization, as adjusted for net unrealized gains and losses on derivative financial instruments, net lower of cost or market adjustments to our inventory and certain other items) is the same measure reported in our 2009 annual earnings press release. For the year ended December 31, 2009, the adjustments for other items included (i) impairment losses, (ii) bankruptcy charges and legal contingencies, (iii) certain severance costs, (iv) shutdown costs related to our Lovett generating facility, and (v) loss on disposal of assets, net. In 2009, we achieved all nine operational and strategic goals identified above. We achieved exceptional performance with respect to our safety (lost time) goal by not having any lost time accidents, with the result that it was counted twice pursuant to the pre-established 2009 program described above, for a total of ten operational and strategic goals being achieved. This overall performance resulted in a corporate payout factor of 141% of target.

The short-term incentive payments may be adjusted by the Compensation Committee, in its discretion, based on a subjective evaluation of individual performance. In assessing Mr. Muller’s individual performance for purposes of his short-term incentive payout, the Compensation Committee met with him in an executive session in January 2009 to discuss his individual goals for 2009. In February 2010 they again met with him in executive session to review his performance. Mr. Muller meets with the other named executive officers to assess their performance and makes a recommendation to the Compensation Committee with respect to their individual short-term incentive payouts. For 2009, the Compensation Committee did not make an adjustment to Mr. Muller’s short-term incentive payment based on his individual performance. There was no adjustment for individual performance to the other named executive officers’ short-term incentive payouts in 2009. See the 2009 Summary Compensation Table for the actual amounts earned by our named executive officers under the short-term incentive plan.

2010 Incentive Award Program

Our 2010 short-term incentive goals are based on the same structure utilized in 2009, with an Adjusted EBITDA from Continuing Operations goal representing two-thirds of the corporate payout factor and operational and strategic goals comprising the other one-third. The Adjusted EBITDA from Continuing Operations target amounts are as follows:

•	50% of target = $490 million (threshold);

•	100% of target = $580 million; and

•	200% of target = $675 million (maximum).

The remaining one-third of the corporate payout factor will be dependent upon achieving the following ten operational and strategic goals:

1.	top quartile safety performance based on recordable injury rates;

2.	top quartile safety performance based on lost time rates;

3.	top quartile environmental performance based on number of incidents;

4.	89% commercial availability;

5.	a level of contract availability at our California plants that results in a revenue contribution of at least $116 million;

6.	satisfactorily close out all contracts related to our program to add environmental controls at our Maryland plants;

7.	implementation of a solution for ash management at our Maryland plants;

8.	progress toward enhancing our Pittsburg generating station;

9.	progress toward enhancing our Kendall cogeneration station; and

10.	obtain project financing for, and commence construction of, our Marsh Landing generating station.

If certain levels of exceptional performance are met with respect to the first four goals above regarding safety, environmental or commercial availability targets, that goal may be counted twice toward the achievement of the operational and strategic portion of the corporate payout factor. The Compensation Committee may, in its discretion, award partial credit for the partial achievement of a goal. The target amounts for the strategic and operational goals are as follows: 50% of target = achievement of five goals (threshold); 100% of target = achievement of six goals; and 200% of target = achievement of eight goals (maximum).

Long-Term Incentives

February 2009 Compensation Decisions

All long-term incentive grants are issued under our 2005 Omnibus Incentive Compensation Plan. We utilized stock options and restricted stock units for our 2009 long-term incentive grants to executive officers, with two-thirds of the economic value of the grants delivered as restricted stock units and one-third of the economic value delivered as stock options. In determining to use such components and in determining the relative allocation, the Compensation Committee weighed the effectiveness and the perceived value of such grants by participants against their associated compensation expense. The Compensation Committee thinks the current allocation of long-term incentive grants, including the larger weighting of restricted stock units, provides both an important retention incentive for our named executive officers and aligns compensation with maintenance and growth of stockholder value. The Compensation Committee decided in conjunction with its decision regarding 2010 long-term incentive awards that in 2011 it will incorporate another performance-based element, other than stock options, in its long-term incentive grants to named executive officers.

The 2009 awards vest ratably over three years, and delivery of shares for vested restricted stock units for our Chief Executive Officer is deferred until termination. The Compensation Committee approved the 2009 annual long-term incentive grants on March 3, 2009. The Compensation Committee approves the economic value (dollar-denominated) of the equity compensation for each named executive officer, and that economic value is converted on the grant date into the equivalent number of restricted stock units and stock options based on the allocation outlined above. In determining the economic value of the grants for our named executive officers with employment agreements, the Committee reviewed the market equivalent economic value for employees at companies in Hewitt and Towers Perrin’s general and industry comparator groups where long-term incentives are a prevalent component of pay, as well as a proxy analysis of peer companies, as set forth above under Compensation Assessment Using Survey Data and Peer Group Data – February 2009 Compensation Decisions.

Mr. Edgell’s 2009 long-term incentive grant valued at 200% of base salary was near the 50th percentile indicated by market data and consistent with prior years’ grants valued at 200% of base salary. As a result of internal equity considerations among our Executive Vice Presidents, the Compensation Committee approved a 2009 long-term incentive grant for Messrs. Iaco and Williams valued at 200% of base salary that was above the 50th percentile of market for their positions of 144% and 129% of base salary, respectively. Mr. Muller’s 2009 long-term incentive grant valued at 300% of base salary was below the 50th percentile indicated by market data of 342% of base salary, but consistent with prior years’ grants valued at 300% of base salary.

Messrs. Holden, O’Neal, and Garlick and Mses. Houston and Cleary were not executive officers at the time of the February 2009 compensation decisions. Each officer’s 2009 long-term incentive grant is presented below under Grants of Plan-Based Awards in 2009.

August 2009 Compensation Decisions

The Compensation Committee chose not to provide off-cycle long-term incentive grants to Messrs. Holden, O’Neal, and Garlick and Mses. Houston and Cleary upon their promotion, but to reflect their higher level positions in their 2010 long-term incentive grants.

Benefits

Company benefits available to all of our employees, including our named executive officers, include health and welfare, dental, prescription drugs, paid vacation, life insurance, accidental death and dismemberment, short term disability and long-term disability. All employees, including our named executive officers, also are entitled to participate in our tax-qualified defined contribution 401(k) plan, pursuant to which we match 75% of the first 6% contributed.

Included in the 401(k) plan is a profit sharing arrangement for non-union employees who are not accruing a defined benefit pension. The profit sharing arrangement provides for both a 3% quarterly fixed Company contribution, and an annual discretionary profit sharing Company contribution based on our performance against our short-term incentive goals. Messrs. Muller, O’Neal and Garlick and Ms. Houston participate in the profit sharing arrangement. Messrs. Iaco, Edgell and Williams participated in the quarterly profit sharing arrangement until their departure from the Company on May 31, 2009. The discretionary contribution made by the Company for 2009 was 4.6% of base salary and short-term incentive.

Senior executives, including our named executive officers, participate in a non tax-qualified Supplemental Benefit (Savings) Plan. The Supplemental Benefit (Savings) Plan is intended to compensate for IRS limitations on compensation for Company matching and profit sharing contributions to a tax-qualified 401(k) plan, as well as contributions missed due to participation in the Deferred Compensation Plan. The Compensation Committee has concluded that this plan is market-competitive.

Senior executives, including our named executive officers, are eligible to participate in a non tax-qualified deferred compensation plan. Mr. Muller and Ms. Cleary participate in the nonqualified deferred compensation plan. Mr. Williams participated in the nonqualified deferred compensation plan until his departure from the Company on May 31, 2009. The nonqualified deferred compensation plan allows senior executives to defer certain amounts of base salary and short-term incentive compensation. See the 2009 Nonqualified Deferred Compensation table below for additional discussion of this plan. Please see Impact of Regulatory Requirements below for a discussion of Regulation 409A and its effect on our nonqualified deferred compensation plan.

Messrs. Holden and O’Neal and Ms. Cleary participate in the Mirant Services Pension Plan, a tax-qualified defined benefit pension. The plan benefit formula may vary according to a participant’s grandfathered status and location, but generally equals the greater of amounts computed using a “1.70% offset formula,” a “1.25% formula,” and a “1.00% formula.” The Pension Plan was closed to employees hired after April 2, 2000, or employees rehired after April 2, 2001, and Mr. O’Neal’s benefit service was frozen at the end of 2001 because his age/service did not allow for an on-going benefit accrual. Our named executive officers’ defined benefit pension benefits are described in further detail in the Pension Benefits table below.

Messrs. Holden and O’Neal and Ms. Cleary also participate in two non tax-qualified defined benefit pension plans. The Supplemental Benefit (Pension) Plan (“SBP”) is based on the additional monthly benefit that the tax-qualified plan would pay if the statutory limits and pay deferrals were ignored. The Mirant Services Supplemental Executive Retirement Plan (“SERP”) provides additional benefits that the tax-qualified Mirant

Services Pension Plan and SBP would pay if the 1.70% offset formula calculations reflected a portion of annual cash incentives. To derive the SERP benefits, a final average pay is determined reflecting participants’ base rates of pay and their incentives, whether or not deferred, to the extent they exceed 15% of those base rates (ignoring statutory limits). This final average pay is used in the 1.7% offset formula to derive a gross benefit. The Mirant Services Pension Plan and SBP benefits are subtracted from the gross benefit to arrive at the SERP benefit.

Mr. Holden has a Supplemental Pension Benefit Agreement (SBPA) entered into on July 9, 2002, providing for an additional five years of both age and service for purposes of determining pension benefits in the Mirant Services Pension Plan, the SBP, and the SERP.

When an SBP/SERP participant separates from service, vested monthly benefits provided by the benefit formulas are converted into a series of 10 annual installments using the actuarial equivalence basis of the Mirant Services Pension Plan.

Perquisites

We have a perquisite policy that provides for an annual allowance to each of our named executive officers. For our named executive officers, two tiers of annual perquisite allowance are provided: Level I – $21,000; and Level II – $18,000. Our Chief Executive Officer receives a Level I perquisite allowance, and each of our other named executive officers receives the Level II allowance. The allowances are paid in monthly increments and are intended to compensate executives for financial and estate planning, income tax return preparation and personal club memberships. We also provide executive physicals to these officers and relocation benefits, when necessary. The Compensation Committee has concluded that these perquisite levels are competitive in the market, while allowing more flexibility in choosing a service provider and minimizing the administrative burden of such a program.

Post-Termination Compensation

The post-termination benefits for our Chief Executive Officer are provided in his employment agreement. The terms of this agreement, including those related to severance and change in control, were negotiated in conjunction with his hiring. The post-termination benefits for our named executive officers without employment agreements are provided in the Mirant Services Severance Pay Plan and the Mirant Corporation Change in Control Severance Plan.

Severance and Change in Control

All of our named executive officers are eligible for specified change in control and severance benefits. These benefits are offered because of the prevalence of such programs in the market and because the Compensation Committee thought the protections were necessary to recruit and retain executive talent.

In the event Mr. Muller is terminated by the Company without cause, he will receive two times his base salary plus two times his target short-term incentive, in addition to certain other benefits further outlined below under Potential Payments Upon Termination. If terminated without cause, Messrs. Holden, O’Neal and Garlick and Mses. Houston and Cleary each would receive one time his or her base salary plus one time his or her target short-term incentive, in addition to certain benefits outlined below under Potential Payments Upon Termination. If terminated in conjunction with a change in control, Mr. Muller would receive three times his base salary plus three times the higher of his target short-term incentive or his actual annual short-term incentive for the year preceding the change in control. If terminated in conjunction with a change in control, Messrs. Holden, O’Neal and Garlick and Mses. Houston and Cleary each would receive three times his or her base salary plus three times his or her target short-term incentive, in addition to certain benefits outlined below under Potential Payments Upon Termination. Termination of any of our named executive officers without cause or in the event of a change in control will normally result in the immediate vesting of all of his or her outstanding stock options and restricted stock units. See Potential Payments Upon Termination below for a description of the vesting terms of long-term incentive awards for our named executive officers in the event of termination or a change in control.

Messrs. Iaco, Edgell and Williams left the Company on May 31, 2009, and their severance was treated as a termination without cause. Each was paid in accordance with the terms of his employment agreement, which provided for each to receive 1.5 times his base salary plus 1.5 times his target short-term incentive, as described below under Potential Payments Upon Termination.

Restrictive Covenants

All of our employees enter into confidentiality and intellectual property agreements, and our named executive officers are also subject to non-solicitation, non-disparagement and non-compete provisions.

Impact of Regulatory Requirements

Several regulatory requirements have an impact on certain of our compensation decisions. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally permits a publicly traded company a federal income tax deduction for compensation of up to $1 million paid to certain of its executive officers unless the amount that exceeds $1 million is payable based solely upon the attainment of objective performance criteria. Generally, our policy is to undertake to qualify certain components of our incentive compensation to executive officers for the performance exception to non-deductibility. However, because we are in a highly competitive market for talented executives, we think the Compensation Committee needs the flexibility and discretion in compensation decisions to further and promote the best interests of shareholders and meet a variety of corporate objectives. Therefore, the Compensation Committee may at times use its discretion to approve compensation that does not meet the performance-based exception and may therefore not be deductible under Section 162(m). In light of the substantial net operating loss carry-forwards available to us to offset taxable income, we do not think the amount of any lost deductions would have a significant impact on our financial results.

We account for stock-based compensation in accordance with the accounting guidance for stock-based compensation, which requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation issued to employees. All of the stock-based awards granted in 2009 qualified for equity accounting treatment in accordance with the accounting guidance for stock-based compensation. We use the Black-Scholes option-pricing model to measure the grant-date fair value of our stock options. For determining the number of stock options to grant to employees, we use a volatility rate in the Black-Scholes calculation based on the average volatility of our traded options during the 45 trading days immediately preceding (and inclusive of) the grant date in order to eliminate any perception of subjectivity in determining option award sizes.

Equity Grant Policy

The Equity Grant Policy adopted by the Compensation Committee requires that both annual equity grants and special equity grants must be made during an open trading window, which normally follows our quarterly earnings releases. The annual equity awards specifically are to be made at a Compensation Committee meeting scheduled during the first week of the open trading window following the release of our financial results for the previous fiscal year. The Equity Grant Policy applies to any compensatory equity grant made to employees, including our named executive officers. The Equity Grant Policy requires that the grant date of any equity award approved by the Compensation Committee will be the date of the meeting at which the award was approved, and the grant price will be the closing price of our common stock on the New York Stock Exchange on such date. All of our 2009 long-term incentive awards complied with the terms of our Equity Grant Policy.

Role of Chief Executive Officer and Management

Mr. Muller actively participates in Compensation Committee meetings, other than executive sessions of the Committee that include discussions regarding his compensation. Mr. Muller attended six Compensation Committee meetings in 2009. He makes recommendations to the Compensation Committee with respect to equity grants, annual short-term incentive awards and merit increases for the named executive officers other than himself. He also provides input on other aspects of our compensation program, including plan design, timing and structure of incentive grants and compensation policies. The Vice President, Administration also attends all Compensation Committee meetings, prepares meeting materials and provides guidance to the Committee on compensation programs and policies.

Stock Ownership Guidelines

Stock ownership guidelines approved by the Compensation Committee in November 2006 require that our named executive officers, certain other corporate officers and our Board of Directors own certain levels of our stock. Those levels of ownership must be attained (1) within five years of their first long-term incentive award grant in the year that they became subject to the guidelines, or (2) if the individual did not hold the relevant office at that time, within five years of the date the individual becomes a director or an officer at that level. The stock ownership guidelines are set forth below:

Position	Multiple of Annual Salary
Chief Executive Officer	500%
Executive Vice President	400%
Senior Vice President	300%
Vice President	100%
Board of Directors	3x annual LTI Grant

Shares counted toward satisfaction of the guidelines outlined above include shares owned outright, vested restricted stock units or restricted shares, vested stock options (at two-thirds of their value), and phantom shares/units. As of March 8, 2010, due to the significant decline in the price of our common stock as a result of challenging market conditions, none of our named executive officers had met the share ownership requirements under the guidelines. Our named executive officers received their first long-term incentive award in January 2006 and therefore have until January 2011 to reach these share ownership goals. At its August 2009 meeting, the Compensation Committee discussed our officers’ current stock ownership levels and the impact of the recent stock price decline on their compliance with these guidelines. The Compensation Committee plans to continue to monitor the appropriateness of the multiples and the timeline for compliance.

Compensation Committee Report

We have reviewed and discussed with management this Compensation Discussion and Analysis to be filed pursuant to the Securities Exchange Act of 1934. Based on these reviews and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and this Proxy Statement.

Submitted on March 26, 2010 by the members of the Compensation Committee of the Company’s Board of Directors:

William L. Thacker, Chair

A. D. (Pete) Correll

John M. Quain*

Thomas H. Johnson**

*	Joined the Committee effective May 7, 2009
**	Served on the Committee through May 7, 2009

2009 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding annual compensation for our Chief Executive Officer, our current Chief Financial Officer, our current General Counsel and Corporate Secretary, our current Chief Commercial Officer, our current Senior Vice President of Operations, our current Senior Vice President of Asset Management, our former Chief Financial Officer, our former Chief Operating Officer and our former General Counsel for 2009 (together, our “named executive officers”).

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($) (1)		Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value ($) (4)	All Other Compensation ($) (5)	Total ($)
Edward R. Muller Chairman, President and Chief Executive Officer	2009	1,135,000	2,269,998		1,303,473		1,600,000	—	222,208	6,530,679
	2008	1,127,597	2,269,992		1,242,049		1,200,000	—	222,131	6,061,769
	2007	1,079,616	2,211,013		814,368		1,200,000	—	179,956	5,484,953
J. William Holden III* Senior Vice President and Chief Financial Officer	2009	404,536	292,781		168,121		314,525	311,230	37,840	1,529,033
Julia A. Houston* Senior Vice President, General Counsel, and Corporate Secretary	2009	362,252	256,069		147,035		272,800	—	63,295	1,101,451
John L. O’Neal* Senior Vice President and Chief Commercial Officer	2009	363,917	296,743		170,397		283,400	5,355	68,618	1,188,430
James P. Garlick* Senior Vice President, Operations	2009	355,164	284,471		163,346		267,300	—	66,369	1,136,650
Anne M. Cleary* Senior Vice President, Asset Management	2009	334,356	242,133		139,038		252,350	120,398	34,544	1,122,819
James V. Iaco, Jr Former Executive Vice President and Chief Financial Officer	2009	258,808	648,003	(6)	372,092	(6)	—	—	1,602,141	2,881,044
	2008	482,618	647,998		354,559		338,100	—	95,456	1,918,731
	2007	465,925	629,795		231,973		335,000	—	82,477	1,745,170
Robert M. Edgell Former Executive Vice President and Chief Operating Officer	2009	267,702	741,333	(6)	425,688	(6)	—	—	1,818,804	3,253,527
	2008	534,810	741,326		405,631		386,700	—	105,585	2,174,052
	2007	535,828	730,292		268,986		386,500	—	96,806	2,018,412
S. Linn Williams Former Executive Vice President and General Counsel	2009	240,541	648,003	(6)	372,092	(6)	—	—	1,599,385	2,860,021
	2008	480,748	647,998		354,559		338,100	—	95,400	1,916,805
	2007	465,925	629,795		231,973		335,000	—	82,242	1,744,935

*	Messrs. Holden, O’Neal and Garlick and Mses. Houston and Cleary first became named executive officers in 2009. SEC rules require that only their 2009 compensation be included in the table.

(1)	The value for stock awards in this column represent the aggregate grant date fair value for the stock awards granted in the applicable year, computed in accordance with FASB ASC Topic 718 for restricted stock units awarded under the 2005 Omnibus Incentive Compensation Plan in 2007, 2008 and 2009. Assumptions used in the calculation of these amounts are included in Stock-Based Compensation in Item 7 – Management’s Discussion and Analysis of Results of Operations and Financial Condition in our Annual Report on Form 10-K filed with the SEC on February 26, 2010.

(2)	The values for stock option awards in this column represent the aggregate grant date fair value for the option awards granted in the applicable year computed in accordance with FASB ASC Topic 718 for stock options granted under the 2005 Omnibus Incentive Compensation Plan in 2007, 2008 and 2009. Assumptions used in the calculation of these amounts are included in Stock-Based Compensation in Item 7 – Management’s Discussion and Analysis of Results of Operations and Financial Condition in our Annual Report on Form 10-K filed with the SEC on February 26, 2010.

(3)	Reflects amounts paid for performance under our short-term incentive program. Payments for 2009 were approved by the Compensation Committee at its February 25, 2010 meeting, and if not deferred by the named executive officer, were paid on March 5, 2010. See Compensation Discussion and Analysis – Elements of Compensation – Short-Term Incentives above for further discussion of 2009 performance goals and payments under this program.

(4)	The amounts reported in the “Change in Pension Value” column reflect the actuarial increase in the present value of the named executive officers’ benefits under all defined benefit pension plans sponsored by Mirant, determined using interest rate and mortality rate assumptions consistent with those used in Mirant’s financial statements. The pension plan amounts, some of which may not be currently vested, include:

•	increase in Mirant Services Pension Plan (“Pension Plan”) value;

•	increase in Mirant Services Supplemental Benefit (Pension) Plan (“SBP”) value;

•	increase in Mirant Services Supplemental Executive Retirement Plan (“SERP”) value; and

•	for Mr. Holden, increase in Supplemental Pension Benefit Agreement (“SPBA”) value.

The following table shows, for each named executive officer receiving pension plan benefits, the change in the actuarial present value for each of the Pension Plan, the SBP, the SERP, and the SPBA for fiscal 2009:

Name	Change in Pension Plan Value	Change in SBP Value	Change in SERP Value	Change in SPBA Value
J. William Holden III	$47,176	$78,777	$46,789	$138,488
John L. O’Neal	59	2,922	2,374	—
Anne M. Cleary	36,974	67,345	16,079	—

(5)	For 2009, this amount reflects the following for each named executive officer:

•

An annual perquisite allowance for financial and estate planning, income tax preparation and personal club memberships. Mr. Muller received a perquisite allowance of $21,000. Messrs. Holden, O’Neal and Garlick and Mses. Houston and Cleary each received a perquisite allowance of $18,000. Messrs. Iaco, Edgell and Williams each received a perquisite allowance of $7,500 (pro-rated to reflect their departure from the Company effective May 31, 2009).

•

Matching and profit sharing contributions by the Company to each named executive officer under the Company’s 401(k) Plan and Supplemental Benefit (Savings) Plan. The matching contribution under the 401(k) plan represents 75% of their eligible contributions. In 2009, Messrs. Muller, Holden, O’Neal and Garlick and Mses. Houston and Cleary received a matching contribution of $11,025. Messrs. Iaco, Edgell and Williams received a matching contribution of $5,053. In 2009, Messrs. Muller, O’Neal, Garlick, Iaco, Edgell and Williams and Ms. Houston received a profit sharing contribution to their 401(k) account in the amount of $14,894. Mr. Holden and Ms. Cleary did not receive a profit sharing contribution because they continue to accrue benefits under the Mirant Services Pension Plan. In 2009, contributions were made to the non-qualified Supplemental Benefit (Savings) Plan of named executive officers in the following amounts; Mr. Muller – $172,967, Mr. Holden – $6,963, Ms. Houston – $19,053, Mr. O’Neal – $24,331, Mr. Garlick – $22,450, Ms. Cleary – $3,956, Mr. Iaco – $34,802, Mr. Edgell – $41,371 and Mr. Williams – $34,192.

•

The following executives were subject to imputed income for their Company-provided life insurance benefits for 2009: Mr. Muller - $2,322, Mr. Holden - $1,851, Ms. Houston - $322, Mr. O’Neal - $367, Ms. Cleary - $1,563, Mr. Iaco - $3,046, Mr. Edgell - $1,633 and Mr. Williams - $1,584.

•

Cash severance payments made to Messrs. Iaco, Edgell and Williams in accordance with the termination provisions of their employment agreements. The following cash severance payments were made: Mr. Iaco – $1,536,846; Mr. Edgell – $1,748,353 and Mr. Williams – $1,536,162.

(6)	In accordance with their termination agreements, Messrs. Iaco, Edgell and Williams agreed to forfeit two-thirds of their March 3, 2009 restricted stock unit and stock option awards upon their departure from the Company, which otherwise would have vested automatically.

GRANTS OF PLAN-BASED AWARDS IN 2009

The following table sets forth information with respect to stock awards and option awards granted during 2009 for our named executive officers and possible payouts for 2009 under our short-term incentive program.

Name			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards ($) (1)	Grant Date Fair Value of Option Awards ($) (2)
	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Edward R. Muller		(3)	567,500	1,135,000	2,270,000
	3/3/2009	(4)				218,269			2,269,998
	3/3/2009	(5)					221,679	10.40		1,303,473
J. William Holden III		(3)	111,533	223,065	446,130
	3/3/2009	(4)				28,152			292,781
	3/3/2009	(5)					28,592	10.40		168,121
Julia A. Houston		(3)	96,731	193,461	386,922
	3/3/2009	(4)				24,622			256,069
	3/3/2009	(5)					25,006	10.40		147,035
John L. O’Neal		(3)	100,495	200,991	401,982
	3/3/2009	(4)				28,533			296,743
	3/3/2009	(5)					28,979	10.40		170,397
James P. Garlick		(3)	94,771	189,542	379,084
	3/3/2009	(4)				27,353			284,471
	3/3/2009						27,780	10.40		163,346
Anne M. Cleary		(3)	89,479	178,958	357,916
	3/3/2009	(4)				23,282			242,133
	3/3/2009	(5)					23,646	10.40		139,038
James V. Iaco, Jr.		(3)	157,950	315,900	631,800
	3/3/2009	(4)(6)				62,308			648,003
	3/3/2009	(5)(6)					63,281	10.40		372,092
Robert M. Edgell		(3)	180,700	361,400	722,800
	3/3/2009	(4)(6)				71,282			741,333
	3/3/2009	(5)(6)					72,396	10.40		425,688
S. Linn Williams		(3)	157,950	315,900	631,800
	3/3/2009	(4)(6)				62,308			648,003
	3/3/2009	(5)(6)					63,281	10.40		372,092

(1)	Represents the grant date fair value of restricted stock awards granted during 2009, calculated in accordance with FASB ASC Topic 718.

(2)	Represents the grant date fair value of option awards granted during 2009, calculated in accordance with FASB ASC Topic 718, using the Black-Scholes option-pricing model.

(3)	Represents threshold, target and maximum level payouts for 2009 under the short-term incentive program. The amounts shown for Messrs. Holden, O’Neal and Garlick and for Mses. Houston and Cleary reflect the impact of promotional salary increases granted effective June 1, 2009. The amounts for Mr. Garlick and Mses. Houston and Cleary also reflect increases to their target bonus percentages from 50% to 55% effective with their promotions on June 1, 2009. For actual amounts paid under the short-term incentive program for 2009, see the Non-Equity Incentive Plan Compensation column under the 2009 Summary Compensation Table above. Messrs. Iaco, Edgell and Williams each received a prorated payment of their 2009 target annual bonus as described below under Potential Payments Upon Termination.

(4)

Restricted stock units were granted on March 3, 2009 under our 2005 Omnibus Incentive Compensation Plan. The restricted stock units vest ratably over three years. Delivery of shares to Mr. Muller is deferred until termination.

Delivery of shares to Messrs. Iaco, Edgell and Williams was deferred until December 1, 2009, six months and one day following their departure from the Company on May 31, 2009.

(5)	Stock options were granted on March 3, 2009 under our 2005 Omnibus Incentive Compensation Plan. The stock options vest ratably over three years and expire on March 3, 2019.

(6)	In accordance with their termination agreements, Messrs. Iaco, Edgell and Williams agreed to forfeit two-thirds of their March 3, 2009 restricted stock unit and stock option awards upon their departure from the Company, which otherwise would have vested automatically.

Employment Agreements

We have an employment agreement with Mr. Muller. This agreement had an initial three-year term through September 30, 2008. After the three-year term, the agreement is automatically extended in one-year increments unless we give prior notice of termination. Mr. Muller’s agreement was automatically extended for the first one-year period and was subsequently automatically extended for a second one-year period, through September 30, 2010. We had employment agreements with Messrs. Iaco, Edgell and Williams. Messrs. Iaco, Edgell and Williams left the Company on May 31, 2009, and their departures were treated as terminations without cause under their employment agreement. Each was provided severance benefits in accordance with their employment agreement. The compensation payable under each employment agreement is discussed below. The agreements provide that certain amounts are paid immediately if the employee dies, becomes disabled, or is terminated without cause. See Potential Payments Upon Termination below for further discussion of those payments.

The Board has sole responsibility for administering these agreements.

Edward R. Muller Employment Agreement

Effective September 30, 2005, Mirant entered into an employment agreement with Mr. Muller. This agreement provides for compensation and benefits during the three-year term of the agreement, with automatic successive one-year renewals. Under the terms of the agreement, Mr. Muller’s initial base salary was $1 million. In 2007, Mr. Muller’s base salary was $1.1 million. Effective March 1, 2008, Mr. Muller’s base salary was increased to $1.135 million. In addition, Mr. Muller’s target short-term incentive level during the term of his employment was to be no less than 100% of his base salary with a maximum of two times the target. Mr. Muller’s employment agreement specifies that long-term incentive grants will be governed by the terms of specific award agreements. Those agreements are discussed below under Stock Award Agreements. Mr. Muller’s long-term incentive grants for 2009 are set forth above under Grants of Plan-Based Awards in 2009. For a description of potential payments to Mr. Muller upon termination or a change in control, see Post-Termination Compensation under Compensation Discussion and Analysis above.

James V. Iaco, Jr. Employment Agreement

Effective November 7, 2005, Mirant entered into an employment agreement with Mr. Iaco. The agreement provides for compensation and benefits during its three-year term, with automatic successive one-year renewals. Under the terms of the agreement, Mr. Iaco’s initial base salary was $450,000. In 2007 his base salary was $470,000. Effective March 1, 2008, Mr. Iaco’s base salary was increased to $486,000. Mr. Iaco’s target short-term incentive level during the term of his employment will be no less than 65% of base salary with a maximum of two times the target. Mr. Iaco’s employment agreement specifies that long-term incentive grants will be governed by the terms of specific award agreements. Those agreements are discussed below under Stock Award Agreements. Mr. Iaco’s equity grants for 2009 are set forth above under Grants of Plan-Based Awards in 2009. Mr. Iaco left the Company effective May 31, 2009. His departure was treated as a termination without cause and he was provided severance benefits in accordance with his employment agreement, provided that he agreed to forfeit 2/3 of the restricted stock units and stock options granted to him on March 3, 2009, which otherwise would have vested automatically. For a description of payments made to Mr. Iaco upon termination, see Potential Payments Upon Termination below.

Robert M. Edgell Employment Agreement

Effective January 3, 2006, Mirant entered into an employment agreement with Mr. Edgell. The agreement provides for compensation and benefits during its three-year term, with automatic successive one-year renewals. Under the terms of the agreement, Mr. Edgell’s initial base salary was $500,000. In 2007 his base salary was $545,000. Effective March 1, 2008, Mr. Edgell’s base salary was increased to $556,000. Mr. Edgell’s target short-term incentive level during the term of his employment will be no less than 65% of his base salary with a maximum of two times the target. Mr. Edgell’s employment agreement specifies that long-term incentive grants will be governed by the terms of specific award agreements. Those agreements are discussed below under Stock Award Agreements. Mr. Edgell’s long-term incentive grants for 2009 are set forth above under Grants of Plan-Based Awards in 2009. Mr. Edgell left the Company effective May 31, 2009. His departure was treated as a termination without cause and he was provided severance benefits in accordance with his employment agreement, provided that he agreed to forfeit 2/3 of the restricted stock units and stock options granted to him on March 3, 2009, which otherwise would have vested automatically. For a description of payments to Mr. Edgell upon termination, see Potential Payments Upon Termination below.

S. Linn Williams Employment Agreement

Effective November 7, 2005, Mirant entered into an employment agreement with Mr. Williams. The agreement provides for compensation and benefits during its three-year term, with automatic successive one-year renewals. Under the terms of the agreement, Mr. Williams’s initial base salary was $450,000. In 2007 his base salary was $470,000. Effective March 1, 2008, Mr. Williams’ base salary was increased to $486,000. Mr. Williams’s target short-term incentive level during the term of his employment will be no less than 65% of base salary with a maximum of two times the target. Mr. Williams’s employment agreement specifies that long-term incentive grants will be governed by the terms of specific award agreements. Those agreements are discussed below under Stock Award Agreements. Mr. Williams’s long-term incentive grants for 2009 are set forth above under Grants of Plan-Based Awards in 2009. Mr. Williams left the Company effective May 31, 2009. His departure was treated as a termination without cause and he was provided severance benefits in accordance with his employment agreement, provided that he agreed to forfeit 2/3 of the restricted stock units and stock options granted to him on March 3, 2009, which otherwise would have vested automatically. For a description of payments to Mr. Williams upon termination, see Potential Payments Upon Termination below.

Stock Award Agreements

The 2009 long-term incentive grants of stock options and restricted stock units were made under our 2005 Omnibus Incentive Compensation Plan, and the terms of the grants are included in specific award agreements to our named executive officers. If any dividends or other distributions are paid on our common stock while the restricted stock units are outstanding, the dollar amount or fair value of such distributions with respect to the number of common shares underlying the units will be converted into additional restricted stock units based on the fair market value of the common stock on the date of distribution. The stock options do not include any right to receive dividend or distribution amounts on the common stock prior to exercise. For further discussion of the terms of these awards, see Long-Term Incentives under the Compensation Discussion and Analysis above.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

The following table sets forth information regarding the unexercised options and unvested restricted stock units held by our named executive officers as of December 31, 2009.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested (1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Edward R. Muller	1/13/2006	405,844	—	24.64	1/13/2016	—	—
	2/17/2006	399,202	—	25.05	2/17/2016	—	—
	3/8/2007	64,174	32,087	37.71	3/8/2012	19,544	298,437
	3/7/2008	43,581	87,161	37.02	3/7/2013	40,878	624,207
	3/3/2009	—	221,679	10.40	3/3/2019	218,269	3,332,968
J. William Holden III	1/13/2006	7,891	—	24.64	1/13/2016	—	—
	2/17/2006	7,762	—	25.05	2/17/2016	—	—
	3/8/2007	7,045	3,522	37.71	3/8/2012	2,145	32,754
	3/7/2008	5,231	10,462	37.02	3/7/2013	4,906	74,915
	3/3/2009	—	28,592	10.40	3/3/2019	28,152	429,881
Julia A. Houston	1/13/2006	2,537	—	24.64	1/13/2016	—	—
	2/17/2006	2,495	—	25.05	2/17/2016	—	—
	3/8/2007	1,931	1,931	37.71	3/8/2012	1,176	17,958
	3/7/2008	3,042	6,083	37.02	3/7/2013	2,852	43,550
	3/3/2009	—	25,006	10.40	3/3/2019	24,622	375,978
John L. O’Neal	1/13/2006	7,891	—	24.64	1/13/2016	—	—
	2/17/2006	15,524	—	25.05	2/17/2016	—	—
	3/8/2007	7,045	3,522	37.71	3/8/2012	2,145	32,754
	3/7/2008	5,231	10,462	37.02	3/7/2013	4,906	74,915
	3/3/2009	—	28,979	10.40	3/3/2019	28,533	435,699
James P. Garlick	1/13/2006	5,682	—	24.64	1/13/2016	—	—
	2/17/2006	5,589	—	25.05	2/17/2016	—	—
	3/8/2007	5,921	2,961	37.71	3/8/2012	1,804	27,547
	3/7/2008	4,784	9,567	37.02	3/7/2013	4,487	68,516
	3/3/2009	—	27,780	10.40	3/3/2019	27,353	417,680
Anne M. Cleary	1/13/2006	8,131	—	24.64	1/13/2016	—	—
	2/17/2006	8,982	—	25.05	2/17/2016	—	—
	3/8/2007	3,393	1,697	37.71	3/8/2012	1,033	15,774
	3/7/2008	2,571	5,140	37.02	3/7/2013	2,410	36,801
	3/3/2009	—	23,646	10.40	3/3/2019	23,282	355,516
James V. Iaco, Jr.	1/13/2006	30,439	—	24.64	5/31/2010	—	—
	2/17/2006	29,940	—	25.05	5/31/2010	—	—
	3/8/2007	18,280	—	37.71	5/31/2010	—	—
	3/7/2008	37,322	—	37.02	5/31/2010	—	—
	3/3/2009	—	—	10.40	5/31/2010	—	—

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested (1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Robert M. Edgell	1/13/2006	128,517	—	24.64	5/31/2010	—	—
	2/17/2006	126,414	—	25.05	5/31/2010	—	—
	3/8/2007	31,795	—	37.71	5/31/2010	—	—
	3/7/2008	42,698	—	37.02	5/31/2010	—	—
	3/3/2009	24,132	—	10.40	5/31/2010	—	—
S. Linn Williams	1/13/2006	27,057	—	24.64	5/31/2010	—	—
	2/17/2006	26,614	—	25.05	5/31/2010	—	—
	3/8/2007	27,420	—	37.71	5/31/2010	—	—
	3/7/2008	37,322	—	37.02	5/31/2010	—	—
	3/3/2009	21,094	—	10.40	5/31/2010	—	—

(1)	Stock options and restricted stock units granted on January 13, 2006 and February 17, 2006 vested in four equal installments at 6 months, 12 months, 24 months, and 36 months from January 3, 2006. Stock options and restricted stock units granted on March 8, 2007 vest ratably over three years beginning on March 8, 2008. Stock options and restricted stock units granted on March 7, 2008 vest ratably over three years beginning on March 7, 2009. Stock options and restricted stock units granted on March 3, 2009 vest ratably over three years beginning on March 3, 2010. Delivery of shares for Mr. Muller’s vested restricted stock units is deferred until employment terminates. The stock options granted on January 13, 2006, February 17, 2006 and March 3, 2009 expire 10 years from their grant dates. The stock options granted on March 8, 2007 and March 7, 2008 expire 5 years from their grant dates.

(2)	In accordance with the provisions of each applicable award agreement, outstanding vested stock options for Messrs. Iaco, Edgell and Williams expire one year from May 31, 2009.

(3)	Market value is based on the closing stock price on December 31, 2009 of $15.27.

OPTION EXERCISES AND STOCK VESTED IN 2009

The following table sets forth information regarding option exercises and restricted stock units that vested during the fiscal year ended December 31, 2009 for our named executive officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Edward R. Muller	—	—	80,236	1,159,595
J. William Holden III	—	—	7,729	94,486
Julia A. Houston	—	—	3,609	40,773
John L. O’Neal	—	—	7,729	94,486
James P. Garlick	—	—	4,799	49,914
Anne M. Cleary	—	—	3,447	40,758
James V. Iaco, Jr.	21,094	81,952	127,333	1,814,495
Robert M. Edgell	—	—	139,911	1,993,732
S. Linn Williams	—	—	121,966	1,738,016

(1)	Amount reflects the difference between the exercise price of the option and the market price at the time of exercise.

(2)	Amount reflects the market value of our common stock on the day the shares vested. Mr. Muller’s shares are vested, but they are not received until termination. The value received by Messrs. Iaco, Edgell and Williams reflects the market price ($14.25) at the time restrictions lapsed on their awards (December 1, 2009, which was six months and one day after May 31, 2009).

2009 PENSION BENEFITS

The following table sets forth information about pension benefits for our named executive officers that participate in our pension plans.

Name	Plan Name	Years of Credited Service (#)	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
J. William Holden III	Pension Plan	23.583	488,429	—
	SBP (Pension)	23.583	307,155	—
	SERP	23.583	218,034	—
	SBPA	5.000	618,067	—
John L. O’Neal	Pension Plan	2.167	19,505	—
	SBP (Pension)	2.167	11,135	—
	SERP	2.167	9,044	—
Anne M. Cleary	Pension Plan	25.500	436,521	—
	SBP (Pension)	25.500	113,615	—
	SERP	25.500	168,585	—

(1)

Present values are based on the same assumptions as used in our financial statements included in the annual report for the year ended December 31, 2009 except that no pre-retirement mortality is assumed. The discount rate for the Pension Plan as of December 31, 2009 is 5.62%. The discount rates for the SBP and the

SERP as of December 31, 2009 is 4.90%. The mortality table for all plans as of December 31, 2009 is the RP 2000 Combined Healthy Mortality Table projected 10 years to 2010 with Scale AA. Benefits are assumed to commence at age 65 for Mr. O’Neal and Ms. Cleary. For Mr. Holden, benefits are assumed to commence at age 60 because he receives credit for an additional 5 years of age and 5 years of service in accordance with his Supplemental Pension Benefit Agreement (described below). Benefits payable from the SBP and SERP are assumed to be paid as a series of 10 annual installments.

Mirant Services Pension Plan (“Pension Plan”)

The Mirant Services Pension Plan is a tax-qualified defined benefit pension plan. This plan covers our non-union workforce. Participation in this plan is closed to employees hired after April 2, 2000 or employees rehired after April 2, 2001. Normal retirement benefits become payable when participants both attain age 65 and complete five years of participation. The plan benefit formula may vary according to a participant’s grandfathered status and location, but generally equals the greater of amounts computed using a “1.70% offset formula,” a “1.25% formula,” and a “1.00% formula.” Compensation and benefits will be limited to the statutory maximums.

Early retirement benefits become payable once plan participants have both attained age 50 and completed ten years of service. Participants who retire early from active service receive benefits equal to the amounts computed using the same formulas employed at normal retirement. However, a 0.3% reduction applies for each month (3.6% for each year) prior to normal retirement that participants elect to have their benefits payments commence. So for example, 64% of the formula benefits are payable starting at age 55. As of December 31, 2009, none of Mr. Holden, Mr. O’Neal, or Ms. Cleary are eligible for early retirement.

The plan’s benefit formulas produce amounts payable monthly over a participant’s post-retirement lifetime. At retirement, plan participants can choose to receive their benefits in one of seven alternative forms of payment. All forms pay benefits monthly over the lifetime of the retiree or the joint lifetimes of the retiree and a spouse. A reduction applies if a retiring participant chooses a payment form other than a single life annuity. The reduction makes the value of the benefits paid in the form chosen comparable to what it would have been if benefits were paid as a single life annuity over the retiree’s life.

Participants vest in the Pension Plan after completing five years of service. All the executives whose benefits are disclosed are vested in their benefits. Participants who terminate employment after vesting can elect to have their pension benefits commence at age 50 if they participated in the plan for ten years. If such an election is made, the early retirement reductions that apply are actuarially determined factors which are larger than 0.3% per month.

If a participant dies while actively employed, benefits will be paid to a surviving spouse. A survivor’s benefit is calculated as though the participant had terminated on the date of death, survived to age 65, commenced benefits in the form of a 50% joint and survivor annuity, and then died. Payments to a surviving spouse of a participant who could have retired will begin immediately. Payments to a survivor of a participant who was not retirement eligible begin when the deceased participant would have attained age 50. After commencing, survivor benefits are payable monthly for the remainder of a survivor’s life. Participants who are eligible for early retirement may opt to have a 100% survivor benefit paid if they die; however, there is a charge associated with this election.

Mirant Services Supplemental Benefit (Pension) Plan (“SBP”)

The SBP is a non-qualified plan intended to pay benefits that the tax-qualified Pension Plan cannot pay due to statutory pay/benefit limits. Additionally, the SBP compensates participants for lost benefits resulting from participation in the Deferred Compensation Plan, described under “2009 Non-Qualified Deferred Compensation” below. The SBP’s vesting, early retirement, and disability provisions mirror those of the tax-qualified Pension Plan. The amounts paid by the SBP are based on the additional monthly benefit that the Pension Plan would pay if the statutory limits and pay deferrals were ignored. When an SBP participant separates from service, vested monthly benefits provided by the benefit formulas are converted into a series of 10 annual installments using the actuarial equivalence basis of the Mirant Services Pension Plan.

Vested participants terminating prior to becoming eligible to retire will be paid their initial installment at the beginning of the calendar quarter attaining age fifty. If the terminating participant is retirement eligible, the initial installment payment will be paid at the beginning of the calendar quarter after separation. If the separating participant is a “key man” (as defined by the Internal Revenue Code for certain pension testing purposes), the first installment will be delayed for six months after the date of separation. If an SBP participant dies after becoming vested in the tax-qualified Pension Plan, the spouse of the deceased participant will receive the installments the participant would have been paid upon retirement, reduced by 50%. If a vested participant’s death occurs prior to age 50, the installments will be paid to a survivor as if the participant had survived to age 50.

Mirant Services Supplemental Executive Retirement Plan (“SERP”)

The SERP is a non-qualified plan designed to provide deferred compensation benefits primarily for a select group of management or highly compensated employees which are not otherwise payable from the Pension Plan as a result of the exclusion of incentive pay from certain definitions of earnings set forth under such plan.

The SERP provides high paid employees additional benefits that the Pension Plan and SBP would pay if the 1.70% offset formula calculations reflected a portion of annual cash incentives. To derive the SERP benefits, a final average pay is determined reflecting participants’ base rates of pay and their incentives, whether or not deferred, to the extent they exceed 15% of those base rates (ignoring statutory limits). This final average pay is used in the 1.7% offset formula to derive a gross benefit. The Pension Plan and SBP benefits are subtracted from the gross benefit to arrive at the SERP benefit. The SERP’s early retirement, survivor benefit, and disability provisions mirror the SBP’s provisions.

Supplemental Pension Benefit Agreements (“SPBA”)

Supplemental Pension Benefit Agreements are individual agreements providing for additional pension benefits. These agreements provide certain executives the benefits that the other three defined benefit Pension Plans would pay if the participant had worked an additional number of years. These contracts are usually entered into on an as needed basis to attract and retain executives. The number of additional years of service is most often based on periods of relevant employment with another company. Mr. Holden is the only named executive officer that has an SPBA. His SPBA provides for an additional five years of both age and service for purposes of determining pension benefits in the Pension Plan, SBP, and SERP.

2009 NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information regarding executive contributions, company contributions, earnings and account balances for each of the participating named executive officers in the Deferred Compensation Plan and the Supplemental Benefit (Savings) Plan, which are described below. Only Messrs. Muller and Williams and Mrs. Cleary participated in the Deferred Compensation Plan in 2009. Mrs. Cleary also received earnings from her participation in the Mirant Corporation Deferred Compensation Plan for Directors and Select Employees. Deferrals to this plan were suspended July 30, 2003. All named executive officers participated in the Supplemental Benefit (Savings) Plan in 2009.

Name	Plan	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Edward R. Muller	Deferred Compensation	293,508	—	287,887	—	1,088,834	(4)
	Supplemental Benefit	—	172,967	17,376	—	605,419	(6)
J. William Holden III	Supplemental Benefit	—	6,963	1,057	—	37,346	(6)
Julia A. Houston	Supplemental Benefit	—	19,053	920	—	39,129	(6)

John L. O’Neal	Supplemental Benefit	—	24,331	4,049	—	138,042	(6)
James P. Garlick	Supplemental Benefit	—	22,450	1,615	—	61,266	(6)
Anne M. Cleary	Deferred Compensation	60,895	—	31,964	—	112,908	(4)
	Deferred Compensation	—	—	979		30,647	(4)(5)
	Supplemental Benefit	—	3,956	305	—	11,818	(6)
James V. Iaco, Jr.	Supplemental Benefit	—	34,802	4,274	154,367	—	(6)
Robert M. Edgell	Supplemental Benefit	—	41,371	4,930	178,121	—	(6)
S. Linn Williams	Deferred Compensation	56,085	—	76,081	261,617	—	(4)
	Supplemental Benefit	—	34,192	4,267	153,827	—	(6)

(1)	Of the amounts contributed by Mr. Muller, Mrs. Cleary and Mr. Williams during 2009, $113,508, $33,295 and $22,275, respectively, are included as compensation under Salary in the 2009 Summary Compensation Table above, and $180,000, $27,600 and $33,810, respectively, are included as compensation under Non-Equity Incentive Plan Compensation in the 2009 Summary Compensation Table above.

(2)	In 2009, the Company made contributions to the non-qualified Supplemental Benefit (Savings) Plan of named executive officers in the amounts listed. These Company contributions are included as compensation under All Other Compensation in the 2009 Summary Compensation Table above.

(3)	Earnings for the Deferred Compensation Plan are based on market performance. Earnings for the Supplemental Benefit (Savings) Plan are credited with the prime rate of interest.

(4)	Of this amount the following amounts were reported as compensation to the executive in the Summary Compensation Table in prior years’ Proxy Statements: Mr. Muller – $663,352; Mr. Williams – $198,171. Mrs. Cleary’s information was not previously reported in the Summary Compensation Table as she did not become a named executive officer until 2009.

(5)	Ms. Cleary previously participated in the Mirant Corporation Deferred Compensation Plan for Directors and Select Employees. Deferrals to this plan were suspended July 30, 2003.

(6)	Of this amount the following amounts were reported as compensation to the executive in the Summary Compensation Table in prior years’ Proxy Statements: Mr. Muller – $372,469; Mr. Iaco – $105,506; Mr. Edgell – $122,352; Mr. Williams – $105,214. Messrs. Holden, O’Neal and Garlick and Mses. Houston and Cleary’s information was not previously reported in the Summary Compensation Table as they did not become named executive officers until 2009.

Mirant Corporation Deferred Compensation Plan

The Deferred Compensation Plan is a non-qualified plan intended to comply with the requirements of Section 409A of the Internal Revenue Code. Employees may defer up to 100% of base pay and/or short-term incentive pay (less applicable FICA taxes). The plan allows participants to choose among 20 different investment funds. The investment funds are the same funds offered under our 401(k) plan, with three exceptions. Because common collective trusts are not allowed in the Deferred Compensation Plan, fund choices have been substituted. Deferred Compensation Plan participants may change their investment election or transfer balances among the various funds at any time. Final distributions from the accounts are made upon termination of employment with the Company and may be made in a lump sum or in annual installments for up to 10 years, in accordance with the participant’s prior election. Distributions to named executive officers will be made no earlier than six months following their termination of service. Early withdrawals from the accounts are not permitted, with the exception of an in-service withdrawal election for a future known date set during the annual enrollment period.

Mirant Services Supplemental Benefit (Savings) Plan

The Supplemental Benefit (Savings) Plan is a non-qualified plan intended to compensate executives for IRS limitations on compensation on Company matching and profit sharing contributions to a qualified 401(k) plan or to provide parity with respect to Company matching and profit sharing 401(k) contributions due to executive deferrals of income pursuant to the Deferred Compensation Plan. All amounts credited to the account of a participant are credited with deemed interest at the prime rate as published in the Wall Street Journal, compounded daily. Final distributions from the accounts are made upon termination of employment with the Company and may be made in a lump sum or in annual installments for up to 10 years, in accordance with the participant’s prior election. Distributions to named executive officers will be made no earlier than six months following their termination of service. Early withdrawals from the accounts are not permitted.

Potential Payments Upon Termination

Mr. Muller has, and Messrs. Iaco, Edgell and Williams had, an employment agreement that provides for certain severance payments in the event their employment is terminated without good cause, or due to death, disability or a change in control. The agreements have three-year terms and continue through late 2008 or early 2009. After the three year term, the agreements are to be automatically extended in one-year increments unless we give prior notice of termination. All of the agreements were automatically extended for the first one-year period. Mr. Muller’s agreement has been automatically extended for a second one-year period, through September 30, 2010. As discussed below, Messrs. Iaco, Edgell and Williams left the Company on May 31, 2009. Their departures were treated as terminations without cause and each was provided severance benefits in accordance with their employment agreement; provided, that all three of the executives agreed to forfeit 2/3 of the restricted stock units and stock options granted to them on March 3, 2009, which otherwise would have vested automatically.

Messrs. Holden, O’Neal and Garlick and Mses. Houston and Cleary do not have employment agreements. Their post-termination benefits are provided in the Mirant Services Severance Pay Plan and the Mirant Corporation Change in Control Severance Plan described below.

Termination Without Cause or for Good Reason

Executives with employment agreements receive severance payments in the event of (1) termination without Cause (as defined below); (2) failure to renew their contract on competitive terms; or (3) termination by the executive for Good Reason (as defined below). These severance payments are a combination of a multiple of the executive’s annual salary and a multiple of his target short-term incentive in the year in which his employment is terminated. A description of the payout multiples for these named executive officers is included under Post-Termination Compensation in Compensation Discussion and Analysis above. Unvested stock options and unvested restricted stock units held by executives will accelerate, vest and become exercisable. Executives also will receive a pro-rata portion of their target bonus payment under the short-term incentive plan for the year in which they are terminated, regardless of Company performance. In addition to the payments related to base salary and short-term incentive, the named executive officer will receive the following:

•	An amount equal to two times the annual cost for life and long-term disability insurance provided to the executive immediately prior to termination;

•

An amount equal to two times the sum of the annual matching contribution under the Employee Savings Plan and Supplemental Benefit (Savings) Plan for the year immediately preceding the year in which employment terminates;

•

An amount equal to two times the fixed profit sharing and discretionary profit sharing contributions received under the 401(k) Plan for the year immediately preceding the year in which employment terminates; and

•	A lump sum amount equal to the cost of 24 months of additional benefit coverage under the medical, dental and vision plans in which the executive participates on the date of termination.

The amounts described in the bullet points above will be paid in a lump sum on the date 6 months from separation of service in accordance with Section 409A.

“Cause” is defined in the named executive officers’ employment agreements as:

•	the conviction of, or an agreement to a plea of nolo contendere to, a crime involving moral turpitude or any felony;

•	willful refusal to perform duties as reasonably directed by the Board under the employment agreement or any other agreement;

•

in carrying out executive duties, engagement in conduct that constitutes fraud, willful neglect or willful misconduct which, in either case would result in demonstrable harm to our business, operations, prospects or reputation;

•	a material violation of the requirements of the Sarbanes-Oxley Act of 2002 or other federal or state securities law, rule or regulation; or

•	any other material breach of the employment agreement.

“Good Reason” is defined in the named executive officers’ employment agreements as:

•	reduction of the amount of the executive’s then current base salary or the target for his annual bonus;

•	a material diminution in the executive’s title, authority, duties or responsibilities or the assignment of duties to executive which are materially inconsistent with his position;

•

our failure to obtain in writing the obligation to perform the employment agreement by any successor to or a purchaser of all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction; or

•	following a change in control, the requirement that the executive move his principal place of business by more than 50 miles from the previous location without his consent.

Executives covered by the Mirant Services Severance Pay Plan receive severance benefits in the event their employment is involuntarily terminated and none of the Exceptions to Eligibility Criteria outlined in Section 3.2 of the Severance Pay Plan apply to them. The Committee has sole discretion in determining eligibility for benefits under the Severance Pay Plan. These severance payments are a combination of one times the executive’s annual salary and one times their target short-term incentive in the year in which their employment is terminated. A description of the payout calculations for these named executive officers is included under Post-Termination Compensation in Compensation Discussion and Analysis above. The vesting of unvested stock options and unvested restricted stock units held by executives will accelerate such that the portion of each award that would have vested if the executive had remained employed through the next vesting date immediately following the executive’s termination date shall vest and become fully exercisable. Executives also will receive a pro-rata portion of their target bonus payment under the short-term incentive plan for the year in which they are terminated, regardless of Company performance. If the executive’s termination date occurs on or after December 1 of any calendar year, but prior to January 1 of the following calendar year, the pro-rata portion of their target bonus payment will be equal to the actual annual bonus amount that would have been paid to the executive but for his or her termination. In addition to the payments related to base salary and short-term incentive, the named executive officer will receive a lump sum amount equal to the cost of 12 months of additional benefit coverage under the medical and dental plans in which the executive participates on the date of termination. The amounts described above will be paid in a lump sum on the date 6 months from separation of service in accordance with Section 409A.

Death or Disability

Under his employment agreement, Mr. Muller or his representative is entitled to severance payments upon death or disability. In the event that his employment is terminated as a result of death or disability, he or his representative would receive the following:

•	a lump sum payment in an amount equal to his target annual bonus for the year of termination prorated for the number of days that the executive was employed by us, regardless of Company performance;

•	base salary through the date of termination to the extent not previously paid;

•

to the extent not previously paid, the amount of any bonus, incentive compensation, and other compensation earned or accrued by the executive as of the date of termination under any compensation and benefit plans, programs or arrangements maintained in force by us; and

•	any vacation pay, expense reimbursements and other cash entitlements due and owing to the executive, in accordance with Company policy, as of the date of termination to the extent not previously paid.

Unvested stock options and unvested restricted stock units held by him will accelerate, vest and become exercisable upon termination as a result of death or disability.

The named executive officers covered by the Mirant Services Severance Plan and the Mirant Corporation Change in Control Plan do not receive benefits under either plan in the event of death or disability. Under the terms of our short-term incentive plan, they would receive a pro-rated payment of their annual incentive based on the number of months worked in the year and based on full year actual results against the performance measures in the plan. Unvested stock option awards granted under the 2005 Omnibus Incentive Compensation Plan would vest fully upon death and would continue to vest according to their normal vesting schedule in the case of disability. Unvested restricted stock unit awards granted under the 2005 Omnibus Incentive Compensation Plan would continue to vest according to their normal vesting schedule in the case of death or disability.

Termination Following Change in Control

Mr. Muller’s employment agreement also provides that he is entitled to certain severance benefits following a change in control. If, for up to two years following a change in control, he is terminated for any reason, other than by reason of disability or for Cause (as defined above), or if he terminates his employment for Good Reason (as defined above), then he would receive the following:

•

Payment equal to the sum of (i) three times his base salary and (ii) the higher of (a) three times the last full-year’s annual short-term incentive payment or (b) three times the target annual short-term incentive payment for the year in which termination occurs;

•	A multiple of three times the benefits related to life and long-term disability insurance and contributions under the Employee Savings Plan and Supplemental Benefit (Savings) Plan outlined above;

•	18 months of continued coverage for medical, dental and other group health benefits and plans in effect at the date of termination; and

•	A lump sum amount equal to the cost of 18 months of additional benefit coverage under the medical, dental and vision plans in which the executive participates on the date of termination.

The severance generally would be paid in the form of a lump sum cash payment. In addition, in accordance with the terms of his award agreements, unvested stock options and unvested restricted stock units accelerate, vest, and become exercisable if they are not replaced upon the change in control.

Under his employment agreement, a change in control would include any of the following events:

•	any “person,” as defined in the Securities Exchange Act of 1934, acquires 50% or more of our voting securities;

•	a majority of our Board of Directors is replaced by a two-thirds vote;

•	consummation of a reorganization, merger, consolidation, sale or other disposition with more than a 50% beneficial ownership change; or

•	stockholders approve certain mergers, or a liquidation or sale of our assets.

In the event that any payments made in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will “gross up,” on an after-tax basis, his compensation for all federal, state and local income and excise taxes and any penalties and interest, but the gross up is capped at $7 million.

The named executive officers covered by the Mirant Corporation Change in Control Severance Plan are entitled to certain severance benefits following a change in control. If, for up to two years following a change in control, the named executive officer is terminated for any reason, other than by reason of disability or for Cause (as defined below), or if such executive officer terminates his or her employment for Good Reason (as defined below), then the named executive officer would receive the following:

•	Payment equal to the sum of (i) three times the named executive officer’s base salary and (ii) three times the target annual short-term incentive payment for the year in which termination occurs;

•	A lump sum amount equal to the cost of 36 months of additional benefit coverage under the medical, dental and vision plans in which the executive participates on the date of termination.

The severance generally would be paid in the form of a lump sum cash payment. Executives also will receive the higher of the pro-rata portion of their target bonus payment under the short-term incentive plan in effect immediately prior to the change in control or the pro-rata portion of their target bonus payment under the short-term incentive plan in effect immediately after to the change in control. In addition, in accordance with the terms of the award agreements for each of the named executive officers, unvested stock options and unvested restricted stock units accelerate, vest, and become exercisable if they are not replaced upon the change in control.

Under the Mirant Corporation Change in Control Severance Plan, a change in control would include any of the following events:

•	any “person,” as defined in the Securities Exchange Act of 1934, acquires 50% or more of our voting securities;

•	a majority of our Board of Directors is replaced by a two-thirds vote;

•	consummation of a reorganization, merger, consolidation, sale or other disposition with more than a 50% beneficial ownership change; or

•	stockholders approve certain mergers, or a liquidation or sale of our assets.

In the event that any payments made in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will “gross up,” on an after-tax basis, the named executive officer’s compensation for all federal, state and local income and excise taxes and any penalties and interest, but the gross up is capped at $2 million.

“Cause” is defined in the Mirant Corporation Change in Control Plan as:

•	gross neglect of duty;

•	prolonged absence from duty without consent;

•	intentionally engaging in any activity that is in conflict with or adverse to our business or other interests; or

•	illegal conduct or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to us.

“Good Reason” is defined in the Mirant Corporation Change in Control Plan as:

•	a material reduction of the amount of the executive’s then current base salary or the target for his annual bonus;

•	a material diminution in the executive’s title, authority, duties or responsibilities or the assignment of duties to executive which are materially inconsistent with his position;

•

our failure to (a) continue in effect any compensation plan in which the executive participates that is material to total compensation, unless an equitable arrangement had been made with respect to such plan, or (b) continue the executive’s participation therein on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the executive’s participation relative to other participants: or

•

the requirement that the executive move his principal place of business to a location that is (i) more than 50 miles from the location at which the executive was stationed immediately prior to a change in control, and (ii) farther from the executive’s primary residence than was the location at which the executive was stationed immediately prior to the change in control.

Potential Payments Upon Termination Table

For Messrs. Muller, Holden, O’Neal and Garlick and Mses. Houston and Cleary, the table below sets forth potential benefits that each named executive officer would be entitled to receive upon termination of employment in the situations outlined above. These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment. The amounts shown in the table are the amounts that could be payable under existing plans and arrangements if the named executive officer’s employment had terminated at December 31, 2009, including a gross-up for certain taxes in the event that any payments made in connection with a change in control were subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. For Messrs. Iaco, Edgell and Williams, the table sets forth amounts received due to their leaving the Company effective May 31, 2009.

Values for the accelerating vesting of stock option and restricted stock unit grants are based on our closing price of $15.27 on December 31, 2009. The table below does not include amounts to which the named executive officers would be entitled that are already described in the compensation tables appearing earlier in this Proxy Statement, including the value of equity awards that have already vested and amounts previously deferred under the Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON TERMINATION

Name	Severance Amount ($)	Accelerated Vesting of Stock Options ($)	Accelerated Vesting of Restricted Stock ($)	Benefit Continuation ($) (3)	Estimated Tax Gross-Up ($) (4)	Total ($)
Edward R. Muller (1)
Change-in-Control	7,005,000	1,079,577	4,255,612	645,516	3,660,588	16,646,293
Good Reason/Without Cause	5,675,000	1,079,577	4,255,612	430,344	—	11,440,533
For Cause	—	—	—	—	—	—
Retirement	—	—	—	—	—	—
Death	1,135,000	1,079,577	4,255,612	—	—	6,470,189
Disability	1,135,000	1,079,577	4,255,612	—	—	6,470,189
J. William Holden III (2)
Change-in-Control	2,407,025	139,243	537,550	46,239	—	3,130,057
Good Reason/Without Cause	1,012,025	46,416	213,505	15,413	—	1,287,359
For Cause	—	—	—	—	—	—
Retirement	—	—	—	—	—	—
Death	314,525	139,243	—	—	—	453,768
Disability	314,525	—	—	—	—	314,525
Julia A. Houston (2)
Change-in-Control	2,086,300	121,779	437,486	18,495	744,927	3,408,987
Good Reason/Without Cause	877,300	40,596	165,069	6,165	—	1,089,130
For Cause	—	—	—	—	—	—
Retirement	—	—	—	—	—	—
Death	272,800	121,779	—	—	—	394,579
Disability	272,800	—	—	—	—	272,800
John L. O’Neal (2)
Change-in-Control	2,050,400	141,128	543,368	45,987	—	2,780,883
Good Reason/Without Cause	872,400	47,044	215,444	15,329	—	1,150,217
For Cause	—	—	—	—	—	—
Retirement	—	—	—	—	—	—
Death	283,400	141,128	—	—	—	424,528
Disability	283,400	—	—	—	—	283,400
James P. Garlick (2)
Change-in-Control	1,987,800	135,289	513,743	45,600	—	2,682,432
Good Reason/Without Cause	840,800	45,096	201,030	15,200	—	1,102,126
For Cause	—	—	—	—	—	—
Retirement	—	—	—	—	—	—
Death	267,300	135,289	—	—	—	402,589
Disability	267,300	—	—	—	—	267,300
Anne. M. Cleary (2)
Change-in-Control	1,879,850	115,156	408,091	45,879	—	2,448,976
Good Reason/Without Cause	794,850	38,385	152,685	15,293	—	1,001,213
For Cause	—	—	—	—	—	—
Retirement	—	—	—	—	—	—
Death	252,350	115,156	—	—	—	367,506
Disability	252,350	—	—	—	—	252,350
James V. Iaco, Jr. (5)
Good Reason/Without Cause	1,482,736	109,900	541,586	54,110	—	2,188,332
Robert M. Edgell (5)
Good Reason/Without Cause	1,694,243	125,728	620,816	54,110	—	2,494,897
S. Linn Williams (5)
Good Reason/Without Cause	1,482,501	109,900	541,586	53,661	—	2,187,648

(1)	Includes appropriate multiples of base salary and bonus as outlined in Mr. Muller’s employment agreement. For termination following a change-in-control, 2008 actual bonus payment made in 2009 is included in the calculation above as it was higher than the executive’s target amount. Also, in the case of termination for good reason/without cause, includes an amount equal to Mr. Muller’s pro rata target bonus as outlined in his employment agreement.

(2)	Includes appropriate multiples of base salary and bonus as outlined in the Change in Control Plan and the Severance Plan and, in the case of termination following a change-in-control or termination for good reason/without cause, an amount equal to the executive’s pro rata bonus for the year of termination. Pursuant to the Change in Control Plan and the Severance Plan, and assuming a December 31, 2009 termination date, the named executive officer’s pro rata bonus is equal to his or her actual bonus for 2009, which is disclosed in the 2009 Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.”

(3)	Includes payments in respect of continued health, welfare and retirement benefits as outlined in Mr. Muller’s employment agreement and in the Change in Control Plan or Severance Plan, as applicable, for Messrs Holden, O’Neal and Garlick and Mses. Houston and Cleary.

(4)	With respect to tax gross-ups, we assumed an excise tax rate under 280G of the Internal Revenue Code of 20% and an individual tax rate of 42.45% (a 35% federal income tax rate, a 1.45% Medicare tax rate and a 6% state income tax rate).

(5)	Messrs. Iaco, Edgell and Williams received benefits in accordance with Section 5(a) of their employment agreements upon their departure from the Company effective May 31, 2009. Their departures were treated as terminations without cause. Amounts reflect value of actual benefits received upon departure. The Severance Amount is equal to 1.5 times their annual base salary plus 1.5 times their target annual bonus, plus two times our annual cost for life insurance and long-term disability (“LTD”) insurance for each executive plus two times the sum of (1) the annual matching contribution each executive received under the Employee Savings Plan and Supplemental Benefit Plan for the year immediately preceding the year in which their employment terminated, and (2) the fixed profit sharing and discretionary profit sharing contributions each executive received under the Employee Savings Plan and Supplemental Savings Plan for the year immediately preceding the year in which their employment terminated (“Retirement Benefits”) plus a prorated payment of their 2009 target annual bonus:

Named Executive Officer	Base Salary x 1.5	Target Bonus x 1.5	Retirement Benefits and Life and LTD Insurance x 2	Prorated Target Annual Bonus for 2009	Total Severance Amount
James V. Iaco, Jr.	$729,000	$473,850	$149,199	$130,687	$1,482,736
Robert M. Edgell	$834,000	$542,100	$168,632	$149,511	$1,694,243
S. Linn Williams	$729,000	$473,850	$148,964	$130,687	$1,482,501

The value of the accelerated vesting of stock options represents the difference between the closing price of our stock on May 31, 2009 ($15.61) and the grant price of the vested options. The value of the accelerated vesting of restricted stock units is based on the closing stock price on December 1, 2009 ($14.25). This date is six months and one day following the executive’s termination and is the date upon which the executive received the vested units. The value of the benefits continuation represents our cost of providing 24 months of continued coverage under the executive’s medical, dental and vision plans. We paid these benefit continuation amounts in a lump sum payment to each executive. The payment of all severance benefits was delayed to six months and one day after the date of termination in accordance with IRC 409(A).

2009 DIRECTOR COMPENSATION TABLE

In May 2006, the Compensation Committee adopted the 2006 Non-Employee Directors Compensation Plan that sets forth the annual and supplemental retainers, meeting fees and equity compensation payable to the non-employee directors. Pursuant to this plan, for 2009, our non-management directors each received an annual retainer of $82,500 and an annual stock award grant, consisting of restricted stock units, with a total targeted economic value of $82,500. The following annual supplemental retainers also are paid as applicable: $20,000 for the Audit Committee Chair; $10,000 for each of the Compensation and Nominating and Governance Committee Chairs, and $20,000 for the lead independent director. Prior to 2008, the directors received an annual stock award of restricted stock units and stock options. We reimburse directors for their travel and related expenses in connection with attending Board meetings and Board-related activities, as well as for continuing education programs related to their directorships. Our non-management directors may elect to defer all or part of their annual retainer, annual supplemental retainer, or meeting fees, pursuant to the Deferred Compensation Plan.

The following table provides 2009 compensation information for each non-management member of our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total Compensation ($)
Thomas W. Cason	92,500	82,500	175,000
A.D. Correll	112,500	82,500	195,000
Terry G. Dallas	82,500(2)	82,500	165,000
Thomas H. Johnson	87,500	82,500	170,000
John T. Miller	82,500	82,500	165,000
Robert C. Murray	92,500	82,500	175,000
John M. Quain	82,500	82,500	165,000
William L. Thacker	87,500	82,500	170,000

(1)	Each non-management director received a grant of 5,453 restricted stock units on May 12, 2009. The restricted stock units vest 100% on May 12, 2010, and delivery of the shares for the restricted stock units is deferred until their directorship terminates. Each restricted stock unit represents a contingent right to receive one share of our common stock. The amounts in the stock award column reflect the aggregate grant date fair value of the awards, in accordance with FASB ASC Topic 718. Pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. Assumptions used in the calculation of these amounts are included under Stock -Based Compensation in Item 7 – Management’s Discussion and Analysis of Results of Operation and Financial Condition in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2009. The grant date fair value, calculated in accordance with FASB ASC Topic 718, for each restricted stock unit granted on May 12, 2009 was $15.13, for a total grant date fair value of $82,500. Each non-management director held 5,453 unvested restricted stock units as of December 31, 2009.

(2)	Mr. Dallas elected to defer $82,500 in fees pursuant to the Deferred Compensation Plan. Any earnings under the Deferred Compensation Plan are at market and are not preferential.

Other Information

Security Ownership of Directors, Executive Officers, and Certain Beneficial Owners

Except as otherwise indicated, the following table shows the beneficial ownership of Mirant common stock as of March 8, 2010 for (i) each person beneficially owning more than 5% of the outstanding shares of our common stock; (ii) each director of the Company; (iii) each named executive officer of the Company; and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, each person listed below has sole voting and dispositive (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. The business address of each director and/or executive officer of the Company listed below is 1155 Perimeter Center West, Atlanta, Georgia 30338-5416.

	Total Beneficial Ownership (1)		Percentage of Outstanding Shares (2)
Thomas W. Cason	18,085	(3)	*
Anne M. Cleary	46,932	(4)	*
A. D. Correll	17,511	(5)	*
Terry G. Dallas	19,085	(6)	*
Robert M. Edgell	434,997	(7)	*
James P. Garlick	60,506	(8)	*
J. William Holden III	76,499	(9)	*
Julia A. Houston	36,803	(10)	*
James V. Iaco, Jr.	115,981	(11)	*
Thomas H. Johnson	17,085	(12)	*
John T. Miller	19,197	(13)	*
Edward R. Muller	1,447,183	(14)	*
Robert C. Murray	18,085	(15)	*
John L. O’Neal	84,914	(16)	*
John M. Quain	17,085	(17)	*
William L. Thacker	17,085	(18)	*
S. Linn Williams	118,413	(19)	*
Directors and Executive Officers as a Group (17 people)	2,565,446		1.75%
Paulson & Co. Inc.	18,394,000	(20)	12.78%
BlackRock, Inc.	10,196,254	(21)	7.08%
BNP Paribas Arbitrage SA	8,510,001	(22)	5.91%
Morgan Stanley	7,952,930	(23)	5.52%
Aronson+Johnson+Ortiz, LP	7,606,800	(24)	5.28%
T. Rowe Price Associates, Inc.	7,470,020	(25)	5.19%

*	Less than 1%

(1)	“Beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or sole or shared investment power with respect to a security, or any combination thereof. This column includes ownership interests in Mirant common shares, non-convertible economic interests, and shares individuals have rights to acquire within 60 days (as of March 8, 2010). Vested restricted stock units, the delivery of which is deferred as noted below, may not be voted until delivered to the director or executive.

(2)

Based on an aggregate of 143,947,290 shares issued, outstanding and entitled to vote as of March 8, 2010. Assumes that all options beneficially owned by the person are exercised for shares of common stock and includes vested restricted stock units beneficially owned by the person. The total number of shares outstanding used in calculating this percentage assumes that none of the options beneficially owned by other persons are exercised for shares of common stock and does not include vested restricted stock units beneficially owned by other persons.

(3)	Includes outstanding options to purchase 12,023 shares, which were exercisable within 60 days of March 8, 2010. Also includes 4,047 vested restricted stock units, delivery of which is deferred until termination of service from the Board of Directors.

(4)	Includes (i) outstanding options to purchase 35,226 shares, which were exercisable within 60 days of March 8, 2010 and (ii) 99 warrants to purchase Mirant Common stock, which were granted to former Mirant stockholders in connection with Mirant’s emergence from bankruptcy.

(5)	Includes (i) outstanding options to purchase 12,023 shares, which were exercisable within 60 days of March 8, 2010, and (ii) 325 warrants to purchase Mirant Common stock, which were granted to former Mirant stockholders in connection with Mirant’s emergence from bankruptcy. Also includes 4,047 vested restricted stock units, delivery of which is deferred until termination of service from the Board of Directors.

(6)	Includes outstanding options to purchase 12,023 shares, which were exercisable within 60 days of March 8, 2010. Also includes 5,062 vested restricted stock units, delivery of which is deferred until termination of service from the Board of Directors.

(7)	Includes outstanding options to purchase 353,556 shares, which were exercisable within 60 days of March 8, 2010.

(8)	Includes outstanding options to purchase 38,980 shares, which were exercisable within 60 days of March 8, 2010. Also includes 7,305 vested restricted stock units, delivery of which is deferred until the earlier of termination or a Change in Control.

(9)	Includes (i) outstanding options to purchase 46,213 shares, which were exercisable within 60 days of March 8, 2010 and (ii) 212 warrants to purchase Mirant Common stock, which were granted to former Mirant stockholders in connection with Mirant’s emergence from bankruptcy. Also includes 10,146 vested restricted stock units, delivery of which is deferred until the earlier of termination or a Change in Control.

(10)	Includes outstanding options to purchase 23,312 shares, which were exercisable within 60 days of March 8, 2010.

(11)	Includes outstanding options to purchase 115,981 shares, which were exercisable within 60 days of March 8, 2010.

(12)	Includes outstanding options to purchase 12,023 shares, which were exercisable within 60 days of March 8, 2010. Also includes 4,047 vested restricted stock units, delivery of which is deferred until termination of service from the Board of Directors.

(13)	Includes outstanding options to purchase 12,023 shares, which were exercisable within 60 days of March 8, 2010 and (ii) 43 warrants to purchase Mirant common stock, which were granted to former Mirant stockholders in connection with Mirant’s emergence from bankruptcy. Also includes 4,047 vested restricted stock units, delivery of which is deferred until termination of service from the Board of Directors.

(14)	Includes outstanding options to purchase 1,062,361 shares, which were exercisable within 60 days of March 8, 2010. Also includes 384,822 vested restricted stock units, delivery of which is deferred until the earlier of termination or a Change in Control.

(15)	Includes outstanding options to purchase 12,023 shares, which were exercisable within 60 days of March 8, 2010. Also includes 4,047 vested restricted stock units, delivery of which is deferred until termination of service from the Board of Directors.

(16)	Includes outstanding options to purchase 54,104 shares, which were exercisable within 60 days of March 8, 2010. Also includes 10,146 vested restricted stock units, delivery of which is deferred until the earlier of termination or a Change in Control.

(17)	Includes outstanding options to purchase 12,023 shares, which were exercisable within 60 days of March 8, 2010. Also includes 4,047 vested restricted stock units, delivery of which is deferred until termination of service from the Board of Directors.

(18)	Includes outstanding options to purchase 12,023 shares, which were exercisable within 60 days of March 8, 2010. Also includes 5,062 vested restricted stock units, delivery of which is deferred until termination of service from the Board of Directors.

(19)	Includes outstanding options to purchase 118,413 shares, which were exercisable within 60 days of March 8, 2010.

(20)	Paulson & Co. Inc. (“Paulson”) is an investment advisor located at 590 Madison Avenue, New York, New York 10022. In its role as investment advisor, Paulson possesses shared voting and dispositive power with regard to all such securities. This information is based on a Schedule 13G filed with the SEC on November 17, 2008, and represents holdings as of November 7, 2008.

(21)

BlackRock, Inc. (“BlackRock”) is a parent holding company or control person located at 40 East 52nd Street, New York, New York 10022. In its role as a parent holding company or control person in accordance with 17 CFR 240.13d-1(b)(1)(ii)(G), BlackRock possesses sole voting and dispositive power with regard to all such securities. This information is based on a Schedule 13G filed with the SEC on January 29, 2010, and represents holdings as of December 31, 2009.

(22)	BNP Paribas Arbitrage SA (“BNP”) is located at 787 Seventh Avenue, New York, New York 10019. BNP possesses sole voting and dispositive power with regard to all such securities. This information is based on a schedule 13G/A filed with the SEC on December 23, 2009, and represents holdings as of March 24, 2009.

(23)	Morgan Stanley (“Morgan”) is a parent holding company or control person and corporation located at 1585 Broadway, New York, New York 10036. In its role as a parent holding company or control person or as a corporation, Morgan possesses sole voting power with respect to 7,917,657 securities and shared voting power with respect to 14,928 securities, and sole dispositive power with regard to all such securities. This information is based on a Schedule 13G/A filed with the SEC on February 12, 2010, and represents holdings as of December 31, 2009.

(24)

Aronson+Johnson+Ortiz, LP (“Aronson”) is an investment advisor located at 230 S. Broad Street, 20th Floor, Philadelphia, Pennsylvania 19102. In its role as an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, Aronson possesses sole voting power with respect to 4,943,100 securities, and sole dispositive power with regard to 7,606,800 securities. This information is based on a schedule 13G filed with the SEC on February 12, 2010, and represents holdings as of December 31, 2009.

(25)	T. Rowe Price Associates, Inc. (“T. Rowe Price”) is an investment advisor located at 100 E. Pratt Street, Baltimore, Maryland 21202. In its role as an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, T. Rowe Price possesses sole voting power with respect to 1,229,420 securities, and sole dispositive power with regard to 7,470,020 securities. This information is based on a schedule 13G filed with the SEC on February 11, 2010, and represents holdings as of December 31, 2009.

Codes of Ethics

Mirant’s Code of Ethics and Business Conduct provides guidance to employees in making lawful and ethical decisions and applies to officers and employees of Mirant and its subsidiaries, and our Board of Directors. Mirant also has adopted a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Treasurer, Chief Risk Officer, Senior Vice President – Tax, and Controller. This Code of Ethics is intended to deter wrongdoing and promote honest and ethical conduct and compliance with applicable laws, rules and regulations. Both the Code of Ethics and Business Conduct and the Code of Ethics for Senior Financial Officers are available on our website at http://www.mirant.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and any persons holding more than ten percent (10%) of our common stock to file reports with the SEC showing their holdings of and transactions in our securities. It is generally the practice of the Company to file the forms on behalf of our directors and executive officers. All such forms were timely filed by our directors and executive officers for 2009.

Stockholder Proposals

Stockholder proposals to be considered for inclusion in Mirant’s proxy materials, pursuant to Rule 14a-8 under the Exchange Act, for the 2011 Annual Meeting of Stockholders must be received no later than November 26, 2010. Stockholder proposals must be submitted in writing to our Corporate Secretary at Mirant Corporation, 1155 Perimeter Center West, Atlanta, Georgia 30338-5416. For stockholder proposals that are not included in Mirant’s proxy materials to be presented at next year’s meeting, you must comply with the requirements set forth in Article II, Section 11(A) of our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive the proposal no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the prior year’s Annual Meeting. Accordingly, for the 2011 Annual Meeting of Stockholders, the Corporate Secretary must receive the proposal no earlier than January 6, 2011, and no later than February 5, 2011. The proxy solicited by the Board of Directors for next year’s meeting will confer discretionary authority to vote on any proposal that does not meet these requirements.

Householding

Stockholders who share the same last name and address may receive only one copy of the E-Proxy Notice and any other proxy materials we choose to mail unless we receive contrary instructions from any stockholder at that address. This is referred to as “householding.” If you prefer to receive multiple copies of the E-Proxy Notice, and any other proxy materials that we mail, at the same address, additional copies will be provided to you promptly upon written or oral request, and if you are receiving multiple copies of the E-Proxy Notice and other proxy materials, you may request that you receive only one copy. Please address such householding requests to Broadridge, either by calling toll-free 1-800-542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If your shares are not registered in your own name, you can request additional copies of the E-Proxy Notice and any other proxy materials we mail or you can request householding by notifying your broker or agent in whose name your shares are registered.

EXTENT OF INCORPORATION BY REFERENCE OF MATERIALS INCLUDED IN OR

ACCOMPANYING THIS PROXY STATEMENT

This Proxy Statement is being distributed to stockholders as part of a larger publication containing other documents and information of interest to stockholders concerning the Annual Meeting. The reports of the Audit Committee and Compensation Committee shall not be deemed to be filed or incorporated by reference into any filing with the SEC under or pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, unless specifically provided otherwise in such filing.

This Proxy Statement is accompanied or preceded by Mirant’s 2009 Annual Report on Form 10-K. The 2009 Annual Report on Form 10-K, which includes audited consolidated financial statements and other information about Mirant, is not incorporated in the Proxy Statement is not deemed to be part of the proxy soliciting material.

Annex A-1

MIRANT CORPORATION

and

MELLON INVESTOR SERVICES LLC

Rights Agreement

Dated as of March 26, 2009

i

Agreement, dated as of March 26, 2009, between Mirant Corporation, a Delaware corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company, as rights agent (the “Rights Agent”).

The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as hereinafter defined) of the Company outstanding as of the Close of Business (as hereafter defined) on April 6, 2009 (the “Record Date”), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date, the Early Expiration Date and the Final Expiration Date (as such terms are hereinafter defined).

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person (other than any Exempt Person) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 4.9% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan; provided, however, that, (i) any Person who or which would otherwise be an Acquiring Person as of the date of this Agreement will not be deemed to be an Acquiring Person for any purpose of this Agreement prior to or after the date of this Agreement unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes, individually or in the aggregate, by reason of a transaction or transactions after the date of this Agreement the Beneficial Owner of additional Common Shares (x) representing two-tenths of one percent (0.2%) or more of the Common Shares then outstanding, if since the date of this Agreement, such Person, together with all Affiliates and Associates of such Person, has continuously beneficially owned 5% or more of the Common Shares then outstanding, or (y) that are in an amount that would result in such Person, together with all Affiliates and Associates of such Person, beneficially owning 5% or more of the Common Shares then outstanding, if since the date of this Agreement, such Person, together with all Affiliates and Associates of such Person, has continuously beneficially owned 4.9% or more of the Common Shares then outstanding but has not continuously beneficially owned 5% or more of the Common Shares then outstanding, in any case, not including Common Shares obtained (1) pursuant to any agreement or regular-way purchase order for Common Shares that is in effect on or prior to the date of this Agreement and consummated in accordance with its terms after the date of this Agreement, or (2) as a result of a stock dividend, rights dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Common Shares becomes an Affiliate or Associate of such Person after the date of this Agreement; provided, however, that the foregoing exclusion in this clause (i) shall cease to apply with respect to any Person at such time as such Person, together with all Affiliates and Associates of such Person, Beneficially Owns less than 4.9% of the then-outstanding Common Shares, and (ii) a Person will not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of any additional Common Shares, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Common Shares becomes an Affiliate or Associate of such Person after the date of this Agreement. Notwithstanding the foregoing, if (1) the Board of Directors of the Company determines that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and (2) such Person divests as promptly as practicable or agrees in writing with the Company to divest a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then, if the Board of Directors of the Company so chooses, such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement; provided, however, that the requirement in this clause (2) shall apply only if the actions specified therein are required by the Board of Directors of the Company.

(b) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement and, to the extent not included within the foregoing, will also include, with respect to any Person, any other Person (other than an Exempt Person) whose Common Shares would be deemed owned constructively or indirectly by such first Person pursuant to the provisions of Section 382; provided, however, that a Person will not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were Directors of the Company.

(c) “Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

(d) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;

(ii) which such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B) hereof) or disposing of any securities of the Company.

Notwithstanding anything in this Agreement to the contrary, to the extent not within the foregoing provisions of this paragraph (d), a Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own” or have “beneficial ownership” of, any securities which such Person would be deemed to own constructively or indirectly pursuant to Section 382.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(e) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in New York or New Jersey are authorized or obligated by law or executive order to close.

(f) “Close of Business” on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

(g) “Common Shares” when used with reference to the Company shall mean the shares of common stock, par value $0.01 per share, of the Company. “Common Shares” when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(h) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(i) “Early Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(l) “Exempt Person” shall mean a Person whose Beneficial Ownership (together with all Affiliates and Associates of such Person) of 4.9% or more of the then-outstanding Common Shares, as determined by the Company’s Board of Directors in its sole discretion, (i) will not jeopardize or endanger the availability to the Company of any income tax benefit or (ii) is otherwise in the best interests of the Company; provided, however, that such a Person will cease to be an Exempt Person if the Board makes a contrary determination with respect to the effect of such Person’s Beneficial Ownership (together with all Affiliates and Associates of such Person) regardless of the reason therefor.

(m) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(n) “NASDAQ” shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

(o) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, estate or other entity, or a group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations, and shall include any successor (by merger or otherwise) of such individual or entity, but shall not include a Public Group (as such term is defined in Section 1.382-2T(f)(13) of the Treasury Regulations).

(p) “Preferred Shares” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.

(q) “Purchase Price” shall have the meaning set forth in Section 4 hereof.

(r) “Record Date” shall have the meaning set forth in the second paragraph hereof.

(s) “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

(t) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(u) “Right” shall have the meaning set forth in the second paragraph hereof.

(v) “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.

(w) “Section 382” shall mean Section 382 of the Internal Revenue Code of 1986, as amended, or any successor provision or replacement provision.

(x) “Shares Acquisition Date” shall mean the first date of public announcement by the Company or an Acquiring Person, prior to the earliest of the Redemption Date, the Early Expiration Date and the Final Expiration Date, that an Acquiring Person has become such.

(y) “Subsidiary” of any Person shall mean any Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(z) “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(aa) “Trading Day” shall have the meaning set forth in Section 11(d) hereof.

(bb) “Treasury Regulations” shall mean final, temporary and proposed income tax regulations promulgated under the Internal Revenue Code of 1986, as amended, including any amendments thereto.

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

Section 3. Issue of Right Certificates. (a) Until the Close of Business on the tenth day after the Shares Acquisition Date (including any such Shares Acquisition Date which is after the date of this Agreement and prior to the issuance of the Rights)(the “Distribution Date”), (i) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares of the Company registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (ii) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares of the Company. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company or the transfer agent or the registrar for the Common Shares, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right for each Common Share so held (other than with respect to Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof). As and after of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall promptly confirm same in writing. Until such notice is received in writing by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Shares of the Company. With respect to certificates for Common Shares of the Company outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earliest of the Redemption Date, the Early Expiration Date or the Final

Expiration Date), the surrender for transfer of any certificate for Common Shares of the Company outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby.

(c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date, the Early Expiration Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Agreement between Mirant Corporation and Mellon Investor Services LLC, as Rights Agent, dated as of March 26, 2009, as it may be amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Mirant Corporation. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. Mirant Corporation will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Rights beneficially owned by any Person (as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares of the Company represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate (prior to the earliest of the Distribution Date, the Redemption Date, the Early Expiration Date or the Final Expiration Date) shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby. In the event that the Company purchases or acquires any Common Shares of the Company after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares of the Company shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares of the Company which are no longer outstanding.

Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or the Financial Industry Regulatory Authority, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the “Purchase Price”), but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually or by facsimile countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.

Following the Distribution Date and receipt by the Rights Agent of notice to that effect and all other necessary information referred to in Section 3(a), the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earliest of the Redemption Date, the Early Expiration Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder thereof to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. The Right Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Certificates until the registered holder thereof shall have (i) completed and signed the certificate contained in the form of assignment set forth on the reverse side of each such Right Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates as required by Section 9(e) hereof. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the surrendering registered holder. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation under any Section of this Agreement which requires the payment of taxes or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, and an amount equal to any tax or charge required to be paid under Section 9 hereof, by certified check, cashier’s check or money order payable to the order of the Company, at or prior to the earliest of (i) the Close of Business on March 25, 2010 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, (iv) the repeal of Section 382 or any successor statute, or any other change, if the Board determines that this Agreement is no longer necessary for the preservation of tax benefits, (v) the beginning of a taxable year of the Company to which the Board determines that no tax benefits may be carried forward and no built-in losses may be recognized, or (vi) a determination by the Board, prior to the time any Person becomes an Acquiring Person, that the Rights Agreement and the Rights are no longer in the best interests of the Company and its stockholders (the earliest of the dates set forth in clauses (iv), (v) and (vi), the “Early Expiration Date”).

(b) The Purchase Price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $50, and shall be subject to adjustment from time to time as provided in Section 11 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier’s check or money order payable to the order of the Company, subject to Section 20(j) hereof, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with such depositary agent) and the Company hereby directs such depositary agent to comply with such request; (ii) when necessary to comply with this Rights Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof; (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when necessary to comply with this Rights Agreement, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

(d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights or other securities upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and of the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request.

Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all cancelled or destroyed stock certificates which have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records or physical records relating to rights certificates cancelled or destroyed by the Rights Agent.

Section 9. Availability of Preferred Shares. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Agreement. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares or other securities upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares or other securities in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s satisfaction that no such tax or charge is due.

Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was duly made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(ii) Subject to Section 24 of this Agreement, and to the immediately succeeding paragraph, in the event any Person becomes an Acquiring Person, each holder of a Right (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person) shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of the Company (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void without any further action, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement or otherwise. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof shall be cancelled. The Company shall give the Rights Agent written notice of the identity of any such Acquiring Person, Associate or Affiliate, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate unless and until it shall have received such notice.

(iii) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with subparagraph (ii) above, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a written statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and, in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a written statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such then-current per share market price of the Preferred Shares on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)(i) For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as hereinafter defined) immediately prior to, but not including, such date; provided, however, that, in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or Securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to, but not including, the expiration of 30 Trading Days after, but not including, the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, reported at or prior to 4:00 P.M. Eastern time or, in case no such sale takes place on such day, the average of the bid and asked prices, regular way, reported as of 4:00 P.M. Eastern time, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. Eastern time or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported as of 4:00 P.M. Eastern time by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business, or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) For the purpose of any computation hereunder, if the Preferred Shares are publicly traded, the “current per share market price” of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded but the Common Shares are publicly traded, the “current per share market price” of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a written statement filed with the Rights Agent.

(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f) If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c) hereof, inclusive, and the provisions of Sections 7, 9, and 10 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (A) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the unexercised Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each unexercised Right held of record prior to such adjustment of the number of Rights shall become that number of unexercised Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein, and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or in the number of one one-hundredths of a Preferred Share or other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Company to holders of the Preferred Shares shall not be taxable to such stockholders.

(n) In the event that, at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares, or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then, in any such case, (A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares and the Securities and Exchange Commission a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 and Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.

Section 13. Reserved.

Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

(b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

(d) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15. (a) Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 and Section 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement, and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

(b). Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use all reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

(c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, its reasonable expenses and disbursements (including counsel fees and disbursements) incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling by a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement. The costs and expense incurred in successfully enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice.

Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such

Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in accordance with such advice or opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including without limitation, the identity of an Acquiring Person and the determination of the current per share market price of any security) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Agreement will be limited to the amount equal to eighteen (18) times the amount of the annual fees paid by the Company to the Rights Agent.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any change or adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the certificate described in Section 12 hereof, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer.

(h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares known to the Rights Agent by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) is a direct or indirect Subsidiary of such a Person. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

Section 23. Redemption. (a) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company, in its sole discretion, may establish.

(b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption (with prompt written notice thereof the Rights Agent); provided, however, that the failure to give, or any defect in, any such notice shall not affect the legality or validity of such redemption. Within 10 days after such action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

Section 24. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(i) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).

(b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the legality or validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected, and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

(d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25. Notice of Certain Events. (a) In case the Company shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of the Preferred Shares or to make any other distribution to the holders of the Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of the Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

(b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall, as soon as practicable thereafter, give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Mirant Corporation

1155 Perimeter Center West, Suite 100

Atlanta, Georgia

Attention: Corporate Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Mellon Investor Services LLC

111 Founders Plaza – 11th

East Hartford, CT 06108

Attention: Lee Kowalsky

with a copy to:

Mellon Investor Services LLC

480 Washington Blvd., 29th Floor

Jersey City, NJ 07310

Attention: Legal Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments. Subject to this Section 27, the Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, to shorten or lengthen any time period hereunder, or to amend or make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that, from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from the Company that states that the proposed supplement or amendment complies with this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; and provided further, that if any such excluded term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.

Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 34. Determinations and Actions by the Board. For all purposes of this Agreement, any calculation of the number of Common Shares or any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, will be made in accordance with, as the Board of Directors deems to be applicable, the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act or the provisions of Section 382. The Board of Directors of the Company will have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation the right and power to (i) interpret the provisions of this Agreement (including without limitation Section 27, this Section 34 and other provisions hereof relating to its powers or authority hereunder) and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including without limitation any determination contemplated by Section 1(a) or any determination as to whether particular Rights shall have become void). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, any omission with respect to any of the foregoing) which are done or made by the Board of Directors of the Company in good faith will (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board of Directors of the Company to any liability to any Person, including without limitation the Rights Agent and the holders of the Rights. The Rights Agent is entitled always to assume that the Board of Directors of the Company acted in good faith and shall be fully protected and incur no liability in reliance thereon.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:	Mirant Corporation

By	By
Name:	Name:
Title:	Title

Attest:	Mellon Investor Services LLC

By	By
Name:	Name:
Title:	Title:

Exhibit A

FORM

of

CERTIFICATE OF DESIGNATIONS

of

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

MIRANT CORPORATION

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Mirant Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on March 26, 2009:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share, of the Corporation (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series A Junior Participating Preferred Stock:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 15,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, declared on the Common Stock, par value $0.01 per share (the

EX-A-1

“Common Stock”), of the Corporation since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock, other than, in each case, a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise). In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(C) Dividends, to the extent payable as provided in paragraphs (A) and (B) of this Section, shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

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(C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock,

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except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.

Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board and attested by its Secretary this      day of              , 2009.

Chairman of the Board
Attest:

Secretary

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Exhibit B

Form of Right Certificate

Certificate No. R-	Rights

NOT EXERCISABLE AFTER MARCH 25, 2010 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS OR AS OTHERWISE SPECIFIED IN THE AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE AGREEMENT.

Right Certificate

MIRANT CORPORATION

This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Agreement, dated as of March 26, 2009 (the “Agreement”), between Mirant Corporation, a Delaware corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Agreement) and prior to 5:00 P.M., New York time, on March 25, 2010 (or earlier as specified in the Agreement) at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Shares”), at a purchase price of $50 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of March 26, 2009, based on the Preferred Shares as constituted at such date. As provided in the Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Agreement are on file at the principal executive offices of the Company and the office of the Rights Agent designated for such purpose.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $.001 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company’s Common Stock, par value $0.01 per share.

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No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned manually or by facsimile by the Rights Agent.

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WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                     ,         .

ATTEST:	MIRANT CORPORATION

By
Name:	Name:
Title:	Title:
Countersigned:

MELLON INVESTOR SERVICES LLC

By
Name:
Title:

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED                          hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                      Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

EX-B-3

Signature Medallion Guaranteed:

All Guarantees must be made by a financial institution (such as a bank or broker) which is a participant in the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”), or the Stock Exchanges Medallion Program (“SEMP”) and must not be dated. Guarantees by a notary public are not acceptable.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).

Signature

Form of Reverse Side of Right Certificate – continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

Rights represented by the Right Certificate.)

To: MIRANT CORPORATION

The undersigned hereby irrevocably elects to exercise                      Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security or

other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

Dated:

Signature

EX-B-4

Signature Medallion Guaranteed:

All Guarantees must be made by a financial institution (such as a bank or broker) which is a participant in the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”), or the Stock Exchanges Medallion Program (“SEMP”) and must not be dated. Guarantees by a notary public are not acceptable.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).

Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and such Assignment or Election to Purchase will not be honored.

EX-B-5

Exhibit C

SUMMARY OF RIGHTS TO PURCHASE

PREFERRED SHARES

Introduction

Our Company, Mirant Corporation, a Delaware corporation, has entered into a Rights Agreement with Mellon Investor Services LLC, as Rights Agent, dated as of March 26, 2009 (the “Rights Agreement”). Our Board of Directors (the “Board”) approved the Rights Agreement in an effort to deter acquisitions of our common stock that would potentially limit our ability to use our net operating loss carryforwards and any built in losses to reduce potential future federal income tax obligations.

Under the Rights Agreement, from and after the record date of April 6, 2009, each share of our common stock will carry with it one preferred share purchase right (a “Right”), until the Distribution Date or earlier expiration of the Rights, as described below. In general terms, the Rights will work to impose a significant penalty upon any person or group which acquires 4.9% or more of our outstanding common stock after March 26, 2009, without the approval of our Board. Stockholders who own 4.9% or more of the outstanding common stock as of the close of business on March 26, 2009, will not trigger the Rights so long as they do not (i) acquire additional shares of common stock (a) representing two-tenths of one percent (0.2%) or more of the common stock (if they have continuously owned 5.0% or more of the common stock since March 26, 2009) or (b) that are in an amount that would result in such stockholders owning 5% or more of the common stock (if they have continuously owned 4.9% or more of the common stock, but have not continuously owned 5.0% or more of the common stock, since March 26, 2009) or (ii) fall under 4.9% ownership of common stock and then re-acquire shares that in the aggregate equal 4.9% or more of the common stock. The Board may, in its sole discretion, exempt any person or group for purposes of the Rights Agreement if it determines the acquisition by such person or group will not jeopardize tax benefits or is otherwise in the Company’s best interests. The Rights Agreement is not expected to interfere with any merger or other business combination approved by our Board.

For those interested in the specific terms of the Rights Agreement, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to our Current Report on Form 8-K, dated March 27, 2009. A copy of the agreement is available free of charge from our Company.

The Rights. From the record date of April 6, 2009, until the Distribution Date or earlier expiration of the Rights, the Rights will trade with, and will be inseparable from, the common stock. New Rights will also accompany any new shares of common stock that we issue after April 6, 2009, until the Distribution Date or earlier expiration of the Rights.

Exercise Price. Each Right will allow its holder to purchase from our Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (“Preferred Share”) for $50, subject to adjustment (the “Exercise Price”), once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership, after March 26, 2009, of 4.9% or more of our outstanding common stock (or if already the beneficial owner of at least 4.9% of our outstanding common stock, by acquiring additional shares of our common stock (a) representing two-tenths of one percent (0.2%) or more of the outstanding common stock (if such person or group has continuously owned 5.0% or more of the outstanding common stock since March 26, 2009) or (b) that are in an amount that would result in such

EX-C-1

person or group owning 5.0% or more of the common stock (if such person or group has continuously owned 4.9% or more of the outstanding common stock, but has not continuously owned 5.0% or more of the outstanding common stock, since March 26, 2009)), unless exempted by the Board.

We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date or earlier expiration of the Rights, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for payment of the Exercise Price, purchase shares of our common stock with a market value of twice the Exercise Price, based on the market price of the common stock as of the acquisition that resulted in such person or group becoming an Acquiring Person.

Exchange. After a person or group becomes an Acquiring Person, our Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Preferred Share Provisions. Each one one-hundredth of a Preferred Share, if issued:

•	will not be redeemable.

•	will entitle holders to dividends equal to the dividends, if any, paid on one share of common stock.

•	will entitle holders upon liquidation either to receive $1 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

•	will have the same voting power as one share of common stock.

•	will entitle holders to a per share payment equal to the payment made on one share of common stock, if shares of our common stock are exchanged via merger, consolidation, or a similar transaction.

The value of one one-hundredth interest in a Preferred Share is expected to approximate the value of one share of common stock.

Expiration. The Rights will expire on the earliest of (i) March 25, 2010, (ii) the time at which the Rights are redeemed, (iii) the time at which the Rights are exchanged, (iv) the repeal of Section 382 or any successor statute, or any other change, if the Board determines that this Agreement is no longer necessary for the preservation of tax benefits, (v) the beginning of a taxable year of the Company to which the Board determines that no tax benefits may be carried forward and no built-in losses may be recognized, or (vi) a determination by the Board, prior to the time any person or group becomes an Acquiring Person, that the Rights Agreement and the Rights are no longer in the best interests of the Company and its stockholders.

Redemption. Our Board may redeem the Rights for $.001 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

Anti-Dilution Provisions. Our Board may adjust the Exercise Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares or common stock.

Amendments. The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, our Board may not amend the agreement in a way that adversely affects holders of the Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person).

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Annex A-2

FIRST AMENDMENT TO THE RIGHTS AGREEMENT

This FIRST AMENDMENT TO THE RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of February 25, 2010, between Mirant Corporation, a Delaware corporation (the “Company”), and Mellon Investor Services LLC, as rights agent (the “Rights Agent”). Except as otherwise provided herein, all capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed thereto in that certain Rights Agreement, dated as of March 26, 2009 (the “Rights Agreement”), by and between the Company and the Rights Agent.

WHEREAS, pursuant to, and subject to the terms of, Section 27 of the Rights Agreement, at any time prior to the time at which any Person becomes an Acquiring Person, the Company may from time to time supplement or amend the Rights Agreement without the approval of any holders of Right Certificates, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent;

WHEREAS, the Board of Directors of the Company has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth herein; and

WHEREAS, no person has yet become an Acquiring Person and subject to and in accordance with the terms of this Amendment, the Company has directed and the Rights Agent has agreed to amend the Rights Agreement in certain respects, as more particularly set forth herein.

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree to modify the Rights Agreement as set forth below.

1. Amendments to Section 1

1.1. The following definition of the term “Stockholder Approval” is hereby inserted as new paragraph (y) of Section 1 to the Rights Agreement and the existing paragraphs (y) through (bb) are hereby re-lettered paragraphs (z) through (cc). The definition shall read in their entirety as follows:

“(y) ‘Stockholder Approval’ shall mean the approval of this Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding Common Shares of the Company entitled to vote, and present, or represented by proxy, at the meeting of stockholders of the Company duly held in accordance with the Company’s Amended and Restated Certificate of Incorporation and applicable law.”

2. Amendments to Section 7

2.1. Section 7.1(a) of the Rights Agreement is hereby deleted in its entirety and replaced with the following:

“(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, and an amount equal to any tax or charge required to be paid under Section 9 hereof, by certified check, cashier’s check or money order payable to the order of the Company, at or prior to the earliest of (i) the Close of Business on February 25, 2020 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, (iv) the repeal of Section 382 or any successor statute, or any other change, if the Board determines that this Agreement is no longer necessary for the preservation of tax benefits, (v) the beginning of a taxable year of the Company to which the Board determines that no tax benefits may be carried forward and no built-in losses may be recognized, (vi) February 25, 2011 if Stockholder Approval has not been obtained prior to such date, or (vii) a

A-2-1

determination by the Board, prior to the time any Person becomes an Acquiring Person, that the Rights Agreement and the Rights are no longer in the best interests of the Company and its stockholders (the earliest of the dates set forth in clauses (iv), (v), (vi) and (vii), the “Early Expiration Date”).”

3. Certification by the Company

Pursuant to Section 27 of the Rights Agreement, by its execution and delivery hereof, the Company hereby certifies that this Amendment complies with Section 27 of the Rights Agreement.

4. Confirmation of the Rights Agreement

Except as amended or modified hereby, all terms, covenants and conditions of the Rights Agreement as heretofore in effect shall remain in full force and effect and are hereby ratified and confirmed in all respects. This Amendment shall form a part of the Rights Agreement for all purposes, and each party hereto and thereto shall be bound hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

5. Governing Law

This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

6. Counterparts

This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument.

7. Severability

If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated; and provided further, that if any such excluded term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.

8. Descriptive Headings

Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

Mirant Corporation
By:
Name:
Title:

Mellon Investor Services LLC as Rights Agent
By:
Name:
Title:

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Annex B

2005 Omnibus Incentive Compensation Plan

Mirant Corporation

Effective December 2005

MIRANT CORPORATION 2005 Omnibus Incentive Compensation Plan

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. Mirant Corporation, a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Mirant Corporation 2005 Omnibus Incentive Plan, as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, Other Stock-Based Awards, Covered Employee Annual Incentive Awards, and Nonemployee Director Awards.

This Plan shall become effective upon the Effective Date (as defined in Section 1.3) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of the Plan. The purpose of this Plan is to provide a means whereby Employees and Directors of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3 Duration of the Plan. Following the adoption of the Plan by the Board, the Plan shall become effective as of the Effective Date (as defined in the Reorganization Plan), provided that the Reorganization Plan, which shall include the adoption of the Plan, is approved by a majority of the amount of Allowed Claims (within the meaning of the Reorganization Plan), within the 12-month period ending on the Effective Date. The Plan shall continue in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Article 20, until all Shares subject to the Plan are delivered pursuant to the Plan’s provisions and all restrictions on such Shares have lapsed; provided, however, that no Award may be granted under the Plan more than 10 years after the Effective Date. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than 10 years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

Article 2. Definitions

Whenever used in this Plan, the following capitalized terms shall have the meanings set forth below:

2.1 “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2 “Award” means a Nonqualified Stock Option, Incentive Stock Option, SAR, Restricted Stock Award, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award, Other Stock-Based Award, Covered Employee Annual Incentive Award, and Nonemployee Director Award granted pursuant to the terms and conditions of the Plan.

2.3 “Award Agreement” means either: (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cash-Based Awards” means an Award granted to a Participant as described in Article 9.

2.7 “Cause” shall have the meaning ascribed to such term in a Participant’s Award Agreement.

2.8 “Change of Control” means the occurrence of any of the following events:

(a)	Any “person” (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”)) becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company’s capital stock entitled to vote in the election of directors;

(b)

Persons who on 60th day following the Emergence Date constitute the Board (the “Emergence Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority thereof, provided that any person who becomes a director of the Company subsequent to the 60th day following the Emergence Date shall be considered an Emergence Director if such person’s election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Emergence Directors; but provided further that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Emergence Director;

(c)	Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; and

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10 “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, except with respect to matters which under any applicable law, regulation or rule, including any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 thereunder) or Code Section 162(m), are required to be determined in the sole discretion of the Committee.

2.11 “Company” means Mirant Corporation or any successor entity.

2.12 “Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13 “Covered Employee Annual Incentive Award” means an Award granted to a Covered Employee as described in Article 13.

2.14 “Director” means any individual who is a member of the Board of Directors of the Company.

2.15 “Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, as described in Article 15.

2.16 “Employee” means any person designated as an employee of the Company, its Affiliates, and/or Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, its Affiliates, and/or Subsidiaries as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, its Affiliates, and/or Subsidiaries without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, its Affiliates, and/or Subsidiaries during such period. As further outlined in Section 16.2, for purposes of this Plan, upon approval by the Committee, the term Employee may also include Employees that have been terminated from the Company subsequent to being granted an Award under the Plan.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

2.18 “Extraordinary Items” means (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

2.19 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.20 “Fair Market Value” or “FMV” means the opening, closing, actual, high, or low selling prices of a Share reported on the principal exchange on which the Shares are then listed or admitted for trading, on the applicable date (or, if the Shares were not traded on such date, then on the last preceding date on which the Shares were traded), the preceding trading day or an average of trading days during a specified period within 30 days before and 30 days after the applicable date, provided that the commitment to grant the Award based on such average of trading days is irrevocable before the beginning of such specified period, as determined by the Committee in its discretion. Unless the Committee determines otherwise and specifies in the Award Agreement, the closing price of a Share reported on the principal exchange on which the Shares are listed or admitted for trading on the applicable date, or, if the Shares were not traded on such date, then on the most recent date on which Shares were traded, shall be used for purposes of applying the immediately preceding sentence. If the Shares are traded over the counter at the time as of which a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low selling prices, closing bid and asked prices, or opening and closing prices of a Share on the applicable date (or, if such prices are not reported for such date, then on the last preceding date for which such prices were reported, or, if the Shares were not traded on such date, then on the last preceding date on which the Shares were traded), as determined by the Committee in its discretion. In the event Shares are not publicly traded at the time as of which a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner through the reasonable application of such reasonable valuation method as it deems appropriate. Such definition(s) of Fair Market Value shall be specified in each Award Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award. The basis for determining FMV shall be consistently used as determined by the Committee; in addition, if an average of trading days is used to determine FMV pursuant to the first sentence of this Section 2.20, such valuation method shall be used consistently for grants of NQSOs and SARs under the plan and such types of awards under similar programs of the Company. Notwithstanding the foregoing to the contrary, for purposes of the Exercise Price of any ISO, FMV shall be determined consistent with Code Section 422. In each case, the Committee shall determine Fair Market Value in a manner that satisfies the requirements of Code Section 409A, and shall apply the definition of Fair Market Value consistently to the extent required by Code Section 409A.

2.21 “Freestanding SAR” means an SAR that is granted independently of any Option, as described in Article 7.

2.22 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.23 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.24 “Insider” means an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.25 “Nonemployee Director” means a Director who is not an Employee.

2.26 “Nonemployee Director Award” means any Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.27 “Nonqualified Stock Option” or “NQSO” means an Option to purchase Shares granted to a Participant under the Plan in accordance with the terms and conditions set forth in Article 6 where such option is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

2.28 “Notice” means notice provided by the Participant to the Company in a manner prescribed by the Committee.

2.29 “Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Article 6. Options may be either ISOs or NQSOs.

2.30 “Other Stock-Based Awards” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted in accordance with the terms and conditions set forth in Article 10.

2.31 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.32 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.33 “Performance Measure” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.34 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.35 “Performance Share” means an Award granted to a Participant under the Plan in accordance with the terms and conditions set forth in Article 9, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.36 “Performance Unit” means an Award granted to a Participant under the Plan in accordance with the terms and conditions set forth in Article 9, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.37 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.38 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.39 “Plan” means the Mirant Corporation 2005 Omnibus Incentive Plan.

2.40 “Plan Year” means any calendar year.

2.41 “Reorganization Plan” means the certain Joint Chapter 11 Plan of Reorganization, filed September 30, 2005, for the Company and its affiliated debtors, as amended and/or supplemented from time to time.

2.42 “Restricted Stock” means an Award granted to a Participant under the Plan in accordance with the terms and conditions set forth in Article 8.

2.43 “Restricted Stock Unit” means an Award, whose value is equal to a Share, awarded under the Plan in accordance with the terms and conditions set forth in Article 8.

2.44 “SEC” means the Securities and Exchange Commission.

2.45 “Service Vesting Award” means an Award, the vesting of which is contingent solely on the continued service of the Participant as an Employee or a Director.

2.46 “Share” means a share of common stock of the Company, $0.01 par value per share.

2.47 “Stock Appreciation Right” or “SAR” means an Award granted to a Participant under the Plan and in accordance with the terms and conditions of Article 7. An SAR may be either a “Tandem SAR” or a “Freestanding SAR,” as defined in Article 7.

2.48 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than twenty-five percent (25%) by reason of stock ownership or otherwise.

2.49 “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company acquired by the Company, its Affiliates, and/or Subsidiaries, or with which the Company, its Affiliates, and/or Subsidiaries combine.

2.50 “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3. Administration of the Plan

3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, and, subject to Article 20, adopting modifications and amendments to this Plan or any Award Agreement, including, without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or Subsidiaries operate.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer with respect to Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Shares and Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Shares and Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to the Plan

4.1 Number of Shares Available for Award. Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be 18,575,851 Shares.

Subject to the foregoing limit on the number of Shares that may be delivered in the aggregate under the Plan, the maximum number of Shares that may be delivered with respect to the following types of Awards shall be as follows:

(a)	The maximum number of Shares that may be issued as ISOs shall be 5,000,000.

(b)	The maximum number of Shares that may be issued to Nonemployee Directors shall be 2,500,000 Shares. A Nonemployee Director may not be granted an Award covering more than 2,500,000 Shares in any Plan Year, except that this annual limit on Nonemployee Director Awards shall be increased to 5,000,000 Shares for any Nonemployee Director serving as Chairman of the Board; provided, however, that in the Plan Year in which an individual is first appointed or elected to the Board as a Nonemployee Director, such individual may be granted an Award covering up to an additional 2,500,000 Shares.

4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the exercise price of an Option is satisfied by delivering Shares to the Company (whether by actual delivery or by attestation), only the net number of Shares actually issued by the Company shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan. Shares withheld from an Option or other Award to satisfy minimum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan, but Shares delivered by a Participant (whether by actual delivery or by attestation) to satisfy tax withholding requirements shall not be added back to the number of Shares available for issuance under the Plan. If an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3 Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be 5,000,000.

(b)	SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be 5,000,000.

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be 5,000,000 Shares.

(d)	Performance Shares or Performance Units: The maximum aggregate grant with respect to Awards of Performance Shares made in any Plan Year to any one Participant shall be 5,000,000 Shares. The maximum aggregate amount awarded with respect to Performance Units made in any Plan Year to any one Participant shall not exceed the value of 5,000,000 Shares.

(e)	Cash-Based Awards: The maximum aggregate amount awarded with respect to Cash-Based Awards made in any Plan Year to any one Participant shall not exceed $20,000,000.

(f)	Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards made in any one Plan Year to any one Participant shall be 5,000,000 Shares.

(g)	Covered Employee Annual Incentive Award. The maximum aggregate amount awarded with respect to Covered Employee Annual Incentive Awards made in any Plan Year to a Covered Employee shall not exceed $6 million dollars.

4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Exercise Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods, subject to the requirements of Article 12 in the case of Awards intended to qualify as Performance-Based Compensation. The Committee shall not make any adjustment pursuant to this Section 4.4 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Section 409A; or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 20, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Code Section 422 and deferred compensation rules under Code Section 409A, where applicable.

4.5 Substitute Awards. Any Shares delivered upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for delivery under the Plan; provided, however, that the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be the number of Shares set forth in Section 4.1(a), as adjusted pursuant to Section 4.4.

Article 5. Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

5.3 Nonemployee Director Awards. Each Director shall be eligible to receive Nonemployee Director Awards, all in accordance with the terms and conditions of the Plan, provided that, as of the grant date of such a Nonemployee Director Award, such Director is not an Employee of the Company.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Section 422). However, if a Participant provides services to an Affiliate and/or Subsidiary and not to the Company, the Participant may be granted an Option only to the extent that the Company qualifies as a “service recipient” with respect to the Participant for purposes of Code Section 409A; provided that such definition of “service recipient” shall be determined by (a) applying Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Treasury Regulations Section 1.414(c)-2, and (b) where the use of Shares with respect to the grant of an Option to such a Participant is based upon legitimate business criteria, by applying Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Code Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Treasury Regulations Section 1.414(c)-2.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Exercise Price. The Exercise Price for each grant of an Option under this Plan shall be determined by the Committee, in its discretion, and shall be specified in the Award Agreement; provided, however, the Exercise Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.

6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten (10) years.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a Notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Exercise Price. The Exercise Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price prior to their tender to satisfy the Exercise Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state or non-U.S. securities laws applicable to such Shares.

6.8 Termination of Employment or Directorship. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. However, if a Participant provides services to an Affiliate and/or Subsidiary and not to the Company, the Participant may be granted an SAR only to the extent that the Company qualifies as a “service recipient” with respect to the Participant for purposes of Code Section 409A; provided that such definition of “service recipient” shall be determined by (a) applying Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Treasury Regulations Section 1.414(c)-2, and (b) where the use of Shares with respect to the grant of a SAR to such a Participant is based upon legitimate business criteria, by applying Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Code Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Treasury Regulations Section 1.414(c)-2.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Exercise Price of the related Option.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Exercise Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

7.6 Settlement of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

The payment upon SAR exercise shall be in Shares or cash, as determined by the Committee.

7.7 Termination of Employment or Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.8 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock or Restricted Stock Unit Award Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Mirant Corporation 2005 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Mirant Corporation.

8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Termination of Employment or Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

8.8 Compliance With Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit shall be paid in full to the Participant no later than the 15th day of the third month after the end of the first calendar year in which the Restricted Stock Unit is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Restricted Stock Unit is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are designed to satisfy the requirements of Section 409A.

Article 9. Performance Units, Performance Shares and Cash-Based Awards

9.1 Grant of Performance Units, Performance Shares, and Cash-Based Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units, Performance Shares, and/or Cash-Based Awards to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units, Performance Shares, and Cash-Based Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units, Performance Shares or Cash-Based Awards that will be paid out to the Participant.

9.3 Earning of Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units, Performance Shares or Cash-Based Awards shall be entitled to receive payout on the value and number of Performance Units, Performance Shares or Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units, Performance Shares, and Cash-Based Awards. Payment of earned Performance Units, Performance Shares or Cash-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units, Performance Shares or Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units, Performance Shares, or Cash-Based Awards as soon as practicable after the end of the Performance Period and following the Committee’s determination of actual performance against the Performance Measures and related goals established by the Committee. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Termination of Employment or Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units, Performance Shares, and/or Cash-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units, Performance Shares, or Cash-Based Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

9.6 Compliance With Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Performance Share or Performance Unit shall be paid in full to the Participant no later than the 15th day of the third month after the end of the first calendar year in which the Performance Share or Performance Unit is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Performance Share or Performance Unit is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are designed to satisfy the requirements of Section 409A.

Article 10. Other Stock-Based Awards

10.1 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such

Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2 Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.3 Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.4 Termination of Employment or Directorship. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Awards of Other Stock-Based Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

10.6 Compliance With Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Cash-Based Award or Other Stock-Based Award shall be paid in full to the Participant no later than the 15th day of the third month after the end of the first calendar year in which the Cash-Based Award or Other Stock-Based Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Cash-Based Award or Other Stock-Based Award is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are designed to satisfy the requirements of Section 409A.

Article 11. Transferability of Awards

11.1 Transferability of Incentive Stock Options. No ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under Article 6 shall be exercisable during his or her lifetime only by such Participant.

11.2 All Other Awards. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to Section 11.1. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, subject to Section 11.1, all Awards granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant. With respect to those Awards (other than ISOs), if any, that are permitted to be transferred to another individual, references in this Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

Article 12. Performance Measures

12.1 Performance Measures. The objective performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales or revenue;

(d)	Net operating profit;

(e)	Return measures (including return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expenses;

(l)	Margins;

(m)	Operating efficiency;

(n)	Market share;

(o)	Customer satisfaction;

(p)	Working capital; and

(q)	Economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Such performance goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m)(4)(C), or any successor provision thereto, and the regulations thereunder, for performance-based compensation, and may be set forth in the applicable Award Agreement. Any Performance Measure(s) may be used to measure the performance of the Company, its Affiliates, and/or Subsidiaries as a whole or any business unit of the Company, its Affiliates, and/or Subsidiaries or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

12.2 Evaluation of Performance. Notwithstanding any other provision of this Plan, payment or vesting of any such Award shall not be made until the Committee certifies in writing that the applicable performance goals and any other material terms of such Award were in fact satisfied, except as otherwise provided in Section 12.3. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting of such Awards on performance measures other than those set forth in Section 12.1.

Article 13. Covered Employee Annual Incentive Award

The Committee may designate Covered Employees who are eligible to receive an annual incentive award with respect to any Plan Year based on the attainment of certain goals, which may determine the degree of the payout and/or vesting which are designed to qualify for the Performance-Based Exception. The performance measure(s) to be used for purposes of determining a Covered Employees annual incentive award shall be selected from the list provided in Article 12 of this Plan. The provisions, including but not limited to the evaluation of performance and adjustment provisions set forth in Article 12 of this Plan, shall also be applicable to any Covered Employee Annual Incentive Award.

Article 14. Nonemployee Director Awards

Nonemployee Directors may only be granted Awards under the Plan in accordance with this Article 14 and which shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: the number of committees of the Board on which a Nonemployee Director serves, service of a Nonemployee Director as the chair of a Committee of the Board, service of a Nonemployee Director as Chairman of the Board, or the first selection or appointment of an individual to the Board as a Nonemployee Director. Subject to the limits set forth in Section 4.1(b) and the foregoing, the Board shall grant such Awards to Nonemployee Directors and any Nonemployee Chairman of the Board, and grant new Nonemployee Director Awards, as it shall from time to time determine.

Article 15. Dividends and Dividend Equivalents

The Committee may grant dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Award. The dividends or dividend equivalents may be credited as of the dividend payment dates, during the period between the date the Award is granted and the date the Award vests. The dividends or dividend equivalents may be subject to any limitations and/or restrictions determined by the Committee. Dividend equivalents shall be converted to cash or additional Shares by such formula and at such time, and shall be paid at such times, as may be determined by the Committee. Unless the Award Agreement provides otherwise, such dividend equivalents shall be paid to the Participant at least annually, not later than the 15th day of the third month following the end of the calendar year in which the dividend equivalents are credited (or, if later, the 15th day of the third month following the end of the calendar year in which the dividend equivalents are no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A). Any dividend equivalents that are accumulated and paid after the date specified in the preceding sentence shall be explicitly set forth in a separate arrangement that provides for the payment of the dividend equivalents at a time and in a manner that satisfies the requirements of Code Section 409A.

Article 16. Effects of Transfer, Leave of Absence, or a Change in Status

16.1 Transfer of Employment or Leave of Absence. For purposes of the Plan, a transfer of an Employee from the Company to an Affiliate or Subsidiary (or, for purposes of any ISO granted under the Plan, only a

Subsidiary), or vice versa, or from one Affiliate or Subsidiary to another (or, in the case of an ISO, only from one Subsidiary to another), and a leave of absence, duly authorized in writing by the Company, shall not be deemed a termination of employment of the Employee for purposes of the Plan or with respect to any Award (in the case of ISOs, to the extent permitted by the Code).

16.2 Change in Status. The Committee shall have the discretion to determine the effects upon any Award, upon an individual’s status as an Employee or Director for purposes of the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the exercisability, vesting, termination or expiration of any Award in the case of: (a) any Participant who is employed by an entity that ceases to be an Affiliate or Subsidiary (whether due to a spin-off or otherwise), (b) any transfer of a Participant between locations of employment with the Company, an Affiliate, and/or Subsidiary or between the Company, an Affiliate or Subsidiary or between Affiliates or Subsidiaries, (c) any leave of absence of a Participant, (d) any change in a Participant’s status from an Employee to a consultant or Director, or vice versa; and (e) upon approval by the Committee, any Employee who is terminated by the Company however becomes employed by a partnership, joint venture, corporation or other entity not meeting the requirements of an Affiliate or Subsidiary, subject, in each case, to the requirements of Code Section  422 applicable to any ISOs.

Article 17. Rights of Participants

17.1 Rights or Claims. No individual shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable Award Agreement. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than with such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award, or to all Awards, or as are expressly set forth in the Award Agreement evidencing such Award. Without limiting the generality of the foregoing, nothing contained in the Plan or in any Award Agreement shall be deemed to:

(a)	Give any Employee or Director the right to be retained in the service of the Company, its Affiliates and/or Subsidiaries, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(b)	Restrict in any way the right of the Company, its Affiliates and/or Subsidiaries to terminate, change or modify any Employee’s employment or any Director’s service as a Director at any time with or without cause;

(c)	Give any Employee or Director the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company, its Affiliates and/or Subsidiaries, nor be construed as limiting in any way the right of the Company, its Affiliates and/or Subsidiaries to determine, in its sole discretion, whether or not it shall pay any Employee or Director bonuses, and, if so paid, the amount thereof and the manner of such payment; or

(d)	Give any Participant any rights whatsoever with respect to an Award except as specifically provided in the Plan and the Award Agreement.

17.2 Adoption of Plan. The adoption of the Plan shall not be deemed to give any Employee or Director of the Company, its Affiliates and/or Subsidiaries or any other individual any right to be selected as a Participant or to be granted an Award.

Article 18. Withholding

18.1 Tax Withholding. The Company, its Affiliates and/or Subsidiaries are authorized to withhold from any Award granted or payment due under the Plan the amount of all Federal, state, local and non-United States taxes due in respect of such Award or payment and to take any such other action as may be necessary or appropriate in the opinion of the Committee to satisfy all obligations for the payment of such taxes.

The recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company, as determined in the Committee’s discretion, for the satisfaction of any withholding tax obligations that arise by reason of any payment or distribution. The Company shall not be required to make any payment or distribution under or relating to the Plan or any Award until such obligations are satisfied or such arrangements are made, as determined by the Committee in its discretion.

18.2 Withholding or Tendering Shares. Without limiting the generality of Section 18.1, the Committee in its discretion may permit a Participant to satisfy or arrange to satisfy, in whole or in part, the withholding tax obligations incident to an Award by: (a) electing to have the Company withhold a portion of the Award otherwise deliverable to such Participant pursuant to such Award (provided, however, that the amount of any Award so withheld shall not exceed the amount necessary to satisfy required withholding tax obligations using the minimum statutory withholding rates for Federal, state, local and/or non-United States tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant and purchased or held for the requisite period of time as may be required to avoid the Company’s, its Affiliates’ and/or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of a Share on the payment date as determined by the Committee.

The satisfaction of withholding taxes pursuant to this Article 18 shall be subject to such restrictions as the Committee may impose, including any restrictions required by applicable law or the rules and regulations of the SEC.

Article 19. Change of Control

19.1 Change of Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 19 shall apply in the event of a Change of Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

Upon a Change of Control, except to the extent that another Award meeting the requirements of Section 19.2 (a “Replacement Award”) is provided to the Participant to replace such Award (the “Replaced Award”), and except as provided in the following paragraph, all then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, and all other then-outstanding Awards that are Service Vesting Awards shall vest in full and be free of restrictions. In such event, the Committee shall notify the Participant that his or her Awards shall be fully exercisable for a period of not less than fifteen (15) days from the date of such notice, contingent upon the consummation of the event giving rise to the Change of Control, and upon the expiration of such period any unexercised Awards shall terminate. The treatment of any other Awards shall be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

If an Award is subject to Code Section 409A, the Committee may accelerate the vesting of the Award upon a Change in Control, but the Committee shall not accelerate the date on which the Award is paid. The Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that the extension would cause the Option or Stock Appreciation Right to become subject to Code Section 409A.

19.2 Replacement Awards. An Award shall meet the conditions of this Section 19.2 (and hence qualify as a Replacement Award) if: (i) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control; and (iii) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 19.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion. Any such Replacement Awards shall comply with the requirements of Code Sections 422, 424 and 409A, as the Committee determines applicable.

19.3 Termination of Employment. Unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Agreement, upon a termination of employment or termination of directorship of a Participant occurring in connection with or during the period of two (2) years after such Change of Control, other than for Cause, (i) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before the termination of employment or termination of directorship that the Participant held as of the date of the Change of Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following such termination or until the expiration of the stated term of such Option or SAR, whichever period is shorter; provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

Article 20. Amendment, Modification, Suspension, and Termination

20.1 Amendment, Modification, Suspension, and Termination. Subject to Section 20.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Exercise Price of a previously granted Option or the Grant Price of a previously granted SAR, and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

20.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. Any such adjustment made with respect to an Award intended to be an ISO shall be made only to the extent consistent with such intent, unless the Committee determines otherwise, and any such adjustment that is made with respect to an Award that is intended to qualify as Performance-Based Compensation shall be made consistent with the intent that such Award qualify for the performance-based compensation exception under Code Section 162(m) (or any successor provision). Additionally, the Committee shall not make any adjustment pursuant to this Section 20.2 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Section 409A; or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

20.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 20.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

20.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated there under.

Article 21. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 22. Miscellaneous Provisions

22.1 Consent to Terms and Conditions. By accepting any benefit under the Plan, each Participant and each individual claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board.

22.2 Beneficiary Designation. Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.

22.3 Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)	If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the SEC (whichever just occurred) of the financial document embodying such financial reporting requirement.

22.4 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

22.5 Drafting Context. The words “Article” and “Section” shall refer to provisions of the Plan, unless expressly indicated otherwise. Wherever any words are used in the Plan or any Award Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

22.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22.7 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

22.8 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

22.9 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.10 Investment Representations. The Committee may require each individual receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such individual is acquiring Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe.

22.11 Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of Shares pursuant to Options granted under the Plan shall constitute general funds of the Company. The costs and expenses of the Plan shall be borne by the Company, including expenses of issuing Shares pursuant to any Awards granted hereunder.

22.12 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

22.13 Fractional Shares. An Option or other Award shall not be exercisable with respect to a fractional Share. No fractional Shares shall be issued upon the exercise or payment of an Option or other Award.

22.14 Retirement and Welfare Plans. Payments and other compensation received by a Participant under an Award shall not be deemed part of such Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company, its Affiliates and/or Subsidiaries, unless expressly so provided by such other plan, contract or arrangement.

22.15 Nonexclusivity of this Plan. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company, its Affiliates and/or Subsidiaries, or prevent or limit the right of the Company, its Affiliates and/or Subsidiaries to establish any other forms of incentives or compensation for their Employees or Directors.

22.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s, its Affiliates’ and/or Subsidiaries’ right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company, its Affiliates, and/or Subsidiaries to take any action which such entity deems to be necessary or appropriate.

22.17 Limits of Liability. Any liability of the Company, its Affiliates and/or Subsidiaries to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

None of the Company, any Affiliate or Subsidiary or any member of the Committee or the Board, or any other Person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

22.18 Deferred Compensation. If any Award would be considered deferred compensation as defined under Code Section 409A and would fail to meet the requirements of Code Section 409A, then such Award shall be null and void. However, the Committee may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan, or a subplan which (in each case) meets the requirements of Code Section 409A. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A.

22.19 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees and/or Directors outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees and/or Directors outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 22.19 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

22.20 Governing Law. Except as to matters concerning the issuance of Shares or other matters of corporate governance, which shall be determined, and related Plan and Award provisions construed, under the General Corporation Law of the State of Delaware, the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

22.21 Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by the individual in connection with or resulting from any claim, action, suit, or proceeding to which the individual may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by the individual in settlement thereof, with the Company’s approval, or paid by the individual in satisfaction of any judgment in any such action, suit, or proceeding against the individual, provided the individual shall give the Company an opportunity, at its own expense, to handle and defend the same before the individual undertakes to handle and defend it on the individuals own behalf, unless such loss, cost, liability, or expense is a result of the individuals own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

22.22 No Guarantee of Favorable Tax Treatment. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

MIRANT CORPORATION 1155 PERIMETER CENTER WEST ATLANTA, GA 30338	VOTE BY INTERNET - www.proxyvote.com

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MIRANT CORPORATION				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” ALL THE NOMINEES LISTED.				☐	☐	☐
1.	Election of eight directors for term ending in 2011
Nominees:
	01) Thomas W. Cason	06) Edward R. Muller
	02) A.D. (Pete) Correll	07) Robert C. Murray
	03) Terry G. Dallas	08) William L. Thacker
04) Thomas H. Johnson
05) John T. Miller
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 2, 3 AND 4.									For	Against	Abstain
2.	Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm for 2010								☐	☐	☐
3.	Stockholder Rights Plan								☐	☐	☐
4.	Material Terms of the Performance Goals Included in the Mirant Corporation 2005 Omnibus Incentive Compensation Plan								☐	☐	☐
THE BOARD RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.
5.	Stockholder Proposal regarding Quantitative Goals for Reducing Total Greenhouse Gas Emissions								☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.							☐
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M20599-P89729

MIRANT CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 6, 2010

The stockholder(s) hereby appoint(s) Edward R. Muller and J. William Holden, III, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Mirant Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Daylight Time, on May 6, 2010, at Mirant Corporation’s corporate headquarters, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF APPOINTMENT OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010, FOR APPROVAL OF THE STOCKHOLDER RIGHTS PLAN, FOR APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS INCLUDED IN THE MIRANT CORPORATION 2005 OMNIBUS INCENTIVE COMPENSATION PLAN, AND AGAINST THE STOCKHOLDER PROPOSAL REGARDING QUANTITATIVE GOALS FOR REDUCING TOTAL GREENHOUSE GAS EMISSIONS.

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